File No. 333-267563

As filed with the Securities and Exchange Commission on October 20, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

to

FORM A-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	2836	47-4180540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7595 SW 33rd Street, Suite 246

Davie, Florida, 33314

(888) 963-7881

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Matthew Sinnreich

Acting Chief Executive Officer

7595 SW 33rd Street, Suite 246

Davie, Florida, 33314

(888) 963-7881

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Gutiérrez Bergman Boulris, PLLC

901 Ponce De Leon Blvd., Suite 303

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2022

PROSPECTUS

ORGANICELL REGENERATIVE MEDICINE, INC.

100,000,000 Shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to an aggregate of 100,000,000 shares of common stock of Organicell Regenerative Medicine, Inc. (the “Company,” “Organicell,” “we” or “us”) by Tysadco Partners, LLC, a Delaware limited liability company (“Tysadco” or the “Selling Stockholder”). The Resale Shares registered in accordance with this registration statement are being registered solely pursuant to the terms of that certain Purchase Agreement dated September 1, 2022 (the “Purchase Agreement”), which is further described elsewhere in this prospectus. The Purchase Agreement permits us to “put” up to $10,000,000 in shares of our common stock to Tysadco over a period of up to 24 months.

The resale of such shares by Tysadco pursuant to this prospectus is referred to herein as the “Offering.” Provided that the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (, we may sell to the Selling Stockholder a presently indeterminate number of shares from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

The Selling Stockholder may offer all or a portion of the shares for resale from time to time through public or private transactions, at either fixed prices, at prevailing market prices at the time of sale or at privately negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” on page 32 of this prospectus.

We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholder.

However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tysadco under the Purchase Agreement. When we put an amount of shares to Tysadco, the per-share purchase price that Tysadco will pay to us in respect of the put will be equal to 80% of the of the two lowest individual daily VWAPs during the ten (10) trading days preceding the drawdown or put notice (the “Valuation Period”). All expenses of registration in connection with this Offering are being borne by us, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “OCEL.” On October 19, 2022, the closing price for our common stock was $0.042 as reported by OTC Markets Group, Inc.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October __, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions. A prospectus supplement may add, update or change information contained in this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of our products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “expectation,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should” and other words or expressions of similar meaning are intended by us to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this prospectus. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Forward-looking statements include, but are not limited to, the following:

●	Our products’ advantages;

●	Expectations regarding our future growth;

●	Expectations regarding available cash resources to fund current operations and future growth;

●	Our ability to comply with regulations governing the production and sale of our products;

●	Our ability to receive regulatory approvals;

●	Market opportunities for our services and products;

●	Our ability to compete effectively;

●	Our ability to respond to market forces; and

●	Our ability to protect our intellectual property.

Actual results and outcomes may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in “Risk Factors.” Except as expressly required by the federal securities laws, we undertake no obligation to update or to publicly announce changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

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PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares our selling stockholders are offering. You should very carefully and thoroughly read and review the more detailed information in this prospectus and our consolidated financial statements included elsewhere in this prospectus.

Unless the context otherwise requires, references in this prospectus to the “Company,” “Organicell,” “we,” “our” and “us” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Business Overview

We are a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and regenerative medicine. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring extracellular vesicles, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent (“RAAM Products”). Our RAAM Products and related services are principally used in the health care industry administered through doctors and clinics (“Providers”).

Organicell operates an extracellular vesicle processing laboratory in Davie, Florida, and Basalt, Colorado each for the purpose of performing research and development and the manufacturing and processing of the anti-aging and cellular therapy derived products that we sell and distribute to our customers.

The Company’s leading product, Zofin™ (also known as Organicell™ Flow), is an acellular, biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, chemokines, and 102 unique microRNAs as well as other exosomes/nanoparticles derived from perinatal tissues.

To date, the Company has obtained certain Investigational New Drug (“IND”), and 18 emergency IND (“eIND”) approvals from the FDA, including applicable Institutional Review Board (“IRB”) approvals which authorized the Company to commence clinical trials or treatments in connection with the use of Zofin™ and related treatment protocols. The Company is pursuing efforts to complete its already approved clinical studies (as described below) as well as obtaining approval to commence additional studies for other specific indications it has identified that the use of its products will provide more favorable and desired health related benefits for patients seeking alternative treatment options than are currently available. The ability of the Company to succeed in these efforts is subject to among other things, the Company having sufficient available working capital to fund the substantial costs of completing clinical trials, which the Company currently does not have, and ultimately, obtaining approval from the FDA.

New FDA guidance which was announced in November 2017 and which became effective in May 2021 (postponed from November 2020 due to the COVID-19 pandemic) requires that the sale of products that fall under Section 351 of the Public Health Services Act pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products (“HCT/Ps”) can only be sold pursuant to an approved biologics license application (“BLA”).

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. Notwithstanding the foregoing, we are undertaking efforts on an ongoing basis to mitigate any potential risks associated with an adverse ruling by the FDA and the subsequent limitations on our ability to continue to generate revenues from the sale of our products in the United States until the Company obtains the required licenses. The efforts include continuing with clinical trials, expanding sales internationally and developing new product offerings and/or designations of products that would not fall under these regulations.

In June 2021, the Company announced that it was launching a service platform for its first autologous product called Patient Pure XTM (“PPXTM”). PPXTM is a non-manipulated biologic containing the nanoparticle fraction from a patient’s own peripheral blood. The Company began to accept minimal orders for this service since October 2021.

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Recent Developments Regarding Zofin™ and Other Products

In April 2020, the FDA approved an IND application for the Company’s lead product, Zofin™ (IND # 19881), for a Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of Organicell™ Flow for the Treatment of Moderate to Severe Acute Respiratory Syndrome (“SARS”) Related to COVID-19 Infection vs Placebo. The IRB was approved by the Institute of Regenerative and Cellular Medicine (“IRCM”) during June 2020 (approval number: IRCM-2020-254). Enrollment for the clinical trial began in September 2020. A total of ten patients have been enrolled to the study thus far and currently the clinical trial is not enrolling subjects due to the challenges of enrolling the remaining study population.

In March 2021, Organicell entered into a Material Cooperative Research and Development Agreement with the Centers for Disease Control and Prevention (the “CDC”) to determine the anti-inflammatory and anti-infective effectiveness of Zofin™ in experimental models of influenza infection. Pursuant to the agreement, Organicell will supply the CDC with Zofin™ and using well established in vitro and in vivo experimental models of influenza infection, the CDC will test the anti-infective and anti-inflammatory properties of Zofin™. All the proposed experiments will be performed in the appropriate biosafety levels and approved protocols at the Immunology and Pathogenesis Branch / Influenza Division of the CDC.

In April 2021, the Company entered into a similar agreement with Oklahoma State University to evaluate Zofin™ for the treatment of respiratory diseases caused by virus infections of pandemic potential and the FDA approved an IND application for Zofin™, in the treatment of knee osteoarthritis.

In June 2021, Organicell announced the results of its expanded access (EA) intermediate size patient population trial (NCT04657406) for treatment of COVID-19 patients with Zofin™, which EA trial had been authorized by the FDA in September 2020. The results of the EA trial indicated that treatment of participants with Zofin™:

●	met endpoints for safety and efficacy in patients with mild to moderate COVID-19;

●	mitigated mild and moderate symptoms;

●	improved pulmonary opacities detected in chest X-rays; and

●	improved inflammatory biomarkers.

The trial was conducted at United Memorial Medical Center in Houston, Texas. The study enrolled a total of 11 subjects: adults between the age of 35 to 69 who were fighting COVID-19 infection and presented respiratory fatigue with and without exertion, cough, and shortness of breath and met all inclusion/exclusion criteria. One patient withdrew before receiving any doses of Zofin™. Two subjects withdrew at day 14 post treatment with Zofin™. As a result, eight subjects completed the day 30 follow-up and are included in the data analysis. The administration of Zofin™ in the trial was well tolerated in all enrolled subjects, with no adverse events. Chest X-ray data demonstrated that 75% of subjects had bilateral opacities caused by COVID-19 infection at day 0 (baseline), prior to treatment with Zofin™ and thirty (30) days after Zofin™ treatment, chest X-ray data showed 83% of treated subjects had normal lung imaging, indicating complete recovery. Upon such time that Organicell enrolls and submits additional patient data from the above-mentioned study, Organicell intends to submit the updated results of the trial to the FDA for approval of an amendment to the Company’s previously approved IND (NCT04384445) to perform a placebo-controlled Phase II clinical trial to confirm safety and efficacy in a randomized fashion.

The Company is currently in the process of pursuing the implementation of three other previously approved clinical trials:

●	In January 2021, the Company announced that the FDA had approved an IND application for its lead product, Zofin™, in the treatment of patients diagnosed with chronic obstructive pulmonary disease (“COPD”). This approved trial design will be a double blinded, placebo-controlled, phase I/II trial investigating the safety and potential efficacy of intravenous infusion (IV) of Zofin™ for the treatment of COPD. The Company and the clinical research organization (“CRO”) are currently working to initiate the trial which the Company expects enrolment to begin during the quarter ending October 31, 2022, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company having sufficient working capital to finance the trial, as to all of which no assurance can be given.

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●	In April 2021, the Company announced that the FDA had approved the IND application for its lead product, Zofin™, in the treatment of knee osteoarthritis. This approved trial design, will be a double blinded, placebo-controlled, phase I/II trial investigating the safety and potential efficacy of Zofin™ for patients suffering with knee osteoarthritis. The Company and the CRO are currently working to initiate the trial which the Company expects enrolment to begin during the fiscal year ended October 31, 2023, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company having sufficient working capital to finance the trial, as to all of which no assurance can be given.

●

In July 2021, the Company announced that the FDA had approved an IND application for its lead product, Zofin™, for the treatment of ‘Prolonged COVID-19 Symptoms’ (“Long Haulers”). This approved trial design consists of a double blinded, placebo-controlled, randomized phase I/II trial designed to investigate the safety and potential efficacy of Zofin™ in treating COVID-19 Long Haulers.

Organicell has secured two sites to date to carry out the trial, NewportNativeMD. Newport Beach, California and United Memorial Medical Center, Houston, Texas. The trial, organized and operated through Proxima Clinical Research, a Houston-based CRO, is anticipated to begin enrolling participants during the fiscal year ended October 31, 2022 with the full enrolment of 30 patients expected to be completed no later than March 2023. Based on the timing to successfully enrol all patients, Organicell plans to complete the trial no later than March 2024.

Patients enrolled in the study will have met prescribed Long Hauler conditions, with subjects experiencing consistent symptoms of a COVID-19 infection for a prolonged period of time, which is greater than 6 weeks and less than 12 months. Enrolled patients will receive 3 doses of Zofin™ in accordance with the study protocol.

The trial objectives are to demonstrate the safety and potential efficacy of Zofin™ administered intravenously in subjects experiencing prolonged COVID-19 symptoms. Based on the successful outcome of this trial, the Company intends to immediately submit efficacy data gathered to the FDA to obtain approval for an amendment to its Investigational New Drug (IND) application to begin a Phase II/III trial that will focus on the efficacy of Zofin™ in the treatment of COVID-19 Long Haulers.

In April 2021, we announced that an initial trial of ten COVID -19 patients in India conducted by CWI India, our Indian partner, generated positive results. The trial had been conducted by CWI India, our Indian partner with whom we had entered a product testing and distribution agreement in February 2021, to collaborate on a study or studies to evaluate the effects of Zofin™ on moderate to severe COVID-19 patients in India. The ten patients in the initial trial were treated at hospitals in Bangalore, Kozhikode and Chennai, and all ten patients recovered from their symptoms and were discharged from the hospital. Based on the initial results of this trial, CWI India has since been seeking to obtain government approval to conduct an expanded trial of up to sixty-five patients with moderate to severe COVID-19, who were to be treated at these hospitals. To date, CWI India has not yet obtained the required approval and it is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with CWI India.

In May 2021, the Company announced that its Zofin™ therapy has been approved by Pakistani regulators to be used for a treatment of a named COVID-19 patient hospitalized at the Pakistan Institute of Medical Sciences on compassionate grounds. In addition to this compassionate grounds authorization, Organicell received further indications from the Pakistani regulators to begin a broader trial of ZofinTM with up to 60 additional patients suffering from moderate to severe COVID-19. The Company has already shared data with Pakistani regulatory authorities in the country in support of this effort. To date, the Company and the Company’s Pakistani partner for the proposed study have not yet obtained the required approval and the Company is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with the Company’s Pakistani partner.

Recent Corporate Developments

Capital Raise and Corporate Restructuring Transaction

On August 19, 2022 (“Closing”), the Company consummated a $4.0 million capital raise and corporate restructuring transaction.

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Stock Purchase Agreements

At Closing, the Company entered into stock purchase agreements (each, an “SPA” and collectively, the “SPAs”) with Skycrest Holdings, LLC (“Skycrest”), Greyt Ventures LLC (“Greyt”), Beyond 100 FZE (“Beyond 100”) and Smart Co. Holding Pte. Ltd. (“Smart Co,” and together with Skycrest, Greyt and Beyond 100, individually, an “Investor” and collectively, the “Investors”).

Skycrest and Greyt are Nevada and Delaware limited liability companies, respectively, which are based in South Florida. Beyond 100 and Smart Co. are Dubai and Singapore corporations, respectively, affiliated with Dr. Bhupendra Kumar Modi, a well-known industrialist and entrepreneur in India and Singapore.

Pursuant to the SPAs, the Company issued each Investor 50,000,000 shares of the Company’s common stock (“Shares”) at a price of $0.02 per Share ($1,000,000). In addition, under the SPAs with Skycrest and Greyt, the Company issued each of them 50 shares of newly designated Series C Non-Convertible Preferred Stock (the “Series C Preferred Shares”).

The Series C Preferred Shares vote together with Shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle Skycrest and Greyt to each exercise 25.5% of the total combined voting power of the Company, without regard to the number of shares of common stock outstanding. The Series C Preferred Shares are not convertible into common stock, do not have any dividend rights and do have a nominal liquidation preference. The Series C Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series C Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series C Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the shares of common stock purchased pursuant to its SPA and shares of common stock issued or issuable upon exercise of the Consulting Warrants (as described below) or in the event the holder transfers or seeks to transfer the Series C Preferred Shares, other than by the laws of descent and distribution.

The SPAs with Skycrest and Greyt, also grant them the right, acting jointly, to designate a majority of the nominees to be elected to the Company’s board of directors at each annual meeting of the Company’s stockholders (the “Designation Right”). The Designation Right expires at such time as the Preferred Shares are no longer outstanding.

As a result of the issuance to Skycrest and Greyt of the Preferred Stock and the granting to them of the Designation Right, a “Change in Control” of the Company is deemed to have occurred.

The SPA with Beyond 100 grants that Investor a right of first refusal for a period of 18 months from Closing with respect to any bona fide offer, or proposal received by the Company from or agreement in principal reach by the Company with a third party to enter into an exclusive arrangement providing for manufacturing, distributing, licensing, and commercializing any of its existing and/or future products and services to be manufactured, licensed and/or distributed by the Company or any of its subsidiaries in India.

The SPAs also accord the Investors registration rights under the Securities Act, pursuant to which the Company has agreed to file a registration statement under the Securities Act with the SEC within 180 days of Closing and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days thereafter. The registration statement will cover the resale of the Shares pursuant to the SPAs, and in the case of Skycrest and Greyt, the Shares issued or issuable upon exercise of the Consulting Warrants. The SPAs also provide the Investors “piggy-back” registration rights with respect to their respective Shares.

Consulting Agreements

At Closing, the Company also entered into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (a) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth therein; and (b) Skycrest and Greyt are being compensated for their services by the Company issuing to each of them at closing ten (10) year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Consulting Agreement Warrants”), which Warrants are exercisable on a “cashless” basis.

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Changes in the Board of Directors

At Closing, Albert Mitrani, Dr. Allen Meglin and Michael Carbonara stepped down as directors of the Company. On September 23, 2022, additional directors were appointed to the board, the majority of whom are “independent” in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market, LLC.

Changes in Management Compensation

Pursuant to the SPAs, the following changes in management compensation were implemented at Closing:

●	Each of Albert Mitrani, Dr. Maria Ines Mitrani and Ian Bothwell entered into an amendment to their respective employment agreements providing for (a) setting their respective base salaries at $300,000 per annum; (b) limits on cell phone, automobile and other monthly allowances; (b) elimination of any compensation associated with commissions, fixed bonus, increases to base salary (based on revenue milestones), and/or tax make-whole provisions associated with equity grants; and (c) deletion of change in control provisions and termination provisions.

●	Albert Mitrani and Dr. Maria Ines Mitrani each waived all accrued but unpaid compensation, except for two unpaid base salary payments outstanding as of July 31, 2022. The Company, Albert Mitrani and Dr. Maria Ines Mitrani also agreed to terminate the leases with Mariluna LLC for use of Albert Mitrani’s and Mari Mitrani’s Miami, FL and Aspen, Colorado homes, effective July 13, 2022. The Company, Mr. Mitrani and Dr. Mitrani are reviewing the payments to be reimbursed as a result of the corporate restructuring transaction.

●	Ian Bothwell waived all unpaid and accrued compensation except for four unpaid base salary payments outstanding as of July 31, 2022, in exchange for ten-year warrants to purchase 30,000,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis” and a cash payment of $50,000 at Closing. The Company and Mr. Bothwell agreed that rental and other office costs associated with the California office currently used by him will not be reimbursed after October 31, 2022. The Company and Mr. Bothwell are reviewing the payments to be reimbursed as a result of the corporate restructuring transaction.

●	Dr. George Shapiro terminated his consulting arrangement with the Company and waived all unpaid consulting fee obligations in exchange for ten-year warrants to purchase 3,150,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis.”

●	The Company and each of its directors agreed to terminate all awards granted under the Company’s Management and Consultant Performance Plan.

Additional Private Sales of Common Stock

In addition to the securities issued in connection with the $4.0 million capital raise and corporate restructuring transaction described above in August and September 2022, Organicell offered and sold 62,500,000 shares of common stock in three private transactions to three “accredited investors” for an aggregate purchase price of $2,500,000 or $0.04 per share.

All the above referenced securities were issued and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and the rules and regulations thereunder.

COVID-19 Impact on Economy and Business Environment

The adverse public health developments and economic effects of the ongoing COVID-19 outbreak in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect. These restrictions have adversely affected the Company’s sales, results of operations and financial condition. In response to the COVID-19 outbreak, the Company (a) has accelerated its research and development activities; (b) has secured and is continuing to seek additional debt and/or equity financing to support working capital requirements; and (c) continues to take steps to stabilize and increase revenues from the sale of its products.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing a similar or worse adverse impact on the United States and worldwide economies or our business.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

The Company was incorporated in the state of Nevada on August 9, 2011, under the name “Bespoke Tricycles Inc.,” changed its name to “Biotech Products Services and Research, Inc.” effective November 4, 2015, and assumed its current name of “Organicell Regenerative Medicine, Inc.”, by amendment to its Articles of Incorporation on June 20, 2018.

Our executive offices are located at 7595 SW 33rd Street, Suite 246, Davie, FL 33134 and our telephone number is (888) 963-7881. Our corporate website is www.organicell.com. Information appearing on our website is not part of this prospectus.

The Selling Stockholder

On September 1, 2022, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Tysadco Partners LLC, a Delaware limited company (“Tysadco”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tysadco.

Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company’s common stock (the “Commitment”), over a period of 24 months from the effectiveness of this registration statement which registers the resale of up to 100,000,000 shares which may be purchased by Tysadco pursuant to the Purchase Agreement.

The Purchase Agreement provides that at any time after the effective date of this registration statement, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $1,000,000 in common stock per sale or 500% of the daily average share value traded for the ten (10) days prior to the closing request date, at a purchase price of 80% of the of the two lowest individual daily VWAPs during the ten (10) trading days preceding the drawdown or put notice (the “Valuation Period”), with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day immediately following the Valuation Period.

In addition, Tysadco will not be obligated to purchase shares if Tysadco’s total number of shares beneficially held at that time would exceed 9.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company is not permitted to draw on the Purchase Agreement unless the Registration Statement covering the resale of the shares is effective.

The Purchase Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. The Purchase Agreement further provides that the Company and Tysadco are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Purchase Agreement or Registration Rights Agreement. The Company has the unconditional right, at any time, for any reason and without any payment or liability, to terminate the Purchase Agreement.

To our knowledge, neither the Selling Stockholder nor any of its affiliates has ever been an executive officer or director of the Company and neither the Selling Stockholder nor any of such has had a material relationship with us at any time within the past three (3) years, other than with respect to the ownership of our common stock, the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereunder.

6

The Offering

This prospectus relates to the resale from time to time by the Selling Stockholder of up to 100,000,000 shares of our common stock, par value $0.001 per share which may be acquired by the Selling Stockholder pursuant to the Purchase Agreement. No shares are being offered for sale by the Company.

Common stock offered by the Selling Stockholder:	100,000,000 shares of common stock

Common stock outstanding as of the date of this prospectus:	1,479,126,390 shares of common stock(1)

Terms of the Offering:	The Selling Stockholder will determine when and how it will sell the shares of common stock offered in this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offered by the Selling Stockholder under this prospectus. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by the Selling Stockholder pursuant to Purchase Agreement. We intend to use the proceeds received, if any, from any drawdowns tendered to the Selling Stockholder under the Purchase Agreement for product development, including conducting clinical trials, and general corporate and working capital purposes.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. These risks include, among others

●	Our history of losses, limited cash on hand and substantial doubt as to our ability to continue as a going concern;

●	Our limited operating history in our current business;

●	Our need for and the availability of additional capital;

●	The ongoing effects of the COVID-19 pandemic on our business, operations and financial condition;

●	Our dependence on our executive officers and key employees;

●	Our ability to compete effectively;

●	Our need for a steady supply of raw materials;

●	Potential obsolescence of our products;

●	Our ability to secure and protect our intellectual property;

●	Our need to comply with FDA and other significant government regulation;

●	The limited trading market for our common stock;

●	The classification of our common stock as a “penny stock;” and

●	Risks related to the Purchase Agreement with Tysadco.

(1)	Does not include (a) 4,513,912 shares of our common stock reserved for issuance upon the exercise of awards which may be granted under our Board Stock Compensation Plan (the “Board Plan”); (b) 164,700,000 shares of our common stock reserved for issuance upon the exercise of awards which may be granted under our 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”); and (c) 428,800,000 shares reserved for issuance upon the exercise of outstanding warrants.

7

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Consolidated Financial Statements and Notes thereto, included elsewhere in this prospectus.

	For the Nine Months Ended July 31,		For the Years Ended October 31,
Statement Of Operations	2022	2021	2021	2020
	(unaudited)	(unaudited)
Revenues	$5,047,534	$3,931,411	$5,597,487	$3,055,776
Cost of revenues	$484,287	$440,536	$547,881	$398,606
General and administrative expenses	$10,225,371	$15,282,596	$17,793,709	$15,095,111
Other expense, net	$215,112	$6,687	$12,457	$145,026
Income tax benefit (provision)	$-	$-	$-	$-
Net Loss	$(5,877,236)	$(11,798,408)	$(12,756,560)	$(12,582,967)

	As of July 31,		As of October 31,
Balance Sheet Data	2022	2021	2021	2020
	(unaudited)	(unaudited)
Cash	$74,665	$29,907	$108,570	$590,797
Total assets	$2,557,799	$1,716,188	$1,932,957	$1,334,172
Total liabilities	$7,169,611	$4,179,545	$4,598,550	$2,725,988
Total stockholders’ deficit	$(4,611,812)	$(2,463,357)	$(2,665,593)	$(1,391,816)

8

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to the Company’s Business

We have incurred significant losses, have limited cash on hand and there is substantial doubt as to our ability to continue as a going concern.

The Company incurred net losses of $12,744,103 and $12,437,941 for the years ended October 31, 2021 and October 31, 2020 and $5,877,236 and $11,798,408 for the nine months ended July 31, 2022 and July 31, 2021. In addition, the Company had accumulated deficits of $41,624,749, $28,868,189, $47,501,985 and $40,666,597 at October 31, 2021, October 31, 2020, July 31, 2022 and July 31, 2021, respectively, and negative working capital positions of $3,609,174, $1,693,741, $6,451,479 and $3,095,005 at October 31, 2021, October 31, 2020, July 31, 2022 and July 31, 2021, respectively. In their report for the fiscal year ended October 31, 2021, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

We have a limited operating history in our current business upon which investors can evaluate our future prospects.

Our current business operations, including our laboratory and processing facility only began operations in May 2019. Therefore, we have limited operating history upon which an evaluation of our current business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business. The risks include, but are not limited to, the possibility that we will not be able to develop or identify functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that the Company can successfully address these challenges. If it is unsuccessful, the Company and its business, financial condition and operating results could be materially and adversely affected.

Given the limited operating history, management has little basis on which to forecast future demand for our products from our existing customer base, much less new customers. The current and future expense levels of the Company are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because the business of the Company is new, and its market has not been developed. If the forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, the Company may be unable to adjust its spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

9

The ongoing COVID-19 outbreak and economic crisis has caused a significant disruption to the overall economy and there is no certainty as to when or how the situation will evolve, including whether or not the virus will be controlled and/or the state of our economy and business environment upon emerging from the crisis.

The adverse public health developments and economic effects of the ongoing COVID-19 outbreak in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect. These restrictions have adversely affected the Company’s sales, results of operations and financial condition. In response to the COVID-19 outbreak, the Company (a) has accelerated its research and development activities; (b) is seeking to raise additional debt and/or equity financing to support working capital requirements; and (c) continues to take steps to stabilize and increase revenues from the sale of its products.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing a similar or worse devastating impact to the United States and worldwide economies or our business.

There is no assurance that the COVID-19 crisis will be fully resolved or if resolved, that the overall economy will resume in a manner that allows the Company to resume operations as planned. We may not be able to generate revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

On June 17, 2021, we received a subpoena from the Atlanta Regional Office of the SEC and while we are complying with the subpoena, there can be no assurances as to the final outcome of the SEC’s investigation, or the impact, if any of this investigation or any proceedings on the Company’s current business, financial condition, results of operations, cash flows, or the Company’s future operations.

On June 17, 2021, Organicell received a subpoena dated June 14, 2021, from the Atlanta Regional Office of the SEC requiring the production of certain documents and communications in connection with the treatment and results of various COVID-19 patients, as discussed in the Company’s Current Reports on Form 8-K filed with the SEC during the period from May 27, 2020 through May 11, 2021. The Company is fully cooperating with the SEC’s investigation and believes that it will be able to provide all of the information requested by the SEC. The Company can make no assurances as to the time or resources that will need to be devoted to this investigation or its final outcome, or the impact, if any, of this investigation or any proceedings on the Company’s current business, financial condition, results of operations, cash flows, or the Company’s future operations.

We depend upon our officers and key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees, in particular, Matthew Sinnreich, our Acting Chief Executive Officer and President; and Ian T. Bothwell, our Chief Financial Officer. The unexpected loss of the services of any of them could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

We may not be able to compete successfully with current and future competitors.

We have many potential competitors in the regenerative medicine industry. We will compete, in our current and proposed businesses, with other established companies, most of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended markets and be able to compete profitably, if at all. In addition to established competitors, there are moderate obstacles for competitors to enter this market, but they are not insurmountable if they have the financial resources and intellectual team. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including, but not limited to, larger staffs, greater name recognition, larger and established customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to industry dynamics, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

10

We currently rely on non-exclusive supply arrangements with birth tissue recovery companies for obtaining the raw material used in manufacturing the products we sell.

If our current supply arrangements with birth tissue recovery companies or third party manufacturers or distributors of products from third party manufacturers are disrupted for any reason, we may not be able to provide products to our customers, or if other supply arrangements can be made, the products and terms may not be as favorable, and that will adversely impact our operations and profitability.

If we do not continually update our products and/or services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with technological advances, or that our current suppliers will be able to keep pace with technological advances and as such, our products and/or services may become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we and/or our suppliers have or are intending to develop. In addition, although we may be able to identify new suppliers that can provide more effective services and products to be more competitive, we may not be able to arrange satisfactory arrangements in a timely manner, if at all. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We enter into supply arrangements for the raw materials and/or products we sell, which make us vulnerable to the ability of such suppliers to remain current and innovative in their product offerings, to timely process and supply the products we desire to purchase, and to remain compliant with the current and changing regulatory environment. If our raw material and/or product suppliers are not successful in managing these responsibilities, it will have an adverse effect on our operations and profitability.

Our current birth tissue supply arrangements for manufacturing the products we sell and our third-party supply arrangements for the supply of products we sell provide for the supply and pricing for those products. There can be no assurance that our suppliers will continue to produce the products that we currently purchase under our existing arrangements, that our suppliers will be able to comply with the required FDA regulations for the manufacturing of such products, that our suppliers will continue to develop technology associated with their manufactured products to remain competitive with other companies, or that our suppliers will remain a going concern in the future. If any of our suppliers were to cause a disruption in our ability to obtain products as desired and expected and/or we are not provided advance notice of such potential disruption, we may not be able to timely identify and replace our current suppliers, if at all, and as a result, we may not be able to provide products to our customers, which will have an adverse impact to our operations.

In the event of default under our outstanding indebtedness, or we are unable to pay other obligations and accounts payable when due, our creditors may file a creditors petition or force us into involuntary bankruptcy which may have an adverse impact on our business.

The Company had a negative working capital positions of $3,609,174, $1,693,741, $6,451,479 and $3,095,005 at October 31, 2021, October 31, 2020, July 31, 2022 and July 31, 2021, respectively. The adverse public health developments and economic effects of the ongoing COVID-19 outbreak in the United States, have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect. These restrictions have adversely affected the Company’s sales, results of operations and financial condition. The Company’s efforts to establish a stabilized source of sufficient revenues to cover operating costs has yet to be achieved and ultimately may prove to be unsuccessful unless additional sources of working capital through operations or debt and/or equity financings are realized. The Company has not repaid its outstanding indebtedness on the required due dates and the loans remain still outstanding. Management anticipates that the Company will remain dependent, for the near future, on additional investment capital to fund ongoing operating expenses. The Company does not have significant fixed and/or intangible assets to pledge for the purpose of borrowing additional capital. In addition, the Company relies on short term supply agreements to obtain the supply of raw materials used in manufacturing the products it currently sells and distributes to its customers. The Company’s current market capitalization and common stock liquidity will hinder its ability to raise equity proceeds to implement its business plan and could adversely affect the value of our securities, including the common stock.

11

We may be required to borrow funds in the future.

If the Company incurs indebtedness, such as in the January 2022 sale of a $600,000 promissory sale to AJB Capital Investments, LLC, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of the Company’s stockholders. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Currently the Company has limited assets which could be used as collateral in obtaining future borrowings. Because of the Company’s inability to provide lenders with collateral and a limited history of successful operations, the Company may not be successful in its efforts to obtain additional funds though borrowings and as a result may not be able to fund required costs of operations.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions, government regulations and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to borrow at attractive rates or at all, our ability to obtain capital to finance working capital requirements could be negatively impacted.

If we are unable to obtain capital on terms and conditions that we find acceptable, we likely will have to scale back our business operations. In addition, our ability to refinance all or any debt we may incur in the future, on acceptable terms or at all, is subject to all of the above factors, and will also be affected by our future financial position, results of operations and cash flows, which additional factors are also subject to significant uncertainties, and therefore we may be unable to refinance any debt we may incur in the future, as it matures, on acceptable terms or at all. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

Failure to establish or enhance our brand recognition could have a material adverse effect on our business and results of operations.

We believe we will need to expend significant time, effort and resources to enhance the recognition of our brands. We believe developing our brand will be important to our sales and marketing efforts. If we fail to establish or enhance the recognition of our brands, it could have a material adverse effect on our ability to sell our products and adversely affect our business and results of operations. If we fail to develop a positive public image and reputation, our business with our existing customers could decline and we may fail to develop additional business, which could adversely affect our results of operations.

Defects in the products we sell or failures in quality control related to our distribution of products could impair our ability to sell our products or could result in product liability claims, litigation and other significant events involving substantial costs.

Detection of any significant defects in our products that we sell or failure in our quality control procedures or the quality control procedures of our suppliers may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, injury to our reputation and restrictions imposed by governmental agencies. The costs we may incur in correcting any product defects may be substantial and we may not be able to identify adequate remedies, if required. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail and/or our suppliers, would be time consuming and costly to defend, and if we and/or our product suppliers do not prevail, could result in the imposition of a damages award. We presently maintain product liability insurance and we are named insured on our suppliers’ insurance policy; however, it may not be adequate to cover any claims.

12

Our ability to become profitable and continue as a going concern will be dependent on our ability to attract, employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ skilled persons to perform highly skilled and specialized tasks for our Company. Our failure to retain such personnel could have a material adverse effect on our ability to offer services to clientele and could potentially have a negative effect on our business. There is no guarantee that skilled persons will be available and willing to work for us in the future, nor is there any guarantee that we could afford to retain them if they are available at a future time.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product development, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we make any acquisitions or enter into a merger or similar transaction, our business may be negatively impacted.

We have no present plans for any specific acquisition. However, in the event that we make acquisitions in the future, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions, mergers and other similar transactions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our Management and the management of acquired companies;

●	the difficulty of incorporating acquired rights or products into our existing business;

●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired; and

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

13

There might be unanticipated obstacles to the execution of our business plan.

The Company’s business plans may change significantly. The Company’s potential business endeavors are capital intensive. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

●	The announcement or introduction of new products by our competitors;

●	Failure of Government and private health plans to adequately and timely reimburse the users of our products;

●	Our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	Our ability to attract and retain key personnel in a timely and cost-effective manner;

●	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

●	Regulation by Federal, State or Local Governments; and

●	General economic conditions (including fallout from current and future pandemics) as well as economic conditions specific to the healthcare industry.

We have based our current and future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels are, to a large extent, fixed. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenue relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenue and operating results are and will remain difficult to forecast.

We are in a highly competitive and evolving field and face competition from well-established tissue processors and medical device manufacturers, as well as new market entrants.

Our business is in a very competitive and evolving field. Competition from other tissue processors, medical device companies and from research and academic institutions is intense, expected to increase, subject to rapid change, and could be significantly affected by new product introductions. The presence of this competition in our market may lead to pricing pressure, which would make it more difficult to sell our products at a price that will make us profitable or prevent us from selling our products at all. Our success will depend on our ability and/or the ability of our suppliers to perfect and protect their intellectual property rights related to their technologies as well as to develop new technologies and new applications for our technologies. Our failure to compete effectively would have a material and adverse effect on our business, results of operations and financial condition.

14

Rapid technological change could cause our products to become obsolete.

The technologies underlying the products we sell and intend to sell are subject to rapid and profound technological change. Competition intensifies as technical advances in each field are made and become more widely known. We can give no assurance that our suppliers will be able to develop services, products, or processes with significant advantages over the competing products, services, and processes. Any such occurrence could have a material and adverse effect on our business, results of operations and financial condition.

Our products are dependent on the availability of sufficient quantities of tissue from human donors, and any disruption in supply could adversely affect our business.

The success of the human tissue products we sell depends upon, among other factors, the availability of sufficient quantities of tissue from human donors. The availability of donated tissue could be adversely impacted by regulatory changes, public opinion of the donor process as well as our and our suppliers’ reputations in the industry. Any disruption in the supply of donated human tissue could restrict our growth and could have a material adverse impact on our business and financial condition. We cannot be sure that the supply of human tissue will continue to be available at current levels or will be sufficient to meet our future needs.

The products we offer are derived from human tissue and therefore have the potential for disease transmission.

The utilization of human tissue creates the potential for transmission of communicable disease, including, but not limited to, HIV, viral hepatitis, syphilis and other viral, fungal or bacterial pathogens. Our suppliers are required to comply with federal and state regulations intended to prevent communicable disease transmission.

Although we believe that our suppliers maintain strict quality controls over the procurement and processing of the human tissue used to make the products we sell, there is no assurance that these quality controls are or will continue to be adequate. In addition, negative publicity concerning disease transmission from other companies’ improperly processed donated tissue could have a negative impact on the demand for our products.

In order to grow revenues from certain of our products, we must expand our relationships with distributors and independent sales representatives.

We derive significant revenues through our relationships with distributors and independent sales representatives. If such relationships were terminated for any reason, it could materially and adversely affect our ability to generate revenues and profits. We intend to obtain the assistance of additional distributors and independent sales representatives to continue our sales growth with respect to certain of our products. We may not be able to find additional distributors and independent sales representatives who will agree to market and/or distribute those products on commercially reasonable terms, if at all. In addition, adding new distributors and independent sales representatives require additional administrative and accounting efforts for which the Company may not have sufficient resources to manage effectively. If we are unable to establish new distribution and independent sales representative relationships or renew current distribution and sales agency agreements on commercially acceptable terms or manage the growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

We continue to invest significant capital in expanding our internal sales force, and there can be no assurance that these efforts will continue to result in significant increases in sales.

We are engaged in a major initiative to build and further expand our internal sales and marketing capabilities which has contributed to our increased sales. As a result, we continue to invest in a direct sales force for certain of our products to allow us to reach new customers. These expenses impact our operating results, and there can be no assurance that we will continue to be successful in significantly expanding the sales of our products.

15

Our revenues may need to depend on adequate reimbursement from public and private insurers and health systems.

Currently, a significant number of public and private insurers and health systems currently do not provide reimbursement for our products. Our success and extent of our growth depends on the extent to which reimbursement for the costs of our products and related treatments will be available from third party payers, such as public and private insurers and health systems. Government and other third-party payers attempt to contain healthcare costs by limiting both coverage and the level of reimbursement of new products. Therefore, significant uncertainty usually exists as to the reimbursement status of new healthcare products. If we are not successful in obtaining adequate reimbursement for our products from these third-party payers, the market’s acceptance of our products could be adversely affected. Inadequate reimbursement levels also likely would create downward price pressure on our products. Even if we do succeed in obtaining widespread reimbursement for our products, future changes in reimbursement policies could have a negative impact on our business, financial condition and results of operations.

To be commercially successful, we must convince physicians that our products are compliant with regulations, safe and effective alternatives to existing treatments and that our products should be used in their procedures.

We believe physicians will only adopt our products if they determine, based on experience, clinical data and published peer reviewed journal articles, that the use of our products in a particular procedure is a favorable alternative to conventional methods. Physicians may be slow to change their medical treatment practices for the following reasons, among others:

●	Their lack of experience with prior procedures in the field using our products;

●	Lack of evidence supporting additional patient benefits and our products over conventional methods;

●	Perceived liability risks generally associated with the use of new products and procedures;

●	Perceived exposure from regulatory agencies that monitor the use of our products;

●	Limited availability of reimbursement from third party payers; and

●	The time that must be dedicated to training.

In addition, we believe recommendations for and support of our products by influential physicians are essential for market acceptance and adoption. If we do not receive this support or if we are unable to demonstrate favorable long-term clinical data, physicians and hospitals may not use our products, which would significantly reduce our ability to achieve expected revenue and would prevent us from sustaining profitability.

We will need to expand our organization and managing growth may be more difficult than expected.

Managing our growth may be more difficult than we expect. We anticipate that a period of significant expansion will be required to penetrate and service the market for our existing and anticipated future products and to continue to develop new products. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both modify our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We may be unable to obtain or maintain adequate product liability insurance.

Our business exposes us to the risk of product liability claims that are inherent in the manufacturing, processing and marketing of human tissue products. We may be subject to such claims if the products we sell cause, or appear to have caused, an injury. Claims may be made by patients, healthcare providers or others selling our products. We currently maintain product liability insurance that contain limits of coverage for the insured. Defending a lawsuit, regardless of merit, could be costly, divert management attention and result in adverse publicity, which could result in the withdrawal of, or reduced acceptance of, our products in the market. There can be no assurance that adequate insurance will be available in the event of a lawsuit, if at all. A product liability claim could result in significant costs and significant harm to our business.

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We may implement a product recall or voluntary market withdrawal, which could significantly increase our costs, damage our reputation and disrupt our business.

The manufacturing, marketing and processing of the tissue products we sell or intend to sell involve an inherent risk that they do not meet applicable quality standards and requirements. In that event, there may be recall or market withdrawal required by a regulatory authority. A recall or market withdrawal of one of our products would be costly and would divert management resources. A recall or withdrawal of one of the products we sell, or a similar product processed, also could impair sales of our products as a result of confusion concerning the scope of the recall or withdrawal, or as a result of the damage to our reputation for quality and safety.

Significant disruptions of information technology systems or breaches of information security could adversely affect our business.

We rely to a large extent upon sophisticated information technology systems to operate our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information (including, but not limited to, personal information and intellectual property). We also have outsourced significant elements of our operations to third parties, including significant elements of our information technology infrastructure and, as a result, we are managing many independent vendor relationships with third parties who may or could have access to our confidential information. The size and complexity of our information technology and information security systems, and those of our third-party vendors with whom we contract (and the large amounts of confidential information that is present on them), make such systems potentially vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our employees or vendors, or from malicious attacks by third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage and market manipulation) and expertise. While we have invested significantly in the protection of data and information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches. Although we may obtain cyber-insurance coverage that may cover certain events described above, this insurance is subject to deductibles and coverage limitations and we may not be able to maintain this insurance. Also, it is possible that claims could exceed the limits of our coverage. Any interruption or breach in our systems could adversely affect our business operations and/or result in the loss of critical or sensitive confidential information or intellectual property, and could result in financial, legal, business and reputational harm to us or allow third parties to gain material, inside information that they use to trade in our securities.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement or may acquire new lines of business or offer new products and services within existing lines of business. There are risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed or are evolving. In developing and marketing new lines of business and new products and services, we may invest significant time and resources. External factors, such as regulatory compliance obligations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

If we are unable to adequately protect our intellectual property, our ability to compete in the market will be harmed.

Our commercial success will depend in part on patents and other intellectual property protection. We have applied for and obtained a provisional patent, plan to file for additional patents with respect to our products and intend to defend our patents and other intellectual property against third party challenges. However, there can be no assurance that any patents applied for will be issued, that scope of protection afforded by any patents issued will be as broad as claimed or if challenged, patents may be found to be invalid or unenforceable. Moreover, there can be no assurance that we will have the financial resources to protect our intellectual property

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There can be no assurances of protection for proprietary rights or reliance on trade secrets.

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our suppliers’ ability to protect their intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which could have a material and adverse effect on us.

We depend significantly on our suppliers’ ability to protect their proprietary rights to the technologies used in the products we purchase from them and resell. Traditional legal means afford only limited protection and may not adequately protect their rights or permit them to gain or keep any competitive advantage. To the extent that they are unable to protect their intellectual property against infringement by others or by claims of infringement by such suppliers, our business could be materially adversely affected.

We may be subject to damages resulting from claims that we, our employees, or our independent contractors have wrongfully used or disclosed alleged trade secrets of others.

Some of our employees were previously employed at other medical device or tissue companies. We may also hire additional employees who are currently employed at other medical device or tissue companies, including our competitors. Additionally, consultants or other independent agents with which we may contract may be or have been in a contractual arrangement with one or more of our competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or independent contractors have used or disclosed any party’s trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business.

Risks Related to Regulatory Approval of Our Products and Other Government Regulation

Our business is subject to continuing regulatory compliance by the FDA and other authorities, which is costly and our failure to comply could result in negative effects on our business.

The FDA has specific regulations governing our tissue-based products, or HCT/Ps. The FDA has broad post-market and regulatory and enforcement powers. The FDA’s regulation of HCT/Ps includes requirements for registration and listing of products, donor screening and testing, processing and distribution (“Current Good Tissue Practices”), labeling, record keeping and adverse-reaction reporting, and inspection and enforcement.

Biologics and medical devices are subject to even more stringent regulation by the FDA. Even if pre-market clearance or approval is obtained, the approval or clearance may place substantial restrictions on the indications for which the product may be marketed or to whom it may be marketed, may require warnings to accompany the product or impose additional restrictions on the sale and/or use of the product. In addition, regulatory approval is subject to continuing compliance with regulatory standards, including the FDA’s quality system regulations.

If we fail to comply with the FDA regulations regarding our tissue products or medical devices, the FDA could take enforcement action, including, without limitation, any of the following sanctions and the manufacture of our products or processing of our tissue could be delayed or terminated:

●	Untitled letters, warning letters, fines, injunctions, and civil penalties;

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●	Recall or seizure of our products;

●	Operating restrictions, partial suspension or total shutdown of production;

●	Refusing our requests for clearance or approval of new products;

●	Withdrawing or suspending current applications for approval or approvals already granted;

●	Refusal to grant export approval for our products; and

●	Criminal prosecution.

It is likely that the FDA’s regulation of HCT/Ps will continue to evolve in the future. Complying with any such new regulatory requirements may entail significant time delays and expense, which could have a material adverse effect on our business. The AATB has issued operating standards for tissue banking. Compliance with these standards is a requirement in order to become an accredited tissue bank. In addition, some states have their own tissue banking regulations.

In November 2017, the FDA released four guidance documents (two final, two draft) in an effort to implement a “comprehensive policy framework” for existing laws and regulations governing regenerative medicine products, including HCT/Ps. These guidance documents build upon the previous regulatory framework for these products, which was completed in 2005. The comprehensive regenerative medicine policy framework intends to spur innovation, efficient access to potentially transformative products, while ensuring safety and efficacy.

The framework builds upon the FDA’s existing risk-based regulatory approach to more clearly describe what products are regulated as drugs, devices, and/or biological products. Further, two of the guidance documents propose an efficient, science-based process for helping to ensure the safety and effectiveness of these therapies, while supporting development in this area. The suite of guidance documents also defines a risk-based framework for how the FDA intends to focus its enforcement actions against those products that raise potential significant safety concerns. This modern framework is intended to balance the agency’s commitment to safety with mechanisms to drive further advances in regenerative medicine so innovators can bring new, effective therapies to patients as quickly and safely as possible. The policy also delivers on important provisions of the Act.

The FDA guidance with regard to 351 HCT/Ps requiring premarket approval became effective in May 2021 (extended from November 2020 due to the COVID-19 pandemic). The guidance states that, in order to “give manufacturers time to determine if they need to submit an IND or marketing application in light of this guidance,” the FDA intends to exercise enforcement discretion (i.e., the agency may permit marketing without an approved marketing application) if the HCT/P “is intended for autologous use and its use does not raise reported safety concerns or potential significant safety concerns.” As of the date of this prospectus, we are not aware of whether any further extension of effectiveness and enforcement of these regulations is or will be issued by the FDA.

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. However, if our products are deemed by the FDA to fall within the new guidelines and we are unable to successfully challenge any such determination, our business, results of operations and financial condition may be significantly harmed.

In addition, procurement of certain human organs and tissue for transplantation is subject to the restrictions of the National Organ Transplant Act (“NOTA”), which prohibits the transfer of certain human organs, including skin and related tissue for valuable consideration, but permits the reasonable payment associated with the removal, transportation, implantation, processing, preservation, quality control and storage of human tissue and skin. We reimburse tissue banks, hospitals and physicians for their services associated with the recovery, storage and transportation of donated human tissue. Although we have independent third party appraisals that confirm that reasonableness of the service fees we pay, if we were to be found to have violated NOTA’s prohibition on the sale or transfer of human tissue for valuable consideration, we would potentially be subject to criminal enforcement sanctions, which could materially and adversely affect our results of operations.

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Finally, as discussed above, we and other manufacturers of skin substitutes are required to provide ASP information to CMS on a quarterly basis. The Medicare payment rates are updated quarterly based on this ASP information. If a manufacturer is found to have made a misrepresentation in the reporting of ASP, such manufacturer is subject to civil monetary penalties of up to $10,000 for each misrepresentation for each day in which the misrepresentation was applied.

To the extent our products do not qualify for regulation as human cells, tissues and cellular and tissue-based products under Section 361 of the Public Health Service Act, this could result in removal of the applicable products from the market, would make the introduction of new tissue products more expensive and significantly delay the expansion of our tissue product offerings and subject us to additional post-market regulatory requirements.

The products we offer are derived from human tissue. The FDA has specific regulations governing human cells, tissues and cellular and tissue-based products, or HCT/Ps. An HCT/P is a product containing or consisting of human cells or tissue intended for transplantation into a human patient. HCT/Ps that meet the criteria for regulation solely under Section 361 of the Public Health Service Act (so-called “361 HCT/Ps”) are not subject to any premarket clearance or approval requirements and are subject to less stringent post-market regulatory requirements.

If a product is deemed not to be a 361 HCT/P, FDA regulations will require premarket clearance or approval requirements that will involve significant time and cost investments by the Company. Further, there can be no assurance that the FDA will not, at some future point, change its position on current or future products’ 361 HCT/P status, and any regulatory reclassification could have adverse consequences for us and make it more difficult or expensive for us to conduct our business by requiring premarket clearance or approval and compliance with additional post-market regulatory requirements with respect to those products. Moreover, increased regulatory scrutiny within the industry in which we operate, such as the new FDA regulations which became effective in May 2021, could lead to increased regulation of HCT/Ps, including 361 HCT/Ps. We also cannot assure you that the FDA will not impose more stringent definitions with respect to products that qualify as 361 HCT/Ps.

If the FDA does allow the Company to continue to market those products that fall under the new regulations without a biologics license either prior to or after finalization of the draft guidance documents, it may impose conditions, such as labeling restrictions and compliance with cGMP. Although the Company is preparing for these requirements in connection with its pursuit of a BLA for certain of its products, compliance with these conditions would require significant additional time and cost investments by the Company. It is also possible that the FDA will not allow the Company to market any form of its products without a biologics license even prior to finalization of the draft guidance documents and could even require the Company to recall its products, which would likely result in significant harm to our business, results of operations and financial condition.

The FDA has recently announced that it intends to begin enforcement of regulations to manufacturers of certain biologics tissue products, including the products that we may purchase through supply agreements with those identified manufacturers. If the FDA were to take enforcement action against those suppliers, it would have a material adverse impact to our operations.

In November 2017, the FDA issued guidance documents to clarify the FDA’s interpretation of the risk-based criteria manufacturers used to determine which manufactured tissue products are subject to the FDA’s premarket review and in order to be lawfully marketed in the United States, require an FDA-approved BLA.

The FDA guidance with regard to allowing manufacturers for certain products that are subject to the FDA’s premarket review under the existing regulations but are not currently meeting these requirements became effective in May 2021.

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. However, if our products are deemed by the FDA to fall within the new guidelines and we are unable to successfully challenge any such determination, our business, results of operations and financial condition may be significantly harmed.

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There is no assurance that the FDA will not take enforcement action against us or our suppliers in connection with the products we manufacture and/or purchase from suppliers and sell to our customers. Furthermore, our supply agreements provide that we comply with all FDA requirements for in the use of the products we purchase from our suppliers, including the way we market the products to our customers, including our representatives and sub-distributors, and any activities that we take that might be inconsistent with the “manufacturers objective intent”, including potential significant safety concerns on how the products are being administered as well as the diseases and conditions for which they are being used. If the FDA were to take any adverse action against ourselves and/or our suppliers and/or representatives and distributors and/or it is determined that any of our activities are the basis for FDA enforcement, it will have a significant adverse effect on our operations.

Our ability to commence and complete clinical studies and other research and development objectives that are required by the FDA, will require that we are properly funded to assure that we can commence and proceed with the required research activities promptly and that the results are favorable.

The Company is pursuing efforts to commence and complete clinical studies as well as obtaining approval to commence additional studies for other specific indications it has identified that the use of its products will provide more favorable and desired health related benefits for patients seeking alternative treatment options than are currently available. The ability of the Company to succeed in these efforts is subject to among other things, the Company having timely and sufficient available working capital to fund the substantial costs of completing clinical trials, and ultimately the approval from the FDA.

We and our sales representatives, whether employees or independent contractors, must comply with various federal and state anti-kickback, self-referral, false claims and similar laws, any breach of which could cause a material adverse effect on our business, financial condition and results of operations.

Our relationships with physicians, hospitals and other healthcare providers are subject to scrutiny under various federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. Healthcare fraud and abuse laws are complex, and even minor, inadvertent violations can give rise to claims that the relevant law has been violated. Possible sanctions for violation of these fraud and abuse laws include monetary fines, civil and criminal penalties, exclusion from federal and state healthcare programs, including Medicare, Medicaid, Veterans Administration health programs, workers’ compensation programs and TRICARE (the healthcare system administered by or on behalf of the U.S. Department of Defense for uniformed services beneficiaries, including active duty and their dependents, retirees and their dependents), and forfeiture of amounts collected in violation of such prohibitions. Certain states have similar fraud and abuse laws, imposing substantial penalties for violations. Any Government investigation or a finding of a violation of these laws would likely result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations.

Anti-kickback laws and regulations prohibit any knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for the referral of an individual or the ordering or recommending of the use of a product or service for which payment may be made by Medicare, Medicaid or other Government-sponsored healthcare programs. We will enter into consulting agreements, speaker agreements, research agreements and product development agreements with physicians, including some who may order our products or make decisions to use them. In addition, some of these physicians own our stock, which they purchased in arm’s length transactions on terms identical to those offered to non-physicians or received stock awards from us as consideration for services performed by them. While these transactions were structured with the intention of complying with all applicable laws, including state anti-referral laws and other applicable anti-kickback laws, it is possible that regulatory or enforcement agencies or courts may in the future view these transactions as prohibited arrangements that must be restructured or for which we would be subject to other significant civil or criminal penalties. As discussed above, we have incorporated the Adverted code principles into our relationships with healthcare professionals under our consulting agreements, and our policies regarding payment of travel and lodging expenses, research and educational grant procedures and sponsorship of third-party conferences. In addition, we have conducted training sessions on these principles. However, there can be no assurance that regulatory or enforcement authorities will view these arrangements as being in compliance with applicable laws or that one or more of our employees or agents will not disregard the rules we have established. Because our strategy relies on the involvement of physicians who consult with us on the design of our products, perform clinical research on our behalf or educate the market about the efficacy and uses of our products, we could be materially impacted if regulatory or enforcement agencies or courts interpret our financial relationships with physicians who refer or order our products to be in violation of applicable laws and determine that we would be unable to achieve compliance with such applicable laws. This could harm our reputation and the reputations of the physicians we engage to provide services on our behalf. In addition, the cost of noncompliance with these laws could be substantial since we could be subject to monetary fines and civil or criminal penalties, and we could also be excluded from federally funded healthcare programs, including Medicare and Medicaid, for non-compliance.

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The Federal False Claims Act (“FCA”) imposes civil liability on any person or entity that submits, or causes the submission of, a false or fraudulent claim to the U.S. Government. Damages under the FCA can be significant and consist of the imposition of fines and penalties. The FCA also allows a private individual or entity with knowledge of past or present fraud against the Federal Government to sue on behalf of the Government to recover the civil penalties and treble damages. The U.S. Department of Justice (“DOJ”) on behalf of the Government has previously alleged that the marketing and promotional practices of pharmaceutical and medical device manufacturers, including the off-label promotion of products or the payment of prohibited kickbacks to doctors, violated the FCA, resulting in the submission of improper claims to federal and state healthcare entitlement programs such as Medicaid. In certain cases, manufacturers have entered into criminal and civil settlements with the federal government under which they entered into plea agreements, paid substantial monetary amounts and entered into corporate integrity agreements that require, among other things, substantial reporting and remedial actions going forward.

The scope and enforcement of all of these laws is uncertain and subject to rapid change, especially in light of the lack of applicable precedent and regulations. There can be no assurance that federal or state regulatory or enforcement authorities will not investigate or challenge our current or future activities under these laws. Any investigation or challenge could have a material adverse effect on our business, financial condition and results of operations. Any state or federal regulatory or enforcement review of us, regardless of the outcome, would be costly and time consuming. Additionally, we cannot predict the impact of any changes in these laws, whether these changes are retroactive or will have effect on a going-forward basis only.

We face significant uncertainty in the industry due to government healthcare reform.

There have been and continue to be proposals by the federal government, state governments, regulators and third-party payers to control healthcare costs, and generally, to reform the healthcare system in the United States. There are many programs and requirements for which the details have not yet been fully established or the consequences are not fully understood. These proposals may affect aspects of our business. We also cannot predict what further reform proposals, if any, will be adopted, when they will be adopted, or what impact they may have on us.

Risks Related to our Status as a Public Company

We are subject to the periodic reporting requirements of the Exchange Act that requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The incurrence of such costs is an expense to our operations, may increase as the Company grows and therefore have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if an active trading market for our common stock ever develops or is sustained, could drop significantly.

Our internal controls are inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our Chief Executive Officer and Chief Financial Officer noted the following material weaknesses that have caused management to conclude that, as of July 31, 2022, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level in that:

●	Due to our small number of employees and resources, we have limited segregation of duties, as a result of which there is insufficient independent review of duties performed.

●	Due to our small number of employees and resources, we have limited segregation of duties, as a result of which do not have the ability to implement internal controls over the granting of access to our IT environment

●	As a result of the limited number of accounting personnel, we rely on inexperienced staff and outside consultants for the preparation of our financial reports, including tax preparation, which could require adjustments and lead to overlooking items requiring disclosure.

●	The Company’s board of directors at July 31, 2022 did not have a majority of independent directors, with a majority of the members of the board being employees. The board does not have an audit committee or an independent audit committee financial expert nor did it have either one at July 31, 2022. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert, is an important entity-level control over the Company’s financial statements.

●	As a result of the Company’s limited financial and personnel resources, there may be difficulties in timely analyzing and identifying potential operational and disclosure transactions within management and to comply with financial reporting regulations.

We have taken and are continuing to take additional steps to remedy these material weaknesses. However, have incurred and expect to incur additional expenses and diversion of management’s time in order to do so, which may adversely affect our business, results of operations and financial condition. Further effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Risks Relating to Ownership of Our Common Stock

Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock terms of which may be determined by the Board without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

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In our August 2022 funding and corporate restructuring transaction, pursuant to the SPAs, the Company issued each Investor 50 Series C Preferred Shares, which entitle each Investor to exercise 25.5% of the total combined voting power of the Company, without regard to the number of shares of common stock outstanding.

Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common stock.

In the future, we may issue additional authorized but previously unissued equity securities, including shares put to Tysadco under the Purchase Agreement, resulting in the dilution of the ownership interests of our stockholders. We may also issue additional shares of our securities that are convertible into or exercisable for common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. Certain loan arrangements such as in the January 2022 promissory note sale to AJB Capital Investments, LLC provide for conversion rights in the event of a default. The future issuance of any such additional shares of common stock may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares of common stock, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders, including the Selling Stockholder sell substantial amounts of their shares of our common stock or shares of our common stock underlying any outstanding securities held by them, in the public market under Rule 144 or upon registration of such shares pursuant to this or any other registration statement, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained.

The average trading volume in our stock has been historically low, with little or no trading at all on some days. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for the common stock will develop, or if one should develop, there is no assurance that it will be maintained. This severely limits the liquidity of our common stock and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

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The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We must obtain approval from FINRA if we wish to reduce our authorized shares of common stock and/or to effectuate a reverse split of the issued and outstanding shares of the common stock, of which the impact to the trading price of our common stock and/or the liquidity for trading our common stock may be adverse to current stockholders and may not result in desired benefits to the Company.

As of the date of this prospectus, the Company currently has 2,500,000,000 authorized shares of common stock, of which 1,479,126,390 shares are issued and outstanding. In addition, there are 428,800,000 shares reserved for issuance upon the exercise of outstanding warrants. The Company expects that it will continue to issue common stock in the future in connection with debt and/or equity financings, transactions with third parties, performance incentives and as compensation to its employees and consultants. The Company believes that a reverse split would bring value to the issued and outstanding shares of the Company by limiting dilution of operating results by an excessive number of shares overhanging the market.

The Company’s ability to effectuate a reverse split will require approval from FINRA. FINRA has previously informed the Company that it will not approve and process announcements for company-related actions such as a reverse split if the Company is delinquent in its Exchange Act reports with the SEC and until a Notification Form is submitted.

If completed, and the reverse split does not bring value to the current stockholders and/or our ability to attract prospective investors, including possible adverse impact to the trading price of our common stock and/or the liquidity for trading our common stock, it would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the common stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the common stock. If securities analysts do not cover the common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Two of our stockholders, Skycrest and Greyt, control 51% of the combined voting power of our capital stock regardless of the number of shares of common stock outstanding and accordingly, have the ability to control the election of our directors and the outcome of matters submitted to our stockholders.

Two of our stockholders, Skycrest and Greyt hold our Series C Preferred Shares, which accord them 51% of the combined voting power of our capital stock, regardless of the number of shares of common stock outstanding. Accordingly, Skycrest and Greyt have the ability to control the election of our directors and influence the outcome of issues submitted to our stockholders. As a consequence, it will be difficult, if not impossible for the other stockholders to remove our management. The voting control of the Company by Skycrest and Greyt could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

Organicell is a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

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We currently do not maintain any directors and officers insurance coverage. The commercial insurance policies we do have in place contain policy limits and exclusions for certain coverages and losses. In the event that we are found liable for damage or other losses, and such amounts are not covered under our existing insurance policies, we would incur substantial and protracted losses in paying any such claims or judgments. Although we intend to acquire coverage immediately upon resources becoming available, there is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The “market overhang” from options, warrants and convertible securities could adversely impact the market price of our shares.

The “market overhang” from options, warrants and convertible securities could adversely impact the market price of our shares as a result of the dilution which would result if such securities were exercised for or converted into shares.

Risks Related to the Purchase Agreement

We are registering 100,000,000 shares of common stock to be issued under the Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 100,000,000 shares of common stock under the registration statement of which this prospectus forms a part for sale by the Selling Stockholder. The sale of these shares into the public market by the Selling Stockholder could depress the market price of our common stock.

Our common stock price may decline by drawdowns of shares issuable under the Purchase Agreement.

Pursuant to the Purchase Agreement with Tysadco, when we deem it necessary, we may to direct Tysadco to buy the lesser of $1,000,000 in common stock per sale or 500% of the daily average share value traded for the ten (10) days prior to the closing request date, at a purchase price of 80% of the of the two lowest individual daily VWAPs during the ten (10) trading days preceding the draw down or put notice (the “Valuation Period”), with a minimum request of $25,000. The payment for the shares covered by each put notice will occur on the business day immediately following the Valuation Period. Because this price is lower than the prevailing market price of our common stock, to the extent that the drawdown right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The Purchase Agreement provides that the number of shares sold pursuant to each put notice plus the shares held by Tysadco at that time shall not exceed 9.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity.

There will be an adverse effect related to declining prices for our common stock.

Our right to require Tysadco pursuant to purchase our common stock pursuant to the Purchase Agreement is subject to a maximum number of five hundred percent (500%) of the average of the daily trading volume of the Common Stock for the ten (10) days immediately prior to the date the Company delivers a drawdown or put notice to Tysadco so long as such amount is at least $25,000 and does not exceed $1,000,000. For example, assuming no change in share price, a 50% decline in volume of our shares traded will result in a corresponding 50% decline in the total aggregate number of shares that we can require Tysadco to purchase at one time under the Purchase Agreement. Additionally, there will be an adverse effect of declining prices for our common stock on the terms at which we will be able to raise the $10,000,000 in capital under the Purchase Agreement with Tysadco.

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Tysadco will pay less than the then-prevailing market price for our common stock.

Our Common Stock to be issued to Tysadco pursuant to the Purchase Agreement will be purchased at a purchase price equal to 80% of the of the two lowest individual daily VWAPs during the Valuation Period. Tysadco has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tysadco sells the shares, the price of our common stock could decrease. If our stock price decreases, Tysadco may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further adverse impact on our stock price.

We may not have access to the full amount available under the Purchase Agreement with Tysadco.

Our ability to drawdown funds and sell shares to Tysadco under the Purchase Agreement requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 100,000,000 shares issuable under the Purchase Agreement with Tysadco, and our ability to sell any remaining shares issuable under the investment with Tysadco is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of this registration statement is a condition precedent to our ability to sell all of the shares of our common stock to Tysadco under the Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement with Tysadco to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Tysadco. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Purchase Agreement with Tysadco is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment with Tysadco.

Certain restrictions on the extent of drawdowns and put requests and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Purchase Agreement with Tysadco, and as such, Tysadco may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Tysadco has agreed, subject to certain exceptions listed in the Purchase Agreement, to refrain from holding an amount of shares which would result in Tysadco or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Tysadco from selling shares of our common stock received in connection with a request, and then receiving additional shares of our common stock in connection with a subsequent request. In this way, Tysadco could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the Selling Stockholder under this prospectus. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by the Selling Stockholder pursuant to Purchase Agreement. We intend to use the proceeds received, if any, from any drawdowns tendered to the Selling Stockholder under the Purchase Agreement for product development, including conducting clinical trials, and general corporate and working capital purposes.

We have agreed to bear the expenses (other than any underwriting discounts or commissions or broker’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

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THE SELLING STOCKHOLDER

The Selling Stockholder may offer and sell, from time to time, any or all of the shares of our common stock that have been or may be issued by us to the Selling Stockholder under the Purchase Agreement. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale when and as it deems appropriate.

The following table sets forth:

●	the name of the Selling Stockholder;

●	the number and percent of shares of our common stock that the Selling Stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and

●	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Stockholder after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Stockholder).

As used in this prospectus, the term “Selling Stockholder” includes Tysadco Partners, LLC, its affiliates and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this Offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of such shares of common stock.

This table is prepared based solely on information supplied to us by the Selling Stockholder. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the Offering is based on an aggregate of 1,479,126,390 shares of our common stock issued and outstanding as of the date of this prospectus.

To our knowledge, neither the Selling Stockholder nor any of its affiliates has ever been an executive officer or director of the Company and neither the Selling Stockholder nor any of such has had a material relationship with us at any time within the past three (3) years, other than with respect to the ownership of our common stock, the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereunder. To our knowledge, the Selling Stockholder is neither a broker-dealer nor affiliate of a broker-dealer. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes options that are currently exercisable or exercisable within sixty (60) days. Our registration of these securities does not necessarily mean that the Selling Stockholder will sell any or all of the securities covered by this prospectus.

Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)				Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number		Percent			Number		Percent
Tysadco Partners, LLC(2)	11,000,000	(3)	0.007	%(5)	100,000,000	11,000,000	(4)	0.007	%(5)

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Tysadco’ s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each put of common stock to the Selling Stockholder under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Tysadco to the extent that Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding Common Stock.
(2)	Jeffrey Hart, the Managing Member of Tysadco, is deemed to be beneficial owner of all of the shares of common stock owned by Tysadco. Mr. Hart has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. The address of Tysadco is 210 West 77th Street, New York, New York 10024. We have been advised that Tysadco is not a member of FINRA, or an independent broker-dealer, and that neither Tysadco nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.
(3)	As of September 1, 2022, the Selling Stockholder held 0 shares of our common stock pursuant to the requests made under the Purchase Agreement.
(4)	Represents the number of shares that will be held by the Selling Stockholder after completion of the Offering based on the assumptions that (a) all shares of common stock registered for sale by this registration statement of which this prospectus is part will be issued and sold; and (b) that no other shares of our common stock beneficially owned by the Selling Stockholder are acquired or are sold prior to completion of this Offering by the Selling Stockholder.
(5)	Based on 1,479,126,390 shares of common stock outstanding as of the date of this Prospectus.

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PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Tysadco under the Purchase Agreement to permit the sale of the shares after the issuance thereof by the Selling Stockholder from time to time after the date of this prospectus. The Selling Stockholder may decide to sell or any portion of the shares or not to sell any of the shares.

The Selling Stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest, may from time to time, offer and sell any or all of the shares of common stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock.

The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “OCEL.” On October 19, 2022 the closing price for our common stock was $0.042, as reported by OTC Markets Group, Inc.

The Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

The Selling Stockholder may sell all or a portion of the shares from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the hares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Tysadco has advised us that it will use an unaffiliated broker-dealer to effectuate all sales of the shares. To our knowledge, Tysadco has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares.

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The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock it owns and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, as subsequently further supplemented or amended, if required.

Upon the Selling Stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (a) the name of the participating broker-dealer(s); (b) the number of shares involved; (c) the price at which such shares of common stock were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (f) other facts material to the transaction.

If the Selling Stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the Selling Stockholder in connection with resales of the shares of common stock under this registration statement.

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BUSINESS

Business Overview

We are a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and regenerative medicine. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring extracellular vesicles, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent (“RAAM Products”). Our RAAM Products and related services are principally used in the health care industry administered through doctors and clinics (“Providers”).

Organicell operates an extracellular vesicle processing laboratory in Davie, Florida and Basalt, Colorado for the purpose of performing research and development and the manufacturing and processing of the anti-aging and cellular therapy derived products that we sell and distribute to our customers.

The Company’s leading product, Zofin™ (also known as Organicell™ Flow), is an acellular, biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, chemokines, and 102 unique microRNAs as well as other exosomes/nanoparticles derived from perinatal tissues.

To date, the Company has obtained certain Investigational New Drug (“IND”), and 18 emergency IND (“eIND”) approvals from the FDA, including applicable Institutional Review Board (“IRB”) approvals which authorized the Company to commence clinical trials or treatments in connection with the use of Zofin™ and related treatment protocols. The Company is pursuing efforts to complete its already approved clinical studies (as described below) as well as obtaining approval to commence additional studies for other specific indications it has identified that the use of its products will provide more favorable and desired health related benefits for patients seeking alternative treatment options than are currently available. The ability of the Company to succeed in these efforts is subject to among other things, the Company having sufficient available working capital to fund the substantial costs of completing clinical trials, which the Company currently does not have, and ultimately, obtaining approval from the FDA.

New FDA guidance which was announced in November 2017 and which became effective in May 2021 (postponed from November 2020 due to the COVID-19 pandemic) requires that the sale of products that fall under Section 351 of the Public Health Services Act pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products (“HCT/Ps”) can only be sold pursuant to an approved biologics license application (“BLA”).

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. Notwithstanding the foregoing, we are undertaking efforts on an ongoing basis to mitigate any potential risks associated with an adverse ruling by the FDA and the subsequent limitations on our ability to continue to generate revenues from the sale of our products in the United States until the Company obtains the required licenses. The efforts include continuing with clinical trials, expanding sales internationally and developing new product offerings and/or designations of products that would not fall under these regulations.

In June 2021, the Company announced that it was launching a service platform for its first autologous product called Patient Pure XTM (“PPXTM”). PPXTM is a non-manipulated biologic containing the nanoparticle fraction from a patient’s own peripheral blood. The Company began to accept minimal orders for this service since October 2021.

Recent Developments Regarding Zofin™ and Other Products

In April 2020, the FDA approved an IND application for the Company’s lead product, Zofin™ (IND # 19881), for a Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of OrganicellTM Flow for the Treatment of Moderate to Severe Acute Respiratory Syndrome (“SARS”) Related to COVID-19 Infection vs Placebo. The IRB was approved by the Institute of Regenerative and Cellular Medicine (“IRCM”) during June 2020 (approval number: IRCM-2020-254). Enrollment for the clinical trial began in September 2020. A total of ten patients have been enrolled to the study thus far and currently the clinical trial is not enrolling subjects due to the challenges of enrolling the remaining study population.

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In March 2021, Organicell entered into a Material Cooperative Research and Development Agreement with the Centers for Disease Control and Prevention (the “CDC”) to determine the anti-inflammatory and anti-infective effectiveness of Zofin™ in experimental models of influenza infection. Pursuant to the agreement, Organicell will supply the CDC with Zofin™ and using well established in vitro and in vivo experimental models of influenza infection, the CDC will test the anti-infective and anti-inflammatory properties of Zofin™. All the proposed experiments will be performed in the appropriate biosafety levels and approved protocols at the Immunology and Pathogenesis Branch / Influenza Division of the CDC.

In April 2021, the Company entered into a similar agreement with Oklahoma State University to evaluate Zofin™ for the treatment of respiratory diseases caused by virus infections of pandemic potential and the FDA approved an IND application for Zofin™, in the treatment of knee osteoarthritis.

In June 2021, Organicell announced the results of its expanded access (EA) intermediate size patient population trial (NCT04657406) for treatment of COVID-19 patients with Zofin™, which EA trial had been authorized by the FDA in September 2020. The results of the EA trial indicated that treatment of participants with Zofin™:

●	met endpoints for safety and efficacy in patients with mild to moderate COVID-19;

●	mitigated mild and moderate symptoms;

●	improved pulmonary opacities detected in chest X-rays; and

●	improved inflammatory biomarkers.

The trial was conducted at United Memorial Medical Center in Houston, Texas. The study enrolled a total of 11 subjects: adults between the age of 35 to 69 who were fighting COVID-19 infection and presented respiratory fatigue with and without exertion, cough, and shortness of breath and met all inclusion/exclusion criteria. One patient withdrew before receiving any doses of Zofin™. Two subjects withdrew at day 14 post treatment with Zofin™. As a result, eight subjects completed the day 30 follow-up and are included in the data analysis. The administration of Zofin™ in the trial was well tolerated in all enrolled subjects, with no adverse events. Chest X-ray data demonstrated that 75% of subjects had bilateral opacities caused by COVID-19 infection at day 0 (baseline), prior to treatment with Zofin™ and thirty (30) days after Zofin™ treatment, chest X-ray data showed 83% of treated subjects had normal lung imaging, indicating complete recovery. Upon such time that Organicell enrolls and submits additional patient data from the above-mentioned study, Organicell intends to submit the updated results of the trial to the FDA for approval of an amendment to the Company’s previously approved IND (NCT04384445) to perform a placebo-controlled Phase II clinical trial to confirm safety and efficacy in a randomized fashion.

The Company is currently in the process of pursuing the implementation of three other previously approved clinical trials:

●	In January 2021, the Company announced that the FDA had approved an IND application for its lead product, Zofin™, in the treatment of patients diagnosed with chronic obstructive pulmonary disease (“COPD”). This approved trial design will be a double blinded, placebo-controlled, phase I/II trial investigating the safety and potential efficacy of intravenous infusion (IV) of Zofin™ for the treatment of COPD. The Company and the clinical research organization (“CRO”) are currently working to initiate the trial which the Company expects enrollment to begin during the year ended December 31, 2022, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company having sufficient working capital to finance the completion of the trial, as to all of which no assurance can be given.

●	In April 2021, the Company announced that the FDA had approved the IND application for its lead product, Zofin™, in the treatment of knee osteoarthritis. This approved trial design, will be a double blinded, placebo-controlled, phase I/II trial investigating the safety and potential efficacy of Zofin™ for patients suffering with knee osteoarthritis. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the fiscal year ended October 31, 2023, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company having sufficient working capital to finance the trial, as to all of which no assurance can be given.

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●	In July 2021, the Company announced that the FDA had approved an IND application for its lead product, Zofin™, for the treatment of ‘Prolonged COVID-19 Symptoms’ (“Long Haulers”). This approved trial design consists of a double blinded, placebo-controlled, randomized phase I/II trial designed to investigate the safety and potential efficacy of Zofin™ in treating COVID-19 Long Haulers.

Organicell has secured two sites to date to carry out the trial; NewportNativeMD, Newport Beach, California and United Memorial Medical Center, Houston, Texas. The trial, organized and operated through Proxima Clinical Research, a Houston-based CRO, is anticipated to begin enrolling participants during the fiscal year ended October 31, 2022 with the full enrollment of 30 patients expected to be completed no later than March 2023. Based on the timing to successfully enroll all patients, Organicell plans to complete the trial no later than March 2024.

Patients enrolled in the study will have met prescribed Long Hauler conditions, with subjects experiencing consistent symptoms of a COVID-19 infection for a prolonged period of time, which is greater than 6 weeks and less than 12 months. Enrolled patients will receive 3 doses of Zofin™ in accordance with the study protocol.

The trial objectives are to demonstrate the safety and potential efficacy of Zofin™ administered intravenously in subjects experiencing prolonged COVID-19 symptoms. Based on the successful outcome of this trial, the Company intends to immediately submit efficacy data gathered to the FDA to obtain approval for an amendment to its Investigational New Drug (IND) application to begin a Phase II/III trial that will focus on the efficacy of Zofin™ in the treatment of COVID-19 Long Haulers.

In April 2021, we announced that an initial trial of ten COVID -19 patients in India conducted by CWI India, our Indian partner, generated positive results. The trial had been conducted by CWI India, our Indian partner with whom we had entered a product testing and distribution agreement in February 2021, to collaborate on a study or studies to evaluate the effects of Zofin™ on moderate to severe COVID-19 patients in India. The ten patients in the initial trial were treated at hospitals in Bangalore, Kozhikode and Chennai, and all ten patients recovered from their symptoms and were discharged from the hospital. Based on the initial results of this trial, CWI India has since been seeking to obtain government approval to conduct an expanded trial of up to sixty-five patients with moderate to severe COVID-19, who were to be treated at these hospitals. To date, CWI India has not yet obtained the required approval and it is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with CWI India.

In May 2021, the Company announced that its Zofin™ therapy has been approved by Pakistani regulators to be used for a treatment of a named COVID-19 patient hospitalized at the Pakistan Institute of Medical Sciences on compassionate grounds. In addition to this compassionate grounds authorization, Organicell received further indications from the Pakistani regulators to begin a broader trial of ZofinTM with up to 60 additional patients suffering from moderate to severe COVID-19. The Company has already shared data with Pakistani regulatory authorities in the country in support of this effort. To date, the Company and the Company’s Pakistani partner for the proposed study have not yet obtained the required approval and the Company is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with the Company’s Pakistani partner.

COVID-19 Impact on Economy and Business Environment

The adverse public health developments and economic effects of the ongoing COVID-19 outbreak in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect. These restrictions have adversely affected the Company’s sales, results of operations and financial condition. In response to the COVID-19 outbreak, the Company (a) has accelerated its research and development activities; (b) is seeking to raise additional debt and/or equity financing to support working capital requirements; and (c) continues to take steps to stabilize and increase revenues from the sale of its products.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing a similar or worse devastating impact to the United States and worldwide economies or our business.

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Industry Overview

The traditional health care industry in the United States is predominantly controlled by the rules of the Centers for Medicare & Medicaid Services (“CMS”) (wwws.cms.gov) and commercial health insurance companies. This control limits patients’ access to alternative medical therapies, that recent medical literature demonstrates highly beneficial outcomes in the field of anti-aging and regenerative medicine. Traditional allopathic medicine of health care provided to patients in the United States relies on government and commercial health insurance for payment of the costs associated with their day-to-day health care. Because of this close relationship, physicians must follow government and commercial insurers guidelines in order to stay in the plans and receive reimbursement. Physicians are restricted in their ability to expand the nature of the treatments provided beyond industry practices because of legal ramifications and/or lack of knowledge concerning protocol of cutting-edge anti-aging and regenerative medical treatments.

Despite the above, anecdotal and medical literature has shown an increased demand by patients for access to alternative medical therapies and treatments. Patients are seeking these alternatives to traditional allopathic medicine, due to the adverse events associated with traditional pharmaceuticals, risks associated with surgeries, and that traditional medicine and insurers are not addressing wellness or preventive medicine sufficiently. To address a wide variety of aging issues, safe alternatives to pathologies, including access to other treatments and pharmaceuticals and to achieve beneficial “elective” health treatments, we intend utilize the latest regenerative technologies. These alternative pathways to date have had significant restrictions because of regulations imposed by the FDA, other regulatory bodies and insurers due to lack of randomized controlled studies, yet many published case series demonstrate safety and efficacy. Patients and consumers are looking to safe alternatives compared more traditional medicine, including the following:

●	Cellular/ Tissue based therapies

○	Adipose-derived stromal vascular fraction

○	Bone marrow-derived stem cell therapies

○	Peripheral blood derived therapies (i.e., platelet rich plasma);

○	Placental-based therapies

Ø	Technology documented since 1910 for safety and efficacy, tissue processed from human amniotic membrane and fluid, donated by consenting mothers delivering a full-term healthy baby by scheduled Caesarean section, avoiding any ethical or moral concerns, proven safety record, case series documented success in a multitude of systemic and local pathologies

○	Growth factor, cytokine therapies

●	Anti-Aging

○	Supplements

Ø	Vitamin

Ø	Mineral

Ø	Medical foods

○	Weight control

○	Topical lotions and creams for the largest organ the skin

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●	Nontraditional medical alternatives

○	Acupuncture

○	Naturopathic

○	Chiropractic

●	Self-directed

○	Meditation

○	Yoga

○	Tai Chi

Currently, patients who desire alternative treatments rely on the following options:

●	Medical Tourism

○	In United States

○	Off-shore United States

Ø	Central and South America

Ø	Caribbean

Ø	Europe

●	Consulting directly with physicians knowledgeable in providing regenerative medical services

●	Unlicensed life coaches

Current Business Strategy

Our current business strategy is to achieve the following goals and milestones:

●	Execute on our current strategy to complete existing clinical studies and secure approval to commence additional studies for other specific indications that we identify that the use of our products will provide more favorable and desired health related benefits for patients seeking alternative treatment options than are currently available;

●	Perform clinical based studies associated with the use of our products (independently and/or in conjunction with Providers, Manufacturers, Government Agencies and Educational Institutions) and seek accelerated approval where available for each product application in accordance with the 21st Century Cures Act (“Cures Act”) and/or through the granting of an FDA-approved biologics application (“BLA”) to allow products to be lawfully marketed and/or sold in the United States;

●	Assure the Company’s maintains compliance with existing and the anticipated changes to FDA regulations, including the guidance related to the use and sale of tissue-based products (“HCT/Ps”) which was published in November 2017 and took effect in May 2021 (postponed from November 2020 due to the COVID-19 pandemic), as well as readiness to respond to ongoing future changes to regulations impacting our products;

●	Continue to expand our laboratory facilities to meet expected production, processing and research requirements;

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●	Engage high profile and industry recognized medical advisors, researchers and/or scientists to help identify and develop new and emerging technologies concerning biologics and to assure our Products remain cutting edge and competitive to products offered by other companies;

●	Identify alternative products and services to (a) offset any potential decline in revenues resulting from FDA limitations on the sales and distribution of our existing products currently being sold and distributed and/or future expected FDA restrictions on RAAM products; and (b) provide our Providers with alternative product and treatment options to remain competitive with the market and our Providers to meet the needs and demands of their patients;

●	Identify sources of exclusive and superior suppliers of RAAM products and/or raw materials used by us in processing our RAAM products;

●	Identify strategic relationships and acquisition targets that would enhance and/or accelerate the growth of the Company; (a) existing raw material and/or medical device suppliers or owners of IP associated with existing and/or additional desired RAAM products, (b) alliances with Providers that specialized in RAAM products, and/or (c) alliances with marketing and distribution companies of RAAM products.

●	Develop and expand operations to provide for growth of our revenues;

○	Expand our sales market and network of Providers within and outside of the United States to increase revenues for RAAM related products through:

●	Hiring additional in-house sales personnel;

●	Selectively engaging independent distributors;

●	Marketing private label products to distributors;

●	Increasing market recognition for our Organicell brand from: marketing and participating in industry trade shows;

○	Increase the number of RAAM product offerings for various modalities using proprietary processing, formulas and administration techniques, including the Company’s new product PPX™

○	Extend our referral network of Providers based on:

●	Superior product offerings;

●	Demonstrating a realistic and executable regulatory roadmap to assure Company and product compliance with current and anticipated FDA regulations; and

●	Developing and providing educational support to Providers regarding our products and regulatory concerns;

●	Secure additional working capital;

○	Fund shortfalls in working capital to fund ongoing expenses and required payments to vendors and creditors until revenues are stabilized;

○	Fund ongoing costs to complete current pipeline of clinical trials as well as future clinical trials;

○	Fund capital expenditures associated with maintaining compliance of our facilities and products;

○	Fund our strategy to develop and expand our revenues for the sales and distribution of RAAM related products described above;

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○	Hire additional personnel to support our growth and planned expansion; and

○	Enhance our CRM, e-commerce and ERP capabilities to facilitate marketing, sales and distribution functionality and accounting for our operations.

●	Enhance Company Corporate Governance;

○	Appoint additional independent members to the Board of Directors that will provide overall industry expertise and fulfill audit committee and independent director requirements to meet listing requirements for the national stock exchanges;

○	Continue to develop and expand the Company’s internal control policies; and

○	Continue to explore previously announced plans to uplist the Company to the Nasdaq for the purpose of enhancing interest and investment opportunities for the Company once the Company is able to demonstrate compliance with initial listing requirements, including minimum share price and stockholder’s equity thresholds.

Market Overview

The population of the United States and the developed world is getting older and living longer. According to a United States Consensus Bureau’s report, “An Aging World: 2015,” America’s 65-and-over population is projected to nearly double over the next three decades, ballooning from 48 million to 88 million by 2050 and that worldwide, the 65-and-over population will more than double to 1.6 billion by 2050. According to the report, in 2015, 14.9% of the U.S. population was 65 or over and the United States was the 48th oldest country out of 228 countries and areas in the world in 2015. Baby boomers began reaching age 65 in 2011 and by 2050 the older share of the U.S. population will increase to 22.1%.

The world average age of death has increased by 35 years since 1970, with declines in death rates in all age groups, including those aged 60 and older (Source: Institute for Health Metrics and Evaluation, 2013; Mathers et al., 2015). The leading causes of death are shifting, in part because of increasing longevity. Between 1990 and 2013, the number of deaths from non-communicable diseases (“NCDs”) has increased by 42%; and the largest increases in the proportion of global deaths took place among the population aged 80 and over. An estimated 42.8% of deaths worldwide occur in the population aged 70 and over, with 22.9% in the population aged 80 and over.

Also, according to the Centers for Disease Control (the “CDC”), “Medical Tourism” (a term commonly used to describe people traveling outside their home country for medical treatment) is a worldwide, multibillion-dollar phenomenon that is expected to grow substantially in the next 5–10 years. Studies have estimated that hundreds of thousands of medical tourists travel from the United States annually and that patients pursue medical care abroad for a variety of reasons, including a desire to receive a procedure or therapy not available in their country of residence. Common categories of procedures that US travelers pursue during medical tourism trips include orthopedic surgery, cosmetic surgery, cardiology (cardiac surgery), oncologic care, and dentistry. Common destinations include Thailand, Mexico, Singapore, India, Malaysia, Cuba, Brazil, Argentina, and Costa Rica.

If we are able to implement our intended business plan, we believe that we will be well situated to address this increased consumer demand for alternative medical treatments.

Marketing and Sales

Currently, we market our RAAM products and services to a network of Providers through in-house, contracted sales personnel and/or from independent distributors. As of the date of this prospectus, we had four in-house salespeople who marketed our RAAM products and services. In addition, we had arrangements with several independent distributors that were marketing and distributing our products. We intend in the future to expand our in-house sales force and independent distributors as our working capital improves, our product line expands and as volumes increase. We also intend to develop and offer ongoing training seminars to provide the best possible information on the latest advances on anti-aging, and regenerative medicine to Providers.

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Raw Materials and Sources of Supply

We acquire the raw materials and supplies for our RAAM research and development and the manufacturing of our RAAM placental-related products from unaffiliated third-party laboratories pursuant to supply arrangements.

In the event any one or more of our current suppliers are unwilling or unable to sell us required raw materials and/or products, for any reason, we may not be able to provide replacement products to our customers, or if other supply arrangements can be made, the replacement products and terms may not be as favorable.

Customers

Our RAAM business is not dependent on any one or more customers, especially as our customer and distribution network expands. Our customer base is increasingly broad based and throughout the United States and worldwide.

Intellectual Property

The table below sets forth a summary of our intellectual property rights.

Patents:	None

Patent Applications:	OrganicellTM has a U.S. Patent Application on file for its Organicell™ line of products and the proprietary techniques used in during processing perinatal fluid.
U.S. Patent Application No. 17/226,587
Titled: COMPOSITIONS COMPRISING NANOPARTICLES, METHOD OF MAKING AND USES THEREOF
Filed: April 9, 2021
Inventor: Maria Ines Mitrani
Applicant: Organicell Regenerative Medicine, Inc.
Conversion Filing Deadline: April 10, 2021
Assignment: MARIA INES MITRANI (Assignor), ORGANICELL REGENERATIVE MEDICINE, INC. (Assignee)
Recorded: April 9, 2021
Real/Frame: 055878 / 0801 & 055878 / 0900

OrganicellTM has an International Patent Application on file for its Organicell™ line of products and the proprietary techniques used in during processing perinatal fluid.
International Patent Application No. PCT/IB2021/052982
Titled: COMPOSITIONS COMPRISING NANOPARTICLES, METHOD OF MAKING AND USES THEREOF
Filed: April 10, 2021
Inventor: Maria Ines Mitrani
Applicant: Organicell Regenerative Medicine, Inc.
National Phase Filing Deadline: October 10, 2022
Assignment: MARIA INES MITRANI (Assignor), ORGANICELL REGENERATIVE MEDICINE, INC. (Assignee)

OrganicellTM has a U.S. Provisional Patent Application on file for its Organicell™ PPX product and the proprietary techniques used in the administration of blood-derived exosomes to treat pain.
U.S. Provisional Patent Application No. 63/287,466
Titled: METHOD OF TREATING PAIN IN A PATIENT COMPRISING THE USE OF EXTRACELLULAR VESICLES
Filed: December 8, 2021
Inventors: Maria Ines Mitrani, Michael Bellio, and Albert Mitrani
Applicant: Organicell Regenerative Medicine, Inc.
Conversion Filing Deadline: December 8, 2022

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Trademarks:	Word Mark: ZENOX
Goods/Services: Radiation sterilized biologically derived products developed from perinatal tissue material in the nature of cultured biological tissue and non-cultured biological tissue, for aesthetic purposes, other than for medical or veterinary purposes (IC 001)
Serial Number: 90331202
Filing Date: November 19, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of allowance received August 17, 2021

Word Mark: ZENOX
Goods/Services: Radiation sterilized biologically derived products developed from perinatal tissue material for medical and medical regenerative purposes, namely, biological tissue grafts, implants comprising living tissue, surgical implants comprising living tissue, and biological implants for cushioning tissues and supporting tissue repair and homeostasis (IC 005)
Serial Number: 90331195
Filing Date: November 19, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of allowance received August 17, 2021

Word Mark: XENOX
Goods/Services: Radiation sterilized biologically derived products developed from perinatal tissue material in the nature of cultured biological tissue and non-cultured biological tissue, for aesthetic purposes, other than for medical or veterinary purposes (IC 001)
Serial Number: 97075336
Filing Date: October 14, 2021
Owner: Organicell Regenerative Medicine, Inc.
Status: Pending, awaiting examination

Word Mark: XENOX
Goods/Services: Radiation sterilized biologically derived products developed from perinatal tissue material for medical and medical regenerative purposes, namely, biological tissue grafts, implants comprising living tissue, surgical implants comprising living tissue, and biological implants for cushioning tissues and supporting tissue repair and homeostasis (IC 005)
Serial Number: 97075340
Filing Date: October 14, 2021
Owner: Organicell Regenerative Medicine, Inc.
Status: Pending, awaiting examination

Word Mark: XOTIN
Goods/Services: Biologically derived nanoparticles, namely, exosomes and extracellular vesicles, developed from perinatal tissue material for aesthetic purposes, other than for medical or veterinary purposes (IC 001)
Serial Number: 90168590
Filing Date: September 9, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of Allowance issued January 26, 2021; 1st extension of time requested and approved.

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Word Mark: XOTIN
Goods/Services: Biologically derived nanoparticles, namely, exosomes and extracellular vesicles, developed from perinatal tissue for medical and medical regenerative purposes, namely, biological tissue grafts, implants comprising living tissue, surgical implants comprising living tissue, and biological implants for cushioning tissues and supporting tissue repair and homeostasis (IC 005)
Serial Number: 90168599
Filing Date: September 9, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of Allowance issued January 26, 2021; 1st extension of time filed and approved.

Word Mark: ZOFIN
Goods/Services: Biologically derived products developed from perinatal tissue material in the nature of cultured biological tissue and non-cultured biological tissue, for aesthetic purposes, other than for medical or veterinary purposes (IC 001); Biologically derived products developed from perinatal tissue material for medical and medical regenerative purposes, namely, biological tissue grafts, implants comprising living tissue, surgical implants comprising living tissue, and biological implants for cushioning tissues and supporting tissue repair and homeostasis (IC 005)
Serial Number: 90050511
Filing Date: July 13, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of allowance issued May 18, 2021 – 1st extension of time filed and approved

Word Mark: Organicell
Goods/Services: Biologically derived products developed from perinatal tissue material in the nature of cultured biological tissue and non-cultured biological tissue, for aesthetic purposes, other than for medical or veterinary purposes (IC 001); Biologically derived products developed from perinatal tissue material for medical and medical regenerative purposes, namely, biological tissue grafts, implants comprising living tissue, surgical implants comprising living tissue, and biological implants for cushioning tissues and supporting tissue repair and homeostasis (IC 005)
Serial Number: 88903989
Filing Date: May 6, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of Allowance issued December 22, 2020; Office Action received July 27, 2021

Word Mark: Organicell
Goods/Services: Non-medicated anti-aging serum; non-medicated skin serums; all of the aforementioned goods are made in whole or in substantial part of organic ingredients (IC 003)
Serial Number: 87311045
Filing Date: January 23, 2017
Owner: Organicell Regenerative Medicine, Inc.
Registration Number: 5289671
Registration Date: September 19, 2017
Status: Live

Word Mark: PATIENT PURE X - PPX
Goods/Services: plasma extracts for medical use, namely, plasma extract containing purified and concentrated exosomes derived from whole human blood
Serial Number: 88771931
Filing Date: January 24, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of Allowance issued July 28, 2020 – 2nd extension of time filed and approved

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Word Mark: PATIENT PURE X - PPX
Goods/Services: plasma processing services for others, namely, extracting purified and concentrated exosomes based on whole blood harvested from patients for use by hospitals, clinics, or other organizations or persons involved in delivering healthcare services to patients
Serial Number: 88771934
Filing Date: January 24, 2020
Owner: Organicell Regenerative Medicine, Inc.
Status: Notice of Allowance issued August 18, 2020 – 2nd extension of time filed and approved

We have also recently filed for international protection for our previously filed U.S. patents.

Pursuant to our employment agreements with our executives, all work product that is created, prepared, produced, authored, edited, amended, conceived or reduced to practice by each executive individually or jointly with others during the period of their employment by the Company and relating in any way to the business or contemplated business, research or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations thereof, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), the sole and exclusive property of the Company. All of the Work Product consisting of copyrightable subject matter shall be deemed “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company or if not applicable, deemed to be irrevocably assigned to the Company, for no additional consideration. The Intellectual Property Rights in any “Pre-existing Materials” included contained in the Work Product shall be retained by the executive but the executive shall be deemed to have granted to the Company an irrevocable, worldwide, unlimited, royalty-free license to use, publish, reproduce, display, distribute copies of, and prepare derivative works based upon, such Pre-Existing Materials and derivative works thereof. The Company may not assign, transfer and sublicense such rights to others without executive’s consent, other than to a wholly owned subsidiary of the Company. The executive shall provide written notice to the Company’s Chief Executive Officer therein notifying the Company new intellectual property including the Pre-Existing Materials.

Competition

The regenerative medicine field is highly competitive and subject to rapid technological change and regulation. Companies compete on the basis of product efficacy, pricing, and ease of handling/logistics. A critically important factor for growth in the US market is third-party reimbursement, which is difficult to obtain, and the process can be time-consuming and expensive. We expect that it will take some time before RAAM products will be widely accepted under health insurance coverage. In addition, growth of this industry is expected to expand as additional research and development into the benefits of regenerative products and specific products becomes more widely accepted as a result of FDA mandated or optional clinical trials are performed by industry stakeholders.

As stated previously, companies competing in the industry must now meet the new and more stringent regulatory deadlines imposed by the FDA in connection with regulation of RAAM products that went into effect in May 2021 (postponed from November 2020 due to the COVID-19 pandemic). As a result of these concerns, the Company and our competitors are expected to need to pursue research and development efforts, submit IND applications for FDA approval to commence clinical trials for RAAM products and ultimately obtaining a biologic license for their products to be sold, to assure that their respective operations and products remain compliant with FDA regulations and there is no adverse impact to future operations.

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. Notwithstanding the foregoing, we are undertaking efforts on an ongoing basis to mitigate any potential risks associated with an adverse ruling by the FDA and the subsequent limitations on our ability to continue to generate revenues from the sale of our products in the United States until the Company obtains the required licenses. The efforts include continuing with clinical trials both domestically and internationally, expanding sales internationally and developing new product offerings and/or designations of products that would not fall under these regulations, including the Company’s recent launching of PPX™.

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We intend to perform clinical trials for our RAAM Products for the purpose of obtaining biologics license status from the FDA to provide us with advantages over our competitors, including acceleration for acceptance of our products in traditional insurance plans, compliance with FDA regulations and/or to provide our customers with superior education and support of the benefits of our products. Initially we are positioning ourselves as a cash-based health care alternative for consumers that can provide higher levels of improvement, that is not available from traditional allopathic medicine at this time.

The Company competes in multiple areas of clinical treatment where regenerative biomaterials may be employed to modulate inflammation, enhance healing and reduce scar tissue formation: advanced wound care treatment, including spine, orthopedic, sports medicine, and surgical as well as regenerative and aesthetics applications.

The primary competitive products in this space and which are now subject to being classified as an HCT/P product that must meet current regulatory guidelines and require IND approvals, clinical trials, and ultimately biologic license are allograft products derived from perinatal sources including amniotic fluid, amniotic and placental powders, amniotic or placental frozen tissues or liquids, cord blood derived products, and Wharton’s jelly derived products. As a result of this increased regulatory oversight of HCT/P’s, competitors have begun shifting their product portfolios to autologous solutions including serums derived from blood, bone marrow, and adipose tissue. These products are the fastest growing sector of regenerative medicine due to their compliant regulatory position with the FDA.

Our allogenic competitors are primarily producer-distributor companies which historically included Predictive Biotech, Kimera Labs, MiMedix Group, Inc., Invitrx Therapeutics, Liveyon, BioD (“dermaSciences”), Signature Biologics, Direct Biologics and Vitti Labs, as well as a number of distributors who sell white-labeled products from those producer-distributor entities. Additionally, there are a variety of accredited blood, bone, and soft tissue banks that we historically competed against, including Utah Cord Bank and Cord for Life. Currently one of the largest companies in the autologous segment is Regenexx. We also expect to see the growth of many additional autologous equipment manufacturers during 2022, including APEX Biologix LLC.

In connection with the new FDA regulations that went into effect in May 2021 described above, the Company believes that two of the largest perinatal product manufacturers in the United States, Predictive Biotech and Utah Cord Bank, have closed their operations. In addition, the FDA has indicated that hundreds of other manufacturers and clinics have already received warning letters of violations of the new FDA regulations. To date, the Company has not received any warning letters or correspondence from the FDA indicating that our products were not in compliance with the current FDA regulations.

As stated previously, the demand for RAAM products is very high and expected to grow with the growing baby boomer generation getting older, the increase in patients desiring to seek health care options outside of traditional therapies, the growing trend in the desire of individuals to remain active longer in life and the ongoing rise in health care costs which RAAM products may provide a more efficient and economical alternative for certain conditions.

Government Regulation

General

The Company’s operations are subject to FDA regulations in connection with the sales and distribution of its RAAM products. In addition, the Company relies on supply agreements with birth tissue recovery companies, supply manufacturers and/or third party distributors for the supply of RAAM products and/or the Company’s intended objectives to conduct research and development and clinical trials of RAAM products, all of whom are required to comply with FDA regulations. We anticipate these regulations will be heavily enforced and subject to more restrictive regulations by the FDA in the future. A summary of the current FDA regulations is set forth below.

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FDA Premarket Clearance and Approval Requirements

Tissue Products

Currently the products that are sold by the Company are derived from human tissue that is purchased by the Company and processed directly in the Company’s laboratory facilities. At times when the Company did not manufacture its own products, the products sold were manufactured and processed by third party manufacturers. As discussed below, some tissue-based products are regulated solely under Section 361 of the Public Health Service Act as human cells, tissues and cellular and tissue-based products, or HCT/Ps, which do not require premarket clearance or approval by the FDA. Other tissue products are regulated as biologics and, in order to be lawfully marketed in the United States, require an FDA-approved BLA.

The FDA is continually changing and formulating new guidelines for this industry. In addition, the FDA has published some additional draft guidelines related to this industry and the ultimate form of the regulations are not yet known.

Products Regulated as HCT/Ps

The FDA has specific regulations governing human cells, tissues and cellular and tissue-based products, or HCT/Ps. An HCT/P is a product containing or consisting of human cells or tissue intended for transplantation into a human patient. HCT/Ps that meet the criteria for regulation solely under Section 361 of the Public Health Service Act (so-called “361 HCT/Ps”) are not subject to approval requirements and they are subject to post-market regulatory requirements.

To be a 361 HCT/P, a product generally should meet following criteria:

●	Be minimally manipulated, no structural change, or be mixed with anything;

●	Be intended for homologous use, essentially used for the same purpose that it was used in the donor;

●	Its manufacture must not involve combination with another article, except for water, crystalloids or a sterilizing, preserving or storage agent; and

●	It must not be dependent upon the metabolic activity of living cells for its primary function.

Products Regulated as Biologics- The BLA Pathway

The typical steps for obtaining FDA approval of a BLA to market a biologic product in the U.S. include:

●	Completion of preclinical laboratory tests, animal studies and formulations studies under the FDA’s good laboratory practices regulations;

●	Submission to the FDA of an Investigational New Drug Application (“IND”) for human clinical testing, which must become effective before human clinical trials may begin and which must include independent Institutional Review Board (“IRB”) approval at each clinical site before the trials may be initiated;

●	Performance of adequate and well-controlled clinical trials in accordance with Good Clinical Practices to establish the safety and efficacy of the product for each indication;

●	Submission to the FDA of a Biologics License Application for marketing the product, which includes, among other things, reports of the outcomes and full data sets of the clinical trials, and proposed labeling and packaging for the product;

●	Satisfactory completion of an FDA Advisory Committee review; and

●	Satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with Current Good Manufacturing Practices (“cGMP”) regulations.

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Generally, clinical trials are conducted in three phases:

●	Phase I trials typically involve a small number of healthy volunteers and are designed to provide information about the product safety.

●	Phase II trials are conducted in a larger but limited group of patients afflicted with a specific diagnosis in order to determine preliminary efficacy, and to identify possible adverse effects.

○	Dosage studies are designated as Phase IIA and efficacy studies are designated as Phase IIB.

●	Phase III clinical trials are generally large-scale, multi-center, comparative trials conducted with patients who have a specific condition in order to provide statistically valid proof of efficacy, as well as safety and potency.

●	In some cases, the FDA will require Phase IV, or post-marketing trials, to collect additional data after a product is on the market.

The process of obtaining an approved BLA requires the expenditure of substantial time, effort and financial resources and may take years to complete.

FDA Post-Market Regulation

Tissue processors are required to register as an establishment with the FDA. We intend on becoming a registered establishment, accredited by the American Association of Tissue Banks (“AATB”) for the storage and distribution of tissue products that we purchase directly or indirectly from third party manufacturers. Once we are registered, we will be required to comply with regulations, including those regulations regarding storage, controls, access, labeling, record keeping, security, processes, compliance with established Good Tissue Practices, and documentation associated with the sale of our products by our customers to their patients. Our facilities will be subject to periodic inspections to assess our records and determination of our compliance with the regulations.

Products covered by a BLA, 510(k) clearance, or a PMA are subject to numerous additional regulatory requirements, which include, among others, compliance with cGMP, which imposes certain procedural, substantive and record keeping requirements, labeling regulations, the FDA’s general prohibition against promoting products for unapproved or “off-label” uses, and additional adverse event reporting.

Other Regulation Specific to Tissue Products

The AATB, has issued operating standards for tissue banking, whether manufacturing and/or storing products as a distributor of manufactured products by third parties. Compliance with these standards is a requirement in order to become a licensed tissue bank.

21st Century Cures Act

In December 2016, President Obama signed the 21st Century Cures Act (the “Cures Act”) into law. The Cures Act includes many provisions that aim to speed up the process of bringing new drugs and devices to market. One of the Cures Act’s most significant amendments to the Federal Food, Drug and Cosmetic Act allows the FDA to grant accelerated approval to regenerative medicine products, while also providing the agency with wide discretion on creating new approaches to regenerative medicine. This legislative development is the result of increased pressure from patients and other stakeholders to move regenerative medicine advancements more quickly from the lab into the clinic.

Specifically, the new accelerated approval pathway authorized by the Cures Act allows certain regenerative medicine products to be designated as “regenerative advanced therapy” and become eligible for priority review by FDA. To qualify for this pathway, the product must be aimed at a serious disease and have the potential to deal with currently unmet medical needs. It must also meet the Cures Act’s new definition of a regenerative advanced therapy, which is defined as “cell therapy, therapeutic tissue engineering products, human cell and tissue products, and combination products using any such therapies or products, except for those regulated solely under section 361 of the Public Health Service Act.” This broad definition would seem to encompass the majority of regenerative medicine products known to be currently in the development stages.

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As with the existing accelerated approval pathway for drugs and biologics, this new regulatory pathway would allow a regenerative medicine product to be approved for marketing based on surrogate or intermediate clinical trial endpoints rather than longer term clinical outcomes. The use of such endpoints can decrease the number, duration, and complexity of clinical trials that are needed to prove a longer-term outcome. Subsequently, a sponsor would have to conduct confirmatory clinical trials to ensure that the surrogate or intermediate endpoint was in fact predictive of patients’ clinical response to the product, otherwise the accelerated approval could be withdrawn.

The Cures Act also requires the FDA to work with the National Institute of Standards and Technology (“NIST”) and other stakeholders to develop standards and consensus definitions for regenerative medicine products. Such standards are expected to play a large role in advancing this nascent industry by allowing companies to rely on FDA-recognized standards, rather than creating and validating their own as is the case today.

The Cures Act attempts to create a research network and a public-private partnership to assist developers in generating definitive evidence about whether their proposed therapies indeed provide clinical benefits that are hoped for. The Cures Act also requires the FDA to track and report the number and type of applications filed for regenerative medicine products, including the number of products approved through the new accelerated approval pathway. The law also includes provisions that require the FDA to publish guidance on how it will design and implement an approval process for regenerative medicine devices.

November 2017 FDA Guidelines

In November 2017, the FDA released four guidance documents (two final, two draft) in an effort to implement a “comprehensive policy framework” for existing laws and regulations governing regenerative medicine products, including human cells, tissues, and cellular and tissue-based products (“HCT/Ps”). These guidance documents build upon the previous regulatory framework for these products, which was completed in 2005. A guidance document cannot alter a regulation, but can clarify how the FDA intends to enforce the regulation. The Comprehensive regenerative medicine policy framework intends to spur innovation, efficient access to potentially transformative products, while ensuring safety & efficacy.

The framework builds upon the FDA’s existing risk-based regulatory approach to more clearly describe what products are regulated as drugs, devices, and/or biological products. Further, two of the guidance documents propose an efficient, science-based process for helping to ensure the safety and effectiveness of these therapies, while supporting development in this area. The suite of guidance documents also defines a risk-based framework for how the FDA intends to focus its enforcement actions against those products that raise potential significant safety concerns. This modern framework is intended to balance the agency’s commitment to safety with mechanisms to drive further advances in regenerative medicine so innovators can bring new, effective therapies to patients as quickly and safely as possible. The policy also delivers on important provisions of the Act.

Final Guidance Documents

The two final guidance documents clarify the FDA’s interpretation of the risk-based criteria manufacturers use to determine whether a product is subject to the FDA’s premarket review.

The first guidance provides greater clarity around when cell and tissue-based products would be exempted from the established regulations if they are removed from and implanted into the same individual within the same surgical procedure and remain in their original form. The second final guidance helps stakeholders better understand how existing regulatory criteria apply to their products by clarifying how the agency interprets the existing regulatory definitions “minimal manipulation” and “homologous use.” As this field advances, the FDA has noted that there are a growing number of regenerative medicine products subject to FDA premarket authorization. These guidance documents will help explain how the FDA will provide a risk-based framework for its oversight. The policy framework defines how the FDA intends to take action against unsafe products while facilitating continued innovation of promising technologies.

To accomplish this goal, the guidance document has clarified the FDA’s view of “minimal manipulation” and “homologous use.” These are two concepts that are defined in current regulation to establish the legal threshold for when a product is subject to the FDA’s premarket approval requirements. By further clarifying these terms in the final guidance, the FDA is applying a modern framework for its oversight.

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FDA regulations at 21 C.F.R. Part 1271, previous draft guidance documents, and untitled letters establish the agency’s approach to regulating HCT/Ps. Some HCT/Ps are exempt from premarket approval and are subject to regulation solely under section 361 of the Public Health Service Act (“PHS Act”) (so-called “361 HCT/Ps”) whereas others require premarket approval (i.e., as a drug, device, or biologic) (so-called “351 HCT/Ps”). Both 361 HCT/Ps and 351 HCT/Ps are subject to FDA requirements (at Part 1271) for registration and listing, donor-eligibility, current good tissue practices, and other requirements intended to prevent transmission of communicable diseases. Those that are the subject of the “same surgical procedure” exception – are exempt from both premarket approval requirements and the requirements of Part 1271. This regime is outlined in a flow chart, which is one of the few new features of the final guidance documents and is presented below:

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Enforcement Discretion

In order to allow manufacturers of products time to comply with the requirements, the FDA announced that it intended (originally through November 2020 and extended to May 2021 because of the COVID-19 pandemic) to exercise enforcement discretion for certain products that are subject to the FDA’s premarket review under the existing regulations, but are not currently meeting these requirements. The FDA does not intend to exercise such enforcement discretion for those products that pose a potential significant safety concern. Going forward, the FDA will apply a risk-based approach to enforcement, taking into account how products are being administered as well as the diseases and conditions for which they are being used. This risk-based approach allows product manufacturers time to engage with the FDA, as to determine if they need to submit a marketing authorization application and, if so, submit their application to the FDA for approval.

The FDA’s enforcement discretion policy for IND and premarket approval requirements does not apply to products that have been associated with reported safety concerns or have the potential to cause significant safety concerns to patients. The FDA has stepped up its oversight of cellular and related products in recent years and has issued compliance actions, including numerous warning and untitled letters, and pursued litigation for serious violations of the law, including some involving patient harm.

The FDA has indicated it intends to focus enforcement actions on “products with higher risk,” taking into account factors such as non-autologous (allogeneic) use, the route of administration, the site of administration, and whether the product is intended for homologous or non-homologous use. For example, HCT/Ps administered via intravenous injection or infusion, aerosol inhalation, intraocular injection, or injection or infusion into the central nervous system, will be prioritized over HCT/Ps administered by intradermal, subcutaneous, or intra-articular injection. Similarly, HCT/Ps intended for non-homologous use, particularly those intended to treat serious or life-threatening conditions, “are more likely to raise significant safety concerns than HCT/Ps intended for homologous use.”

The Company believes that the new regulatory restrictions being implemented by the FDA are intended to assure that all parties involved in the chain of gathering, processing, distributing and/or administrating RAAM related products have met the required standards to assure that the manufacturing, marketing the administration of the RAAM regulated products are not misleading and are performed in a safe and ethical manner and in accordance with the “objective intent” of the manufacturer.

We have not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products we currently produce would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s. However, we do not believe that our products fall within these guidelines and intend to vigorously defend against any adverse interpretation by the FDA on the classification of our products that may be deemed as falling under this defined regulation, if any. Notwithstanding the foregoing, we are undertaking efforts on an ongoing basis to mitigate any potential risks associated with an adverse ruling by the FDA and the subsequent limitations on our ability to continue to generate revenues from the sale of our products in the United States until the Company obtains the required licenses. The efforts include continuing with clinical trials, expanding sales internationally and developing new product offerings and/or designations of products that would not fall under these regulations.

New Draft Guidance Documents

The two draft guidances provide important information to help spur development and access to innovative regenerative therapies. The first draft guidance, which builds off the regenerative medicine provisions in the Act, addresses how the FDA intends to simplify and streamline its application of the regulatory requirements for devices used in the recovery, isolation, and delivery of regenerative medicine advanced therapies, including combination products. The guidance specifies that devices intended for use with a specific RMAT (as defined below0 may, together with the RMAT, be considered to comprise a combination product.

The second draft guidance describes the expedited programs that may be available to sponsors of regenerative medicine therapies, including the new Regenerative Medicine Advanced Therapy (“RMAT”) designation created by the Cures Act, Priority Review, and Accelerated Approval. In addition, the guidance describes the regenerative medicine therapies that may be eligible for RMAT designation – including cell therapies, therapeutic tissue engineering products, human cell and tissue products, and combination products using any such therapies or products, as well as gene therapies that lead to a durable modification of cells or tissues (including genetically modified cells).

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Fraud, Abuse and False Claims

We are directly and indirectly subject to various federal and state laws governing relationships with healthcare providers and pertaining to healthcare fraud and abuse, including anti-kickback laws. In particular, the federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. (See 42 U.S.C. § 1320a-7b). Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. In implementing the statute, the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”) has issued a series of regulations, known as the “safe harbors.” These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute.

AdvaMed has established guidelines and protocols for medical device manufacturers in their relationships with healthcare professionals on matters including research and development, product training and education, grants and charitable contributions, support of third-party educational conferences, and consulting arrangements. Adoption of the AdvaMed Code by a medical device manufacturer is voluntary, and while the OIG and other federal and state healthcare regulatory agencies encourage its adoption and may look to the AdvaMed Code, they do not view adoption of the AdvaMed Code as proof of compliance with applicable laws. We have incorporated the principles of the AdvaMed Code in our standard operating procedures, sales force training programs, and relationships with health care professionals.

Manufacturing (Processing)

We intend on becoming a registered establishment, accredited by the American Association of Tissue Banks (“AATB”) for the storage and distribution of tissue products that we purchase directly or indirectly from third party manufacturers.

Our laboratory and distribution facilities are subject to periodic unannounced inspections by regulatory authorities based on the activities we may be engaged, and may undergo compliance inspections conducted by the FDA and corresponding state and foreign agencies based on our operations. We intend to seek American Association Blood Banks (“AABB”) or AATB accreditation in connection with the storage of products we intend to distribute.

FDA Compliance Steps

To date, the Company has obtained certain IND and eIND approvals from the FDA, including applicable IRB approvals which authorized the Company to commence clinical trials or treatments in connection with the use of Zofin™ and related treatment protocols.

In connection with the Company’s approved eINDs, the approvals authorize physicians to treat their patients with ZofinTM under a specified protocol when there is no comparable or satisfactory therapy option available for an individual patient who has a serious or immediately life-threatening disease. These are not formal clinical trials and the Company is not given access to full patient data associated with such treatments. Following FDA’s reporting requirements, the Company submitted an annual report for all of the eINDs to the FDA to formally close each of the eINDs. The annual report consists of a written summary of the results including any adverse effects.

For each of the Company’s approved eIND’s described below, the approved protocol consisted of administering three or four individual doses of Zofin™ over an 8-day period and monitoring the patient for a period of 21-days from the date of administering the initial dose.

The use of an eIND for “expanded access” is primarily to treat patients with the investigational drug and not to answer safety or efficacy questions about the drug.

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With respect to the Company’s approved INDs and ongoing clinical trials, until such time that the clinical trial is closed and the associated data is reviewed and analyzed by third parties, the Company is not privy to actual patient outcomes and is unable to provide updates on the results of such clinical trials.

To date, there has not been a severe adverse event that has been reported to be associated with the use of Zofin™.

The information provided below represents the Company’s most up to date information regarding results from the Company’s FDA approved and submitted eINDs and approved phase I/II INDs and other trial related activities:

For each of the patients that have been treated under the Company’s approved eIND’s described below, the Company had endeavored to obtain initial and follow-up patient information beginning with the initial date that Zofin™ was administered. As stated earlier, the collection of this information was not required by applicable FDA regulations, but the Company desired to obtain such information in an effort to support and improve its ongoing research and development activities. The patient outcome information provided below for each eIND identified is based on information provided by the patient’s treating physicians, has not been audited and/or verified by the Company or by any independent third party for accuracy or completeness and the Company does not make any representations as to the accuracy or completeness of such information. Furthermore, the Company is not making any claims and/or inferences as to any direct or indirect correlation of the reported patient outcomes and the use of ZofinTM by providing such information.

1.	eIND#22370 approved on 05/11/2020 - Treatment for Acute hypoxic respiratory failure with ARDS secondary to COVID-19 infection for single patient. Patient required mechanical ventilation prior to treatment and developed acute metabolic encephalopathy with ICU delirium along with acute kidney injury and anemia. The patient was treated in May 2020. Patient’s respiratory function at 21-days post treatment, transitioned from a 21% t-collar to room air PMV and decannulation on day 26. The physician reported that patient was discharged from hospital after 29-days post treatment. The single eIND was closed during FDA’s annual reporting.

2.	eIND#22371 approved on 05/11/2020 - Treatment for Acute hypoxic respiratory secondary to bilateral pneumonia secondary to COVID-19 with ARDS for single patient. Patient had also developed acute kidney failure due to sepsis and was placed on hemodialysis. The patient was treated in May 2020. During the course of the treatment, patient’s respiratory function transitioned from CPAP 5 PS 10 30% ventilation to 30% T-Collar ventilation by day 28. The patient’s acute delirium improved. During the observational 21-day period, the physician reported that the patient remained in the step-down unit and required regular hemodialysis treatment due to the kidney injury. The physician reported that the patient passed away 104 days after treatment. The single eIND was closed during FDA’s annual reporting.

3.	eIND#22897 approved on 05/29/2020 - Treatment for Acute respiratory failure with hypoxia, secondary to COVID-19 with ARDS for single patient. Patient had respiratory impairment due to ARDS and an acute kidney injury that required regular hemodialysis. The patient was treated in June 2020. After receiving the treatment, the patient’s respiratory function improved with a complete decannulation from oxygen therapy by day 4. The patient had a complete recovery of renal function, with decreased creatinine concentration levels, and was removed from hemodialysis by day 17. The physician indicated that the patient was discharged 26-days post treatment initiation. The single eIND was closed during FDA’s annual reporting.

4.	eIND#25426 approved on 07/24/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in July 2020. The patient was experiencing fatigue, cough, and shortness of breath at rest and upon exertion. At baseline, the patient’s oxygen saturation was 94% with elevated inflammatory biomarkers TNF-a, IL-6, CRP, and D-dimer. Patient reported improvement in fatigue, cough, and shortness of breath by day 21. Furthermore, inflammatory biomarkers IL-6, CRP, and TNF-alpha all decreased into normal range within 21 days. The physician indicated that the patient reported returning to normal activity by day 28. The single eIND was closed during FDA’s annual reporting.

5.	eIND#25888 approved on 8/01/2020 - Treatment of post COVID-19 complication for single patient. The patient was treated in August 2020. Patient was experiencing shortness of breath, fevers, total malaise, arthropathies vomiting, diarrhea, headaches, and loss of smell. At baseline, bilateral pneumonia with shortness of breath was the primary factor that lead to the long-hauler diagnosis. Blood oxygen saturation level was 95%. The patient began to experience improvements in shortness of breath complications early in the treatment protocol. By the conclusion of the study, the physician indicated that the patient returned to normal with no observation of impairments or respiratory distress. The single eIND was closed during FDA’s annual reporting.

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6.	eIND#26560 approved on 8/17/2020 - Treatment of post-COVID-19 complications for single patient. The patient was treated in August 2020. At baseline, the patient reported prolonged fatigue and shortness of breath. No abnormalities were found in chest x-ray images, oxygen saturation, or inflammatory biomarkers. 20 days post treatment, the physician indicated that the patient continued to experience post-COVID-19 fatigue, shortness of breath, muscle aches, and hair loss. The single eIND was closed during FDA’s annual reporting.

7.	eIND#26561 approved on 8/17/2020 - Treatment of post-COVID-19 complications for single patient. The patient was treated in August 2020. At baseline, the patient reported prolonged fatigue, shortness of breath, body aches and headaches. Significant improvements in fatigue, mental fog, and shortness of breath with exertion were reported 3 days after the 3rd dose. The physician indicated that the patient refused to have further follow up 3 days after the 3rd dose. The single eIND was closed during FDA’s annual reporting.

8.	eIND#26676 approved on 8/20/2020 - Treatment of respiratory failure due to COVID-19 infection for single patient. The patient was treated in August 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician indicated that the patient passed away 5 days after initiation of the treatment, having received two of the three doses of ZofinTM as per the protocol. The single eIND was closed during FDA’s annual reporting

9.	eIND#26700 approved on 8/21/2020 - Treatment for ARDS associated with COVID-19 for a single patient. The patient was treated in August 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician indicated that the patient passed away 7 days after initiation of the treatment, having received two of the three doses of Zofin™ as per the protocol. The single eIND was closed during FDA’s annual reporting.

10.	eIND#26776 approved on 8/25/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. Patient was experiencing significant fatigue, cough, and shortness of breath; inflammatory biomarker CRP was also elevated at baseline. Initial O2 saturation levels fluctuated from 88-95%. Significant improvements were first noted 2 days after the 2nd dose including a decrease in fever and overall improvement in wellbeing. At day 14, the physician reported that the patient returned to work, with a resolution of all reported symptoms. The patients O2 saturation returned to a stable 98% and CRP biomarker levels decreased to normal levels by day 14. The single eIND was closed during FDA’s annual reporting.

11.	eIND#26777 approved on 8/25/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. At baseline, patient was experiencing symptoms of fever, fatigue, cough, and shortness of breath. Patient first reported 25% improvement after the first dose and 95% improvement 2 days after the second dose. At the day 8 time point, the only clinical feature still present was an occasional cough. The physician reported that the patient returned to work 24 hours after the 3rd dose. The single eIND was closed during FDA’s annual reporting.

12.	eIND#26864 approved on 9/05/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. Patient was in ICU in severe critical condition, on ECMO, prior to initiation of the treatment. The patient received 4 doses of ZofinTM and the physician indicated that the patient remained stable on ECMO 21 days after the 1st dose. The physician reported that the patient passed away 41 days after treatment initiation. The single eIND was closed during FDA’s annual reporting.

13.	eIND#26821 approved on 9/22/2020 - Treatment of post COVID-19 complications for single patient. The patient was treated in September 2020. At time of initiation of the treatment, the patient reported symptoms to include generalized myalgias, headaches and fatigue. On day 60, the physician indicated that the patient reported marked improvement with arthralgias and achiness but still had complaints of fatigue, headaches and shortness of breath. The single IND was closed during FDA’s annual reporting.

14.	eIND#26964 approved on 10/10/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU for 16 days and in severe critical condition receiving 100% FiO2, PC mode of ventilator and PEEP 10 prior to initiation of treatment. The physician reported that the patient passed away 1 day after treatment initiation (only 1 dose of the protocol was administered). The single eIND was closed during FDA’s annual reporting.

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15.	eIND#26972 approved on 10/14/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician reported that the patient passed away 13 days after initiation of the first dose and having only received 2 of the 4 doses as per the protocol. The single eIND was closed during FDA’s annual reporting.

16.	eIND#26978 approved on 10/16/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU suffering with pneumonia and respiratory failure. Initiation of treatment was 6-days post hospital admission and the patient received a total of 4 doses of Zofin™. Physician reported patient was discharged and reported to be in stable condition with complete respiratory improvement. The single eIND was closed during FDA’s annual reporting.

17.	eIND#27128 approved on 12/04/2020 - Treatment of mild to moderate symptoms of COVID-19 for a single patient. The patient was treated in December 2020. Clinical features prior to infusion included low-grade fever, chills, muscle and joint aches, severe headaches, dry cough, feeling slightly breathless and fatigue. Upon day 13, physician reported the patient had less muscle and joint aches and increased energy. The single eIND was closed during FDA’s annual reporting.

18.	eIND#27165 approved on 12/15/2020 - Treatment of COVID-19 pneumonia and respiratory failure with ARDS for a single patient. The patient was treated in December 2020. Patient had a severely debilitating medical situation following COVID-19. Prior to the use of Zofin™, patient required use of 100% oxygen non-rebreather face mask. The physician reported that the patient passed away 75 days after only receiving the initial dose of the protocol (only 1 dose of Zofin™ was administered, the patient refused the second and third doses at day 4 and 8 as prescribed by the protocol). The single eIND was closed during FDA’s annual reporting.

19.	Expanded Access to ZofinTM (Organicell™ Flow) approved on 09/24/2020 - Treatment of Patients with COVID-19 Outpatient and Inpatient Population. The IRB was approved by the Institute of Regenerative and Cellular Medicine on December 16, 2020 (approval number: IRCM-2020-269). The trial was conducted at United Memorial Medical Center in Houston, Texas. The study enrolled a total of 11 subjects: adults between the age of 35 to 69 who were fighting COVID-19 infection and presented respiratory fatigue with and without exertion, cough, and shortness of breath and met all inclusion/exclusion criteria. One patient withdrew before receiving any doses of Zofin™. Two subjects withdrew at day 14 post treatment with Zofin™. As a result, eight subjects completed the day 30 follow-up and are included in the data analysis. The administration of Zofin™ in the trial was well tolerated in all enrolled subjects, with no adverse events. Chest X-ray data demonstrated that 75% of subjects had bilateral opacities caused by COVID-19 infection at day 0 (baseline), prior to treatment with Zofin™ and thirty (30) days after Zofin™ treatment, chest X-ray data showed 83% of treated subjects had normal lung imaging, indicating complete recovery. Upon such time that Organicell enrolls and submits additional patient data from the above-mentioned study, Organicell intends to submit the updated results of the trial to the FDA for approval of an amendment to the Company’s previously approved IND (NCT04384445) to perform a placebo-controlled Phase II clinical trial to confirm safety and efficacy in a randomized fashion.

20.	IND # 19881 approved on 04/30/2020 - A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of OrganicellTM Flow for the Treatment of Moderate to Severe Acute Respiratory Syndrome (SARS) Related to COVID-19 Infection vs Placebo. IRB was approved by the Institute of Regenerative and Cellular Medicine (“IRCM”) on 06/04/2020 (approval number: IRCM-2020-254). The clinical trial is currently in process. A total of ten patients have been enrolled to the study thus far and currently the clinical trial is not enrolling subjects due to the challenges of enrolling the remaining study population.

21.	IND #27378 approved on 06/24/21. A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of Zofin™ (Organicell™ Flow) for the Treatment of Post COVID-19 Complications “Long Haulers” vs Placebo. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the fiscal year ended October 31, 2022 and the Company having sufficient working capital to finance the completion of the trial, as to all of which no assurance can be given.

22.	IND # 23198 approved on 01/27/2021. A Phase I/II Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of Zofin™ (Organicell™ Flow) for the Treatment of patients diagnosed with chronic obstructive pulmonary disease (COPD). The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the year ended December 31, 2022 and the Company having sufficient working capital to finance the completion of the trial, as to all of which no assurance can be given.

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23.	IND # 23788 approved on 04/06/2021. A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of ZofinTM Infused Intravenously in Patients Suffering with Knee Osteoarthritis vs Placebo. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the fiscal year ended October 31, 2023, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company having sufficient working capital to finance the trial, as to all of which no assurance can be given.

24.	In April 2021, we announced that an initial trial of ten COVID -19 patients in India conducted by CWI India, our Indian partner, generated positive results. The trial had been conducted by CWI India, our Indian partner with whom we had entered a product testing and distribution agreement in February 2021, to collaborate on a study or studies to evaluate the effects of Zofin™ on moderate to severe COVID-19 patients in India. The ten patients in the initial trial were treated at hospitals in Bangalore, Kozhikode and Chennai, and all ten patients recovered from their symptoms and were discharged from the hospital. Based on the initial results of this trial, CWI India has since been seeking to obtain government approval to conduct an expanded trial of up to sixty-five patients with moderate to severe COVID-19, who were to be treated at these hospitals. To date, CWI India has not yet obtained the required approval and it is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with CWI India.

25.	In May 2021, the Company announced that its Zofin™ therapy has been approved by Pakistani regulators to be used for a treatment of a single COVID-19 patient hospitalized at the Pakistan Institute of Medical Sciences under compassionate grounds. In addition to this compassionate grounds authorization, Organicell received further indications to begin a broader trial of ZofinTM with up to 60 additional patients suffering from moderate to severe COVID-19. The Company has already shared data with Pakistani regulatory authorities in the country in support of this effort. To date, the Company and the Company’s Pakistani partner for the proposed study have not yet obtained the required approvals and the Company is uncertain if they will ultimately be successful in doing so. The Company currently does not anticipate that this clinical trial will advance any further with the Company’s Pakistani partner.

The Company is pursuing efforts to complete all of its approved clinical trials and to obtain approval for and commence additional studies for other specific indications it has identified that the use of its products will provide more favorable and desired health related benefits for patients seeking alternative treatment options than are currently available. The ability of the Company to succeed in these efforts is subject to among other things, the Company having sufficient available working capital to fund the substantial costs of completing clinical trials, which the Company currently does not have, and ultimately, obtaining approval from the FDA.

Environmental Laws

Since May 2019, we have operated laboratory facilities that process or directly handled biomedical materials whereby we receive and/or generate wastes that are required to be disposed. We contract with third parties for the transport, treatment, and disposal of the waste that we obtain and at all times plan on being compliant with applicable laws and regulations promulgated by the Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency and similar state agencies.

Employees

As of the date of this prospectus, we have 22 full-time employees and no part-time employees. We also engaged 6 other persons as consultants that assisted with various regulatory, marketing, administrative activities and distribution services. From time to time, the Company engages independent contractors for sales and administration activities. There are no collective bargaining agreements.

Properties

Prior to October 10, 2022, the Company’s corporate administrative offices and one of two laboratory facilities were located at 1951 NW 7th Ave., Suite 300, Miami, Florida 33136. Such space was occupied pursuant to a services agreement with a non-affiliated third party at a monthly rental of approximately $11,000. The services agreement expires in December 2022.

Effective October 10, 2022, the Company relocated its Florida facilities to 1,156 square feet of administrative and laboratory at the Nova Southeastern University Center for Collaborative Research, 7595 SW 33rd Street, Suite 246, Davie, Florida 33314 This space is occupied pursuant to one year license agreement with the University for an annual base license fee of $20,230.

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The Company also leases a 2,452 square foot commercial space located in Basalt, Colorado (the “Basalt Lab Lease”), which provides additional laboratory processing, product distribution and administrative office capacity. The term of the Basalt Lab Lease is for three years expiring on the last day of February 2024, and may be renewed for an additional (3) three-year term provided the Company is not in default. Rental expense is $6,800 per month and provides for annual increases of 3% or the Denver Aurora Metropolitan CPI index, whichever is greater. In connection with the Basalt Lab Lease, the Company posted a security deposit of $13,600.

Legal Proceedings.

On June 17, 2021, Organicell received a subpoena dated June 14, 2021, from the Atlanta Regional Office of the SEC requiring the production of certain documents and communications in connection with the treatment and results of various COVID-19 patients, as discussed in the Company’s Current Reports on Form 8-K filed with the SEC during the period from May 27, 2020 through May 11, 2021. The Company is fully cooperating with the SEC’s investigation and believes that it will be able to provide all of the information requested by the SEC. The Company can make no assurances as to the time or resources that will need to be devoted to this investigation or its final outcome, or the impact, if any, of this investigation or any proceedings on the Company’s current business, financial condition, results of operations, cash flows, or the Company’s future operations.

In addition to the foregoing, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “OCEL”. The trading market for our common stock is limited and sporadic. We can provide no assurance that our shares of common stock will continue to be traded on the over-the counter market or another national securities exchange, or if traded, that any public market for our common stock will be active and sustained.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of our Common Stock

As of the date of this prospectus, we had 1,479,126,390 shares of common stock issued and outstanding and approximately 210 holders of record of our common stock. One of these holders is CEDE and Company which is the mechanism used for brokerage firms to hold securities in book entry form on behalf of their clients and as of the date of this prospectus, they held 363,197,771 shares of common stock for these stockholders. Based on a recent industry report obtained detailing the number of non-objecting holders of our common stock held through brokerage firms, we believe that the Company has approximately 7,400 beneficial stockholders as of the date of this prospectus.

Transfer Agent

Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, is the transfer agent for our common stock.

Dividend Policy

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We do not expect to pay dividends for the foreseeable future, and intend to retain future earnings, if any, towards the use in our business and growth strategies.

Rule 144 Shares

Rule 144 under the Securities Act provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company, as is the case with Organicell) or twelve (12) months (if the issuer is a non-reporting company), may, under certain conditions, sell all or any of his shares without volume limitation. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. Approximately 312,238,500 outstanding shares of our common stock not covered by this prospectus will become eligible for public sale pursuant to Rule 144 at various times from October 2022 to March 2023.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under “Risk Factors” and elsewhere in this prospectus

COVID-19 Impact on Economy and Business Environment

The adverse public health developments and economic effects of the ongoing COVID-19 outbreak in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect. These restrictions have adversely affected the Company’s sales, results of operations and financial condition. In response to the COVID-19 outbreak, the Company (a) has accelerated its research and development activities; (b) is seeking to raise additional debt and/or equity financing to support working capital requirements; and (c) continues to take steps to stabilize and increase revenues from the sale of its products.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing a similar or worse devastating impact to the United States and worldwide economies or our business.

Results of Operations

Nine months ended July 31, 2022 as compared to nine months ended July 31, 2021

Revenues. Our revenues for the nine months ended July 31, 2022 were $5,047,534, compared to revenues of $3,931,411 for the nine months ended July 31, 2021. The increase in revenues during the nine months ended July 31, 2022 of $1,116,123 or 28.3% was primarily the result of the Company being able to realize an increase of approximately 33.0% (approximately $1,296,000) in the average sales prices for the products sold during the nine months ended July 31, 2022 compared with the average sales prices realized on products sold during the nine months ended July 31, 2021, partially offset by a decrease of approximately 5.3% (approximately $279,300) in the overall unit sales of its products during the nine months ended July 31, 2022 compared with the nine months ended July 31, 2021, and the Company’s ability to generate approximately $99,300 of new revenues associated with its recently launched PPXTM service platform during the nine months ended July 31, 2022. The increase in the average sales prices realized on products sold during the nine months ended July 31, 2022 compared with the nine months ended July 31, 2021 was due to increases in sales of higher priced medical grade product and the reduction in volume pricing discounts granted to distributors for large orders of the Company’s medical grade product offerings, partially offset from the reduction in the sales of the Company’s aesthetic product offerings, which are sold at lower prices than the Company’s medical grade product offerings.

Cost of Revenues. Our cost of revenues for the nine months ended July 31, 2022 were $484,287, compared with cost of revenues of $440,536 for the nine months ended July 31, 2021. The increase in the cost of revenues during the nine months ended July 31, 2022 of $43,751 or 9.9% compared with the nine months ended July 31, 2021 was due to an increase in the cost of units sold of 16.1% (approximately ($71,100) during the nine months ended July 31, 2022, compared to costs of units sold during the nine months ended July 31, 2021, partially offset from an decrease in the amount of units sold of 5.3% (approximately $27,300) during the nine months ended July 31, 2022, compared with the nine months ended July 31, 2021. The increase in the cost of units sold was primarily the result of the Company’s sales of higher cost medical grade product offerings, and the reduction of lower cost aesthetic product offerings.

Gross Profit. Our gross profit for the nine months ended July 31, 2022 was $4,563,247 (90.4% of revenues), compared with gross profit of $3,490,875 (88.8% of revenues) for the nine months ended July 31, 2021. The increase in gross profit during the nine months ended July 31, 2022 of $1,072,372 was the result of the Company being able to realize an increases in the average sales prices for the products sold during the nine months ended July 31, 2022 and the new revenues associated with its recently launched PPXTM service platform during the nine months ended July 31, 2022, partially offset from increases in costs of units sold and decreases in the overall unit sales of its products during the nine months ended July 31, 2022 compared to the nine months ended July 31, 2021.

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General and Administrative Expenses. General and administrative expenses for the nine months ended July 31, 2022 were $10,225,371, compared with $15,282,596 for the nine months ended July 31, 2021, a decrease of $5,057,225 or 33.1%. The decrease in the general and administrative expenses for the nine months ended July 31, 2022 compared with the nine months ended July 31, 2021, was primarily the result of a decrease in stock-based compensation costs to advisors, consultants and administrative staff totaling approximately $5,535,400, reduced research and development costs of approximately $465,000, partially offset by increases in payroll and consulting fees of $123,200, increases in commissions due from sales of the Company’s products of approximately $417,900, increased professional fees of approximately $151,400, increased laboratory and office related expenses of approximately $218,400 and the write-off of expired inventory associated with the Company’s Livin Again subsidiary of $30,000. The decrease in stock-based compensation costs was the result of a reduction in the amount of shares issued as stock-based compensation during the nine months ended July 31, 2022 compared with the nine months ended July 31, 2021 and decreases in the costs attributable to the shares issued as stock-based compensation based on decreases in the Company’s share price during periods that the stock-based compensation was granted.

Other Income (Expense). Other (expense) for the nine months ended July 31, 2022 was $215,112, compared with other (expense), net, of $6,687 for the nine months ended July 31, 2021. The increase in other (expense), net, of $208,425 during the nine months ended July 31, 2022 compared to the nine months ended July 31, 2021 was principally the result of increased costs of approximately $272,000 from the amortization of discounts in connection with the with a $600,000 promissory note issued and sold by the Company to AJB Capital Investments, LLC in January 2022, the increase of $34,000 in interest costs associated with the note during the nine months ended July 31, 2022 compared with the nine months ended 2021, the increase in the Commitment Fee Shortfall Obligation of approximately $17,700 and the reduction in other income of approximately $25,100 from settlements received during the nine months ended July 31, 2022 compared with the nine months ended 2021, partially offset from the gain from the write-off of liabilities attributable to discontinued operations that had exceeded the “statute of limitations” of $125,851 during the nine months ended July 31, 2022 compared with the nine months ended July 31, 2021.

Fiscal year ended October 31, 2021 as compared to fiscal year ended October 31, 2020

Revenues. Our revenues for the year ended October 31, 2021 were $5,597,487, compared to revenues of $3,055,776 for the year ended October 31, 2020. The increase in revenues during the year ended October 31, 2021 of $2,541,711 (83.2%) was primarily the result of the Company being able to realize an increase of approximately 103.7% (approximately $2,849,000) in unit sales of its products during the year ended October 31, 2021 compared with the year ended October 31, 2020, partially offset from a decrease of approximately 10.0% (approximately $308,000) in the average sales prices for the products sold during the year ended October 31, 2021 compared with the average sales prices realized on products sold during the year ended October 31, 2020. The increase in the units sold was partly attributable to favorable responses to the Company’s sales and marketing efforts establishing greater market awareness, the introduction of new and more advanced product offerings and increased research and development efforts which provided customers with greater comfort in the Company’s products and ability to better address potential market uncertainty regarding anticipated FDA regulations. The decrease in the average sales prices realized on products sold during the year ended October 31, 2021 compared with the year ended October 31, 2020 was due to volume pricing discounts for large orders of the Company’s medical grade product offerings and the increase in the sales of the Company’s aesthetic product offerings which are sold at lower prices than the Company’s medical grade product offerings.

Cost of Revenues. Our cost of revenues for the year ended October 31, 2021 were $547,881, compared with cost of revenues of $398,606 for the year ended October 31, 2020. The increase in the cost of revenues during the year ended October 31, 2021 of $149,275 (37.4%) compared with the year ended October 31, 2020 was due to an increase in the amount of units sold of 103.7% (approximately $278,886) during the year ended October 31, 2021 compared with the year ended October 31, 2020, partially offset from the reduction in the cost of units sold of 32.5% (approximately ($129,611) during the year ended October 31, 2021 compared to costs of units sold during the year ended October 31, 2020, which as described above was primarily the result of the Company’s increase in the sales of the Company’s aesthetic product offerings during the year ended October 31, 2021 compared to the year ended October 31, 2020 which have a lower cost of revenue than the Company’s medical grade product offerings.

Gross Profit. Our gross profit for the year ended October 31, 2021 was $5,049,606 (90.1% of revenues), compared with gross profit of $2,657,170 (87.0% of revenues) for the year ended October 31, 2020. The increase in gross profit during the year ended October 31, 2021 was the result of higher amount of units sold and lower cost of units sold during the year ended October 31, 2021 compared to the year ended October 31, 2020. The increase in the units sold was partly attributable to favorable responses to the Company’s sales and marketing efforts establishing greater market awareness and the introduction of new and more advanced product offerings. The lower cost of units sold was due to the Company’s increase in the sales of the Company’s aesthetic product offerings during the year ended October 31, 2021 compared to the year ended October 31, 2020 which have a lower cost of revenue than the Company’s medical grade product offerings.

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General and Administrative Expenses. General and administrative expenses for the year ended October 31, 2021 were $17,793,709, compared with $15,095,111 for the year ended October 31, 2020, an increase of $2,698,598 (17.9%). The increase in the general and administrative expenses for the year ended October 31, 2021 compared with the year ended October 31, 2020 was primarily the result of increased research and development costs of approximately $886,000, increased commissions due from sales of the Company’s products of approximately $915,000, increased payroll and consulting costs of approximately $1,400,000, increased professional fees of approximately $384,000, increased office related costs of approximately $141,000 and approximately $209,000 of increased laboratory related expenses, partially offset by a decrease in stock-based compensation costs to advisors, consultants and administrative staff totaling approximately $1,262,000. The increase in research and development costs, payroll and consulting costs, professional fees and laboratory related expenses was the result of the Company’s expansion of its research and development activities primarily relating to the filing and approval of IND applications and the performance of clinical trials and public company compliance related costs during the year ended October 31, 2021 compared with the year ended 2020. The increase in commissions was the result in the increase in revenues sales during the year ended October 31, 2021 compared with the year ended 2020. The decrease in stock-based compensation costs was the result of a reduction in the amount of shares issued as stock compensation during the year ended October 31, 2021 compared with the year ended 2020, partially offset from the increase in the costs attributable to the shares issued as stock compensation based on increases in the Company’s share price during periods that the stock compensation was granted (average cost of shares granted during the year ended October 31, 2021 was $0.062 versus average cost of shares granted during the year ended October 31, 2020 of $0.029).

Other Income (Expense) Other expense, net, for the year ended October 31, 2021 was $12,457, compared with other expense, net, of $145,027 for the year ended October 31, 2020. The decrease in other expense, net, of $132,570 was principally the result of reduced interest costs during the year ended October 31, 2021 of approximately $118,350 in connection with the amount of the discount to the fair value of common stock associated with the conversion of a funding facility into equity and the reduction in interest expense of approximately $25,000 associated with such funding facility. These costs occurred during the year ended October 31, 2020 and did not occur during the year ended October 31, 2021.

Liquidity and Capital Resources

Cash and Cash Equivalents

The following table summarizes the sources and uses of cash for the periods stated. The Company held no cash equivalents for any of the periods presented:

	For the Nine months Ended July 31,
	2022	2021
Cash, beginning of year	$108,570	$590,797
Net cash used in operating activities	(1,408,243)	(2,120,925)
Net cash used in investing activities	(516,519)	(224,809)
Net cash provided by financing activities	1,890,857	1,784,844
Cash, end of period	$74,665	$29,207

	For the Fiscal Year Ended October 31,
	2021	2020
Cash, beginning of year	$590,797	$132,557
Net cash used in operating activities	(2,609,085)	(1,812,499)
Net cash used in investing activities	(496,011)	(138,694)
Net cash provided by financing activities	2,622,869	2,409,433
Cash, end of year	$108,570	$590,797

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During the nine months July 31, 2022, the Company used cash in operating activities of $1,408,243, compared to $2,120,925 for the nine months July 31, 2021, a decrease in cash used of $712,682. The decrease in cash used in operating activities was due to the increase in revenues and gross profit, the increase in accrued liabilities to management and the decrease in inventory balances during the nine months July 31, 2022 as compared to the nine months July 31, 2021, partially offset from the increase in cash to pay increasing operating expenses on a current basis associated with professional fees, payroll, consulting costs and laboratory related expenses in connection with the Company’s expansion of its research and development activities as well as payment of past due accounts payable and accrued expenses during the nine months July 31, 2022 as compared to the nine months July 31, 2021.

During the year ended October 31, 2021, the Company used cash in operating activities of $2,609,085, compared to $1,812,499 for the year ended October 31, 2020, an increase in cash used of $796,586. The increase in cash used in operating activities was due to the increase in the general and administrative expenses during the year ended October 31, 2021 after adjusting for non-cash charges (mostly related to stock-based compensation), resulting from increased payroll and consulting costs and laboratory related expenses in connection with the Company’s expansion of its research and development activities during the year ended October 31, 2021, partially offset from the increase in revenues and gross profit during the year ended October 31, 2021.

During the nine months July 31, 2022, the Company had cash used in investing activities of $516,519, compared to cash used in investing activities of $224,809 for the nine months July 31, 2021. The increase in cash used in investing activities of $291,710 was due primarily due payments made in connection with the Company’s leasehold improvements associated with the new lab facility in Basalt, Colorado of approximately $157,200 during the nine months July 31, 2022 as compared to the nine months July 31, 2021 and an increase in laboratory equipment purchased for the Company’s laboratory facilities of approximately $134,500 during the nine months July 31, 2022 as compared to the nine months July 31, 2021.

During the year ended October 31, 2021, the Company had cash used in investing activities of $496,011, compared to cash used in investing activities of $138,694 for the year ended October 31, 2020. The increase in cash used in investing activities of $357,317 was due primarily due the Company’s leasehold improvements associated with the new lab facility in Basalt, Colorado of $406,709, partially offset from lower capital expenditures for the acquisition of additional fixed assets required in connection with the Company’s laboratory operations during the year ended October 31, 2021 as compared to the year ended October 31, 2020.

During the nine months July 31, 2022, the Company had cash provided by financing activities of $1,890,857 compared to cash provided by financing activities of $1,784,844 for the nine months July 31, 2021. The increase in cash provided by financing activities of $106,013 was due to increases in proceeds of $540,000 from the issuance of a $600,000 promissory note to AJB Capital Investments, LLC, increases in capital contributed by executive of $250,000 and increases in advances for future stock purchases of $700,000 in connection with restructuring, partially offset from increases in repayments of outstanding debt obligations of approximately $200,000 and the reduction in the sale of equity securities of approximately $1,207,000 during the nine months July 31, 2022 as compared to the nine months July 31, 2021.

During the year ended October 31, 2021, the Company had cash provided by financing activities of $2,622,869 compared to cash provided by financing activities of $2,409,433 for the year ended October 31, 2020. The increase in cash provided by financing activities of $213,436 was due to increases in proceeds from the sale of equity securities and convertible notes of approximately $512,000, decreases in repayments of outstanding debt obligations of approximately $96,900, and reduced payments on finance leases of approximately $9,000, partially offset from reduced proceeds received from the issuance of notes payable of $400,000 during the year ended October 31, 2021 as compared to the year ended October 31, 2020.

Capital Resources

The Company has historically relied on the sale of debt or equity securities, the restructuring of debt obligations and/or the issuance and/or exchange of equity securities to meet the shortfall in cash to fund its operations. During the nine months ended July 31, 2022 and through the date of this prospectus, the Company completed the following private sales of its securities:

1.	In November 2021, the Company sold an aggregate of 8,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $400,000. The proceeds were used for working capital.

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2.	In January 2022, the Company sold an aggregate of 666,667 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $20,000. The purchase price was paid through an offset of an outstanding balance owed by the Company to the investor at the time of the sale of $20,000.

3.	On January 11, 2022, the Company entered into a Securities Purchase Agreement, pursuant to which we sold a promissory note in the principal amount of $600,000 to AJB Capital Investments, LLC in a private transaction for a purchase price of $540,000 (giving effect to original issue discount of $60,000). The proceeds were used for working capital.

4.	In February 2022, the Company sold an aggregate of 8,333,333 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $250,000. The proceeds were used for working capital.

5.	During August 2022, the Company sold an aggregate of 200,000,000 shares of common stock to four “accredited investors” at $0.02 per share for an aggregate purchase price of $4,000,000. The proceeds are being used for working capital.

6.	During August 2022 and September 2022, the Company sold an aggregate of 65,500,000 shares of common stock to four “accredited investors” at $0.04 per share for an aggregate purchase price of $2,620,000. The proceeds are being used for working capital.

The Company issued the foregoing securities pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has had limited revenues since its inception. The Company incurred operating losses of $12,744,103 and $5,877,236 for the year ended October 31, 2021 the nine months ended July 31, 2022, respectively. In addition, the Company accumulated deficits of $41,624,749 and $47,501,985 at October 31, 2021 and July 31, 2022, respectively. The Company had negative working capital positions of $3,609,174 and $6,641,479 at October 31, 2021 and July 31, 2022, respectively.

New FDA regulations which were announced in November 2017 and which became effective beginning in May 2021 (postponed from November 2020 due to the COVID-19 pandemic) require that the sale of products that fall under Section 351 of the Public Health Services Act pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products (“HCT/Ps”) can only be sold pursuant to an approved biologics license application (“BLA”). The Company has not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products it currently produces would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s.

In addition to the above, the adverse public health developments and economic effects of the ongoing COVID-19 pandemic in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect in connection with the COVID-19 outbreak and which currently still continue to have a negative impact to our business and the economy.

As a result of the above, the Company’s efforts to establish a stabilized source of sufficient revenues to cover operating costs has yet to be achieved and ultimately may prove to be unsuccessful unless (a) the Company’s ability to process, sell and distribute the products currently being produced or developed in the future are not restricted, (b) the United States economy resumes to pre-COVID-19 conditions and/or (c) additional sources of working capital through operations or debt and/or equity financings are realized. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Management anticipates that the Company will remain dependent, for the near future, on additional investment capital to fund ongoing operating expenses and research and development costs related to development of new products and to perform required clinical studies in connection with the sale of its products. The Company does not have any assets to pledge for the purpose of borrowing additional capital. In addition, the Company relies on its ability to produce and sell products it manufactures that are subject to changing technology and regulations that it currently sells and distributes to its customers. The Company’s current market capitalization, common stock liquidity and available authorized shares may hinder its ability to raise equity proceeds. The Company anticipates that future sources of funding, if any, will therefore be costly and dilutive, if available at all.

In view of the matters described in the preceding paragraphs, recoverability of the recorded asset amounts shown in the accompanying consolidated balance sheet assumes that (1) the Company is able to continue to produce products or obtain products under supply arrangements which are in compliance with current and future regulatory guidelines, (2) the effects of the COVID-19 crisis resume to pre-COVID-19 market conditions, (3) the Company will be able to establish a stabilized source of revenues, including efforts to expand sales internationally and the development of new product offerings and/or designations of products, (4) obligations to the Company’s creditors are not accelerated, (5) the Company’s operating expenses remain at current levels and/or the Company is successful in restructuring and/or deferring ongoing obligations, (6) the Company is able to continue its research and development activities, particularly in regards to remaining compliant with the FDA and ongoing safety and efficacy of its products, and/or (7) the Company obtains additional working capital to meet its contractual commitments and maintain the current level of Company operations through debt or equity sources.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing similar or worse devastating impact to the United States and worldwide economies and our business. In addition, there is no assurance that the products we currently produce will not be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s and/or the Company will be able to complete its revenue growth strategy. There is no assurance that the Company’s research and development activities will be successful or that the Company will be able to timely fund the required costs of those activities. Without sufficient cash reserves, the Company’s ability to pursue growth objectives will be adversely impacted. Furthermore, despite significant effort since July 2015, the Company has thus far been unsuccessful in achieving a stabilized source of revenues. As described above, the COVID-19 crisis has significantly impaired the Company and the overall Unites States and World economies.

If revenues do not increase and stabilize, if the COVID-19 crisis is not satisfactorily managed and/or resolved, if the Company’s ability to process, sell and/or distribute the products currently being produced or developed in the future are restricted, and/or if additional funds cannot otherwise be raised, the Company might be required to seek other alternatives which could include the sale of assets, closure of operations and/or protection under the U.S. bankruptcy laws. As of July 31, 2022, based on the factors described above, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of these financial statements.

Critical Accounting Policies

Our audited consolidated financial statements reflect the selection and application of accounting policies which require us to make significant estimates and judgments. See “Note 2. “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

Our liquidity is not dependent on the use of off-balance sheet financing arrangements (as that term is defined in Item 303(a) (4) (ii) of Regulation S-K) and as of the date of this prospectus, we had no such arrangements.

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MANAGEMENT

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name:	Age:	Position:	Director or Officer Since:
Matthew Sinnreich	36	President and Acting Chief Executive Officer	July 21, 2022
Ian T. Bothwell	62	Chief Financial Officer and Director	September 11, 2019 March 8, 2017-April 13, 2018
Ryan Likes	42	Chief Operating Officer	September 13, 2022
Dr. Maria Ines Mitrani	42	Chief Science Officer, VP and Director	August 14, 2019 November 4, 2016-April 13, 2018
Dr. George Shapiro	62	Chief Medical Officer and Director	February 7, 2019
Albert Mitrani	67	Executive Vice President of Sales	June 24, 2015
Dr. Bhupendra Kumar Modi	73	Director – Chairman of the Board	September 23, 2022
Chuck Bretz	64	Director – Vice Chairman of the Board	September 23, 2022
Gurvinder Pal Singh	61	Director	September 23, 2022
John Chiste	66	Director	September 23, 2022
S. Jerry Glauser	75	Director	September 23, 2022
Leathem Stearn	74	Director	September 23, 2022

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

Executive officers are appointed by, and serve at the pleasure of, the board of directors of the Company, subject to any contractual arrangements.

Professional Experience

Matthew Sinnreich joined the Company as its Chief Operating Officer and Acting Chief Executive Officer on July 21, 2022 and assumed the position of President and Acting Chief Executive Officer on September 13, 2022. On September 23, 2022, he was appointed to the Company’s board of directors. For more than five (5) years prior to joining Organicell, Mr. Sinnreich, 36, has been a self-employed entrepreneur, investor and developer in the real estate, securities and development stage company fields. Either individually, or as a partner in various entities, he has purchased and sold various properties, including luxury homes and developed, managed and operated a number of real estate projects, including an apartment building and various office and commercial properties. In connection therewith, Mr. Sinnreich has also been responsible for securing the financing for these projects. He has also met success in securities trading for his own account, in the equity, derivative and debt fields. Mr. Sinnreich has also been adept at providing equity and debt financing, both directly as an investor and with various business partners and corporate advisory services for various early-stage companies, including Organicell. Mr. Sinnreich holds a bachelor’s degree from the University of Miami School of Business.

Ian T. Bothwell was elected as a member of the board of directors of the Company effective September 11, 2019. Mr. Bothwell previously served as a member of the board of directors of the Company from March 8, 2017 until his resignation in April 2018, when the Company executed a Plan and Agreement of Reorganization. Mr. Bothwell serves as the Chief Financial Officer of the Company, a position he has held since November 4, 2016. From 2003 through November 2015, Mr. Bothwell served in various executive positions for Central Energy GP LLC, the general partner of Central Energy Partners LP, a previously publicly traded master limited partnership. From July 2007 through November 2015, Mr. Bothwell served as President and a director of Regional Enterprises, Inc. Since April 2007, Mr. Bothwell has served as the President and controlling member of Rover Advanced Technologies, LLC, a company formed to provide management solutions to the public transportation industry. Since 2015, Mr. Bothwell has also served as the President and controlling member of CountOnMe Inc., a company that provides software solutions for the educational industry. Mr. Bothwell received his Bachelor of Science in Business Administration from Boston University in 1984.

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Ryan Likes joined Organicell on September 13, 2022 as our Chief Operating Officer. Mr. Likes is a seasoned operations, business, and legal executive with a focus on launching new divisions and/or initiatives. From 2021 until shortly before he joined Organicell, Mr. Likes was an investor in and interim head of business operations at BIG3 Basketball, where he played an integral role in helping the successfully re-launch the league for their fourth season after the 2020 season was cancelled due to COVID. From 2019 to 2020, Mr. Likes was a Vice President working on special projects for System Property Development Company, a real estate development company. Prior thereto, he was Co-Chief Operating Officer of Super Deluxe, a division of Turner Broadcasting, from 2015 to 2018, which he helped build from the ground up, running the television, film, business affairs, legal, finance, and production departments. Before Super Deluxe, Mr. Likes was Chief of Operations and Business Affairs at Grupo Televisa from 2013 to 2015, where he helped launch their English language television studio. He began his career as a corporate associate at O’Melveny and Myers from 2006 to 2009, specializing in M&A and finance. Mr. Likes holds a bachelor’s degree from the University of California, Los Angeles and a J.D. from Yale Law School.

Dr. Maria Ines Mitrani was elected as a member of the board of directors of the Company effective August 14, 2019. Dr. Mitrani previously served as a member of the board of directors of the Company from November 4, 2016 until her resignation in April 2018, when the Company executed a Plan and Agreement of Reorganization. Dr. Mitrani is a cofounder of the Company and is its Chief Science Officer. Dr. Mitrani previously served as the Executive Vice President of Analytical Stem Cell from 2014 to 2015. From 2012 to 2014, Dr. Mitrani served as the Executive Vice President, Medical Tourism Coordinator and Patient Referral Coordinator of Americell Trinidad, LLC. From 2008 to 2014, Dr. Mitrani was with the American Stem Cell & Anti-Aging center where she co-founded the first autologous stem cell center in Quito, Ecuador. Dr. Mitrani received a degree in medicine from Universidad San Francisco de Quito, in Quito, Ecuador.

Dr. George Shapiro was elected as a member of the board of directors of the Company effective February 2019. Since September 2018, Dr. Shapiro has served as the Company’s Chief Medical Officer. George C. Shapiro has been in practice for over 27 years. His career in medicine began in 1988 when he graduated from New York Medical College. An internship and residency then followed at Albert Einstein college of Medicine, after which, Dr. Shapiro completed a Cardiovascular Disease fellowship at Columbia University College of Physicians and Surgeons in 1994. Dr. Shapiro is currently a cardiologist in private practice.

Albert Mitrani has been serving as Executive Vice President of Sales since July 21, 2021. Mr. Mitrani served as our President, Secretary and Treasurer from June 24, 2015 to July 21, 2021, as our Chief Executive Officer from September 2019 until July 21. 2021 and as a member of the board of directors from June 24, 2015 to August 19, 2022. He also was our Chief Executive Officer and Chairman of the Board from June 24, 2015 until April 13, 2018. Mr. Mitrani served as the Chief Executive Officer of Analytical Stem Cell Corp. from April 2014 through May 2015. Analytical Stem Cell was involved in stem cell research and patient treatment referral centers. From February 2012 through March 2014 Mr. Mitrani was the Chief Executive Officer of Americell Trinidad and the President of ASCAAC LLC (American Stem Cell) from March 2011 through January 2013. Mr. Mitrani was the Chief Executive Officer of American Cellular Center Quito Ecuador from 2009 through 2012.

Dr. Bhupendra Kumar Modi became a director and Chairman of the Board on September 23, 2022. Dr. Modi has nearly four decades of business experience and for over three decades has been the Group Chairman of Modi Holdings – a diversified business conglomerate with business interests in mobility, finance, healthcare, education, entertainment, clean energy and life sciences. Headquartered in Singapore, Modi Holdings has a global footprint with companies in India, Singapore and the U.S. Dr. Modi is well-known for bringing the latest technologies into India in partnerships with industry leaders like Xerox, Alcatel, Telstra, Olivetti, Axiata, Singapore Technologies Telemedia and Fountain Life, among others.

In the past few years, Dr. Modi has been focusing on his philosophy of living ‘Beyond 100’, where he is attempting to create an ecosystem that enables people to live Happy and Healthy beyond 100. His efforts in the healthcare industry have earned him the epithet of ‘Global Leader in Wellness’, by the American Academy of Anti-Aging Medicine. We believe that given his diverse and extensive business experience, Dr. Modi is a significant addition to the Company as a member of our board of directors and as its Vice Chairman.

Chuck Bretz became a director of the Company and Vice Chairman of the Board on September 23, 2022. Mr. Bretz has been a practicing attorney for the last 40 years in both the private and public sectors. Since 1999, Mr. Bretz, has been a principal of the Joliet, Illinois law firm he founded which is now known as Chuck Bretz & Associates, P.C. The firm advises various businesses in multiple commercial and real estate matters. Mr. Bretz is also currently actively involved in advising entrepreneurs across the country in structuring and negotiating business and real estate transactions. We believe that his combination of legal and business experience brings value to the Company as a member of our board of directors and as its Vice-Chairman.

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Gurvinder Pal Singh joined our Board of Directors on September 23, 2022, has over 35 years of professional experience in business strategy, corporate finance and financial accounting covering varied areas such as mergers and acquisitions, statutory compliance, capital raising, budgeting and internal controls, audit, financial management, risk management, investor relations and tax planning. Since 1996, he has served as Chief Finance Officer of Modi Holdings, whose holdings include various companies in India, Singapore and the U.S., in the fields of mobile services, mobile devices, mobile retain, healthcare, new energy and wellness. Mr. Singh is a graduate of the University of New Delhi and a Chartered Accountant in India. Given his varied and extensive finance and business experience, we believe that he will be a valuable addition to Organicell as a member of the board of directors.

John Chiste joined our Board of Directors on September 23, 2022. Since 2010, he has served as the Chief Financial Officer of Encore Housing Opportunity Fund I, Fund II, Fund III and Rescore Property Corp., a group of private equity funds with assets under management in excess of $2.0 billion focused on acquiring opportunistic and distressed residential real estate primarily in Florida, Texas, Arizona and California,. Since 2005 Mr. Chiste has also served since 2005 as Chief Financial Officer of the Falcone Group which owns a diversified real estate portfolio of companies. Since 2015, Mr. Chiste has served as a director of Solitron Devices, Inc. which designs, develops, manufactures, and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. He is Chairman of Solitron’s Audit Committee and a member of the Nominating Committee. Mr. Chiste also serves on the Board of Paramount Marketing Consultants a privately held ESOP. From February 2008 through January 2015, Mr. Chiste was a director and Chairman of the Audit Committee of Forward Industries, Inc., a Nasdaq listed manufacturer and distributor of specialty and promotional products, primarily for handheld electronic devices. Mr. Chiste previously served as Chief Financial Officer of Bluegreen Corporation, a NYSE listed developer and operator of timeshare resorts, residential land and golf communities, from 1997 until 2005 and as Chief Financial Officer of Computer Integration Corp., a Nasdaq listed provider of information products and services, from 1992 until 1997. From 1983 until 1992, Mr. Chiste with the accounting firm of Ernst & Young LLP. He received a Bachelor of Business Administration in Accounting from Florida Atlantic University in Boca Raton, Florida and is a licensed Certified Public Accountant in the State of Florida. We believe that his extensive financial experience, particularly in publicly-held companies makes him a valuable addition to the board of directors.

S. Jerry Glauser joined the Company’s board of directors on September 23, 2022. He has been in the automobile business for 50 years, starting in the family business in South New Jersey. In 1973, Mr. Glauser bought his first dealership in Sarasota Florida and over the next three decades expanded to ownership of a dozen dealerships in Florida. In 2004, he sold his Florida dealerships and acquired a Mercedes-Benz dealership in Denver, Colorado, which he sold in 2006. He then bought a Mercedes-Benz dealership in Houston, Texas, which he operated until its sale. For the last eight years, Mr. Glauser has been a private investor in various biotech companies and real estate ventures. We believe that his over half century of business experience brings a unique perspective to the board of directors.

Leathem Stearn joined the board of directors on September 23, 2002. Since 1970, Mr. Stearn been an inventor, designer, entrepreneur and investor in various industries and with multiple companies.  In 1986, Mr. Stearn founded Scunci International, LLC, where he developed the “Scrunchy” product and Scunci Brand of women hair accessories. He managed the Company until its sale in 1988, but continues to hold and license the Scunci Trademark® world-wide.  From 1992 to1995, Mr. Stearn was a partner and CEO of Artnet, a company which he co-founded that became the leading art information company in the Art industry. Mr. Stearn has also founded or co-founded, developed and managed a number of other ventures including; Showcase International, LLC (from 1989 to 1992), which developed the first entertainment industry multi-media portfolio database; Smith Stearn Yachts LLC (from 2004 to 2010), which developed and operated a yacht sharing business and a number of other companies in the maritime industry. The Company believes that Mr. Stearn’s diverse experience makes him a valuable addition to the board of directors.

Family Relationships

Dr. Maria Ines Mitrani, our Chief Science Officer and a director and Albert Mitrani, our Executive Vice President of Sales, are spouses.

Board Committees

At the September 23, 2022 meeting, the Board also established three standing committees; an audit committee, a compensation committee and a nominating and corporate governance committee. The members of the audit committee are Messrs. Singh, Chiste and Glauser, with Mr. Singh acting as Chairman, the members of the compensation committee are Dr. Modi, Mr. Bretz and Mr. Stearn, with Dr. Modi acting as Chairman and the members of the nominating and corporate governance committee are Messrs. Bretz, Chiste and Singh, with Mr. Bretz serving as Chairman.

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Independence

The Board has determined that each of our non-executive directors is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market.

In addition, we believe each of Messrs. Singh and Chiste qualifies an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and the Nasdaq Stock Market listing standards, based on their respective business professional experience in the financial and accounting fields. At the time of the listing of our common stock for trading on the Nasdaq Stock Market, we are required to certify to the Nasdaq Stock Market, that our audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation of Non-Executive Directors

Each of our non-executive directors will be party to a Director’s Service Agreement. Pursuant to that agreement, non-employee directors (other than Dr. Modi) will be compensated for their services by the annual issuance of warrants to acquire up to 1,000,000 shares of the Company’s common stock at an exercise price equal to fair market value of the common stock as of the date of grant (the “Director Warrants”). The Director Warrants shall be exercisable for a period of ten (10) years from the date of grant and shall vest in equal monthly installments of 83,333.33 shares, subject to continued service by the director as a member of the board of directors. The agreement will also provide for indemnification of directors to the fullest extent permitted by Nevada law.

It is contemplated that non-executive directors will be granted a comparable amount of Director Warrants or stock options for each year of service.

Code of Ethics

Due to our small size, we have not adopted a Code of Ethics and Business Conduct that applies to our officers, directors, and employees. We intend to adopt a Code of Ethics and Business Conduct in the near future as we grow our operations and hire additional employees.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by the Company during the last two fiscal years indicated to (i) all individuals that served as the Company’s principal executive officer or acted in a similar capacity for the Company at any time during the fiscal year ended October 31, 2021; (ii) the two most highly compensated executive officers who were serving as executive officers of the Company at the end of the fiscal year ended October 31, 2021 whose total compensation exceeded $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended October 31, 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Consideration ($)		Total Actually Received ($)
Albert Mitrani - CEO, President	2021	488,546	(5)	50,000	(5)	2,205,000	-0-	-0-	-0-	81,056	(9)	2,824,602
Secretary and Treasurer (1)	2020	382,620	(5)	37,500	(5)	1,755,000	-0-	-0-	-0-	68,017	(9)	2,243,137

Dr. Maria I. Mitrani, VP and	2021	300,000	(6)	200,000	(6)	2,205,000	-0-	-0-	-0-	-0-		2,705,000
Chief Science Officer (2)	2020	300,000	(6)	37,500	(6)	1,755,000	-0-	-0-	-0-	-0-		2,092,500

Ian T. Bothwell,	2021	300,000	(7)	200,000	(7)	2,205,000	-0-	-0-	-0-	21,854	(10)	2,726,854
Chief Financial Officer (3)	2020	300,000	(7)	37,500	(7)	1,755,000	176,250	-0-	-0-	-0-		2,268,750

George Shapiro,	2021	81,417	(8)	-0-		121,500	-0-	-0-	-0-	-0-		202,917
Chief Medical Officer (4)	2020	54,833	(8)	-0-		1,895,000	-0-	-0-	-0-	-0-		1,949,833

(1)	Albert Mitrani stepped down as our Chief Executive Officer on July 21, 2022 and assumed the position of Executive Vice President of Sales. During fiscal year 2021 and 2020, Mr. Mitrani was granted 30,000,000 and 65,000,000 shares of common stock of the Company with an aggregate grant value of $2,205,000 and $1,755,000, respectively. See Note 10 to the October 31, 2021 audited consolidated financial statements included elsewhere herein for a description of the assumptions used in determining the value of the stock granted.

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(2)	Dr. Maria I. Mitrani was appointed as the Vice President and Chief Science Officer of the Company on November 4, 2016. During fiscal year 2021 and 2020, Dr. Mitrani was granted 30,000,000 and 65,000,000 shares of common stock of the Company with an aggregate grant value of $2,205,000 and $1,755,000, respectively. See Note 10 to the October 31, 2021 audited consolidated financial statements for a description of the assumptions used in determining the value of the stock granted.
(3)	Ian Bothwell was appointed as the Chief Financial Officer of the Company on November 4, 2016. During fiscal year 2021 and 2020, Mr. Bothwell was granted 30,000,000 and 65,000,000 shares of common stock of the Company with an aggregate grant value of $2,205,000 and $1,755,000, respectively. In addition, during fiscal year 2020, Mr. Bothwell was granted a warrant to purchase 7,500,000 shares of common stock of the Company with an aggregate grant value of 176,250. See Notes 10 and 11 to the October 31, 2021 audited consolidated financial statements for a description of the assumptions used in determining the value of the stock granted and the warrants issued.
(4)	Dr. George Shapiro was appointed as the Chief Medical Officer in September 2018. During fiscal year 2021 and 2020, Dr. Shapiro was granted 4,500,000 and 70,000,000 shares of common stock of the Company with an aggregate grant value of $121,500 and $1,895,000, respectively. See Note 10 to the October 31, 2021 audited consolidated financial statements for a description of the assumptions used in determining the value of the stock granted.
(5)	$275,824 and $216,436 of salary and commissions were accrued and unpaid at October 31, 2021 and 2020, respectively.
(6)	$362,455 and $233,655 of salary was accrued and unpaid at October 31, 2021 and 2020, respectively.
(7)	$843,378 and $649,407 of salary was accrued and unpaid at October 31, 2021 and 2020, respectively.
(8)	$54,000 and $54,833 of salary was accrued and unpaid at October 31, 2021 and 2020, respectively.
(9)	Albert Mitrani’s and his spouse, Dr. Maria I. Mitrani, received benefits totaling approximately $81,056 and $68,017 during fiscal year ended October 31, 2021 and 2020, respectively.
(10)	Ian Bothwell received benefits totaling approximately $21,854 during fiscal year ended October 31, 2021.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of October 31, 2021.

Executive Employment Agreements

Matthew Sinnreich

On July 19, 2022, Organicell and Matthew Sinnreich, our President and Acting Chief Executive Officer entered into a term sheet (the “Term Sheet”) setting forth in principle the terms of Mr. Sinnreich’s employment agreement with and compensation by the Company. Except with respect to the signing bonus described below, the Term Sheet is subject to the negotiation and execution of a definitive employment agreement embodying the provisions of the Term Sheet, as well as customary terms and conditions for an executive employment agreement.

As an inducement for Mr. Sinnreich to join the Company, pursuant to the Term Sheet, he was issued 10,000,000 shares of restricted common stock and ten-year warrants to purchase 40,000,000 shares at a price of $0.034 per share, exercisable on a “cashless” basis. The foregoing shares and warrants vested immediately upon issuance.

The employment agreement will provide for an initial two-year term commencing on July 19, 2022 (the “Initial Term”), which will automatically renew for successive one-year terms (each a “Renewal Term,” and together with the Initial Term, the “Term”), unless terminated by either party upon not less than ninety (90) days’ prior written notice given before the expiration of the Initial Term or a Renewal Term, or earlier terminated as provided for therein.

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During the first year of the Initial Term, Mr. Sinnreich will be compensated by the issuance of 24,000,000 shares of Organicell’s common stock, which shall vest in equal monthly installments of 2,000,000 shares each. During the second year of the Initial Term, Mr. Sinnreich will be entitled to receive a base salary of $25,000 per month, payable in cash of shares of Organicell’s common stock, at his election.

The employment agreement will provide that Mr. Sinnreich will be entitled to receive a bonus payment of $150,000, if and when during the Term, the Company generates $10,000,000 in funding from an equity line of credit arrangement that may be implemented by the Company in the future. In addition, Mr. Sinnreich will be entitled to receive an award of 15,000,000 shares of common stock if any of the following milestones are achieved during the Term and the twelve month period thereafter (provided the employment agreement and Mr. Sinnreich’s employment thereunder is terminated by the Company without cause).

1.	The Company first obtains market capitalization of $1.0 billion for a three month consecutive period.

2.	The Company first obtains market capitalization of $2.0 billion for a three month consecutive period.

3.	The Company first obtains market capitalization of $5.0 billion for a three month consecutive period.

4.	The Company first obtains market capitalization of $10.0 billion for a three month consecutive period.

As the Company’s current employment arrangement with Matthew Sinnreich, does not provide for cash compensation and in consideration of Mr. Sinnreich’s efforts in implementing the Company’s August 19, 2022 corporate restructuring transaction and advancing its clinical trials, on September 7, 2022, the board of directors of the Company awarded him a one-time payment of $200,000 and agreed to reimburse him for up to $100,000 in out-of-pocket expenses incurred by him in connection with services rendered to the Company, subject to submission of documentation for such expenses in accordance with the Company’s expense reimbursement policies.

Albert Mitrani, Ian Bothwell and Dr. Maria I. Mitrani

April 2018 Employment Agreements

General

In April 2018, the Company entered into executive employment agreements with Albert Mitrani, Ian Bothwell and Dr. Maria Mitrani (collectively. referred to as the “April 2018 Executive Employment Agreements”) with the following general terms.

Pursuant to Albert Mitrani’s April 2018 Executive Employment Agreement, Mr. Mitrani serves as the Company’s President and Chief Operating Officer. Mr. Mitrani’s base annual salary is $162,500, which shall accrue commencing on the effective date of the agreement and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the term of his employment. Mr. Mitrani is also entitled to a commission on all sales attributable to him at the rate of five percent (5%) of the “Net Sales” as defined in the agreement and an expense allowance of $5,000 per month.

Pursuant to Ian Bothwell’s April 2018 Executive Employment Agreement, Mr. Bothwell serves as the Company’s Chief Financial Officer. Mr. Bothwell’s base annual salary is $162,500, which shall accrue commencing on the Effective Date and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

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Pursuant to Dr. Maria I. Mitrani’s April 2018 Executive Employment Agreement, Dr. Mitrani serves as the Company’s Chief Science Officer. Dr. Mitrani’s base annual salary is $162,500, which shall accrue commencing on the Effective Date and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

Term

The term of each of the April 2018 Executive Employment Agreements continues until December 31, 2020 (Mr. Bothwell) or December 31, 2023 (Mr. Mitrani and Dr. Mitrani) (the “Initial Term”), unless terminated earlier pursuant to the terms of the April 2018 Executive Employment Agreement; provided that on such expiration of the Initial Term, and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the April 2018 Executive Employment Agreement at least ninety (90) days’ prior to the applicable renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

Unpaid Advances

The Company was required to repay the unpaid advances subsequent to December 31, 2017, and the unreimbursed expenses incurred subsequent to December 31, 2017, on May 15, 2018. Such payments were not made as required.

Fringe Benefits and Perquisites

During the employment term, each Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

Termination

The Company may terminate the April 2018 Executive Employment Agreement at any time for good cause, as defined in the April 2018 Executive Employment Agreements, including, the executive’s death, disability, willful and intentional failure or refusal to follow reasonable instructions of the Company’s board of directors, reasonable and material policies, standards and regulations of the Company’s board of directors or management.

February 2020 Amendment – Ian Bothwell

On February 26, 2020, the Company agreed to modify the employment agreement of Mr. Ian T. Bothwell, the Company’s Chief Financial Officer to provide Mr. Bothwell with:

●	an extension to his employment agreement dated April 13, 2018 from December 2020 to December 2023 consistent with other executives of the Company; and

●	a one-time bonus in the form of a fully vested “cashless” warrant to purchase 7,500,000 shares of common stock of the Company, exercisable for ten years at an exercise price of $0.28 per share, the closing price of the common stock on the date of the grant.

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April 25, 2020 Amendment

On April 25, 2020, the Company agreed to amend and revise the April 2018 Executive Employment Agreements of each of Albert Mitrani, Ian Bothwell and Dr. Maria I. Mitrani. The primary amended terms associated with the agreements for each executive were substantially similar and consisted of the following:

Term:	An extension to the term of the employment agreements dated April 13, 2018 from December 31, 2023 to December 31, 2025.

Base Salary:	An increase in base annual salary from $162,500 to $300,000. The amended salary amount of $300,000 shall be retroactively adjusted to commence as of January 1, 2019. The increased annual salary of $137,500 (“Incremental Salary”) over the prior annual salary amount of $162,500 (“Original Base Salary”) shall only be paid only upon there being sufficient available cash. Beginning July 1, 2020, at the sole option of the executive, any portion of unpaid Original Base Salary for periods after January 1, 2020, including unpaid bonus salary, may be converted by the executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Original Base Salary that existed prior to January 1, 2020, including unpaid bonus salary, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Beginning December 1, 2020, at the sole option of the executive, all unpaid Incremental Salary for periods after January 1, 2020 may be converted by the executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Incremental Salary that existed prior to January 1, 2020, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Until such time as the executive elects to convert, the accrued and unpaid salary, including Original Base Salary and Incremental Salary shall remain an obligation of the Company.

Severance Provisions:

Company termination without cause, executive for good reason:

●	All existing accrued obligations existing at time of termination shall be paid to executive;

●	Any unvested equity grants in favor of Executive shall immediately become fully vested and any pending grants pursuant to the Management and Consultants Performance Plan (the “MCPP”) eligible to be issued to executive shall be granted to executive, regardless of whether the associated milestone were achieved prior to termination;

●	Executive shall be entitled to a cash payment equal to his unpaid base salary for the remaining term in effect at time of the time of the termination or an amount equal to four times (4x’s) the base salary in effect at the time of termination, whichever is greater; and

●	Executive shall be entitled to a cash payment equal to his 200% of the prior year’s cash or stock bonus (excluding any stock grants received pursuant to the MCPP).

Change In Control: In the event of a Change in Control and the executive’s employment agreement is not extended for period of five years from the date of the Change in Control with all other terms and conditions of the agreement remaining the same, then the executive may terminate the agreement for good reason and all respective severance terms as provided for a termination by executive for good reason as described above shall be provided to Executive.

Executive termination due to disability, death, or non-renewal by Company:

●	All existing accrued obligations existing at time of termination shall be paid to executive.

●	Any unvested equity grants in favor of executive shall immediately become fully vested and any pending grants pursuant to the MCPP eligible to be issued to Executive shall be granted to Executive, regardless of whether the associated milestone were achieved prior to termination.

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●	Executive shall be entitled to a cash payment equal to 299% of executive’s base salary in effect at the time of termination, plus a gross up amount to cover Executive’s tax liability associated with such payment.

●	200% of the prior year’s cash or stock bonus (excluding MCPP performance stock grants).

June 29, 2020 Amendments

On June 29, 2020, the board of directors of the Company agreed to further amend and revise the April 2018 Executive Employment Agreements for each of executives. The primary amended terms associated with the agreements for each Executive were substantially similar and consisted of the following:

Base Salary:	An increase in the executive’s annual base annual salary upon such time that the Company achieves monthly revenues in the amounts provided below, provided such monthly revenue increase occurs for four consecutive months. Upon the achievement of the defined salary milestone, the salary adjustment will be retroactive to the first month in which the salary threshold was met. Any adjustment pursuant to this provision shall not be reduced for any future reduction in revenues that may occur.

Monthly Revenues (in millions)	Base Salary Increase
$1.00	$130,000
$1.50	$200,000
$2.00	$275,000
$3.50	$630,000
$5.00	$900,000

August 19, 2022 Amendments

In connection with the funding and corporate restructuring transaction completed on August 19, 2022, the following changes in management compensation were implemented:

●	Each of Albert Mitrani, Dr. Maria Ines Mitrani and Ian Bothwell entered into an amendment to their respective employment agreements providing for (a) setting their respective base salaries at $300,000 per annum; (b) limits on cell phone, automobile and other monthly allowances; (b) elimination of any compensation associated with commissions, fixed bonus, increases to base salary (based on revenue milestones), and/or tax make-whole provisions associated with equity grants; and (c) deletion of change in control provisions.

●	Albert Mitrani and Dr. Maria Ines Mitrani each waived all accrued but unpaid compensation, except for two unpaid base salary payments outstanding as of July 31, 2022. The Company, Albert Mitrani and Dr. Maria Ines Mitrani also agreed to terminate the leases with Mariluna LLC for use of Albert Mitrani’s and Mari Mitrani’s Miami, FL and Aspen, Colorado homes, effective July 13, 2022. The Company, Mr. Mitrani and Dr. Mitrani and Mr. Bothwell are reviewing the payments to be reimbursed as a result of the corporate restructuring transaction.

●	Ian Bothwell waived all unpaid and accrued compensation except for four unpaid base salary payments outstanding as of July 31, 2022, in exchange for ten-year warrants to purchase 30,000,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis” and a cash payment of $50,000 at closing. The Company and Mr. Bothwell also agreed that rental and other office costs associated with the California office currently used by him will not be reimbursed after October 31, 2022. The Company and Mr. Bothwell are reviewing the payments to be reimbursed as a result of the corporate restructuring transaction.

Board Stock Compensation Plan

On February 26, 2020, the Company established the Board Stock Compensation Plan (the “Board Plan”) which provides compensation for non-executive directors for participation in board of director meetings retroactive to November 1, 2019. The Board Plan provides for a grant of $7,500 in equivalent shares of common stock (based on trading price at the end of the applicable current quarter) on the last day of each respective fiscal quarter that a member attends at least 75% of all meetings held during such quarter and in which a minimum of 1 meeting is held, for a maximum annual compensation amount of $30,000 per year per member. In addition, non-executive board members who participate on future board committees will also be eligible to receive additional compensation for serving on such committees, in amounts to be determined by the board. The maximum aggregate number of shares that are currently authorized to be issued pursuant to the Board Plan is 5,000,000 shares. The Company is no longer using the Board Plan to compensate its non-executive directors. See “Management-Compensation of Non-Executive Directors” above.

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During December 2020, the board approved the bonus of newly issued common stock to the non-executive Board members (consisting of Michael Carbonara and Dr. Allen Meglin, who stepped down as directors on August 19, 2022) totaling 2,000,000 shares.

2020 Plan

On February 26, 2020, the Company established the 2020 Stock Incentive Plan (the “2020 Plan”). The 2020 Plan provided for the grant of options, appreciation rights, dividend equivalent right and restricted common stock of the Company (an “Award”) to any person who is an employee or director of, or consultant to the Company. The maximum aggregate number of shares that may be issued pursuant to all Awards is 50,000,000 shares, plus an annual yearly increase. No awards were issued under the 2020 Plan and the 2020 Plan was terminated in connection with the adoption of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and share exchange as described in “2021 Plan and Share Exchange Agreement” below.

Management and Consultants Performance Stock Plan

On April 25, 2020, the Company approved the adoption of the Management and Consultants Performance Stock Plan (the “MCPP”) providing for the grant to current senior executive members of management and third-party consultants shares of common stock of the Company (“Shares”) based on the achievement of certain defined operational performance milestones (“Milestones”).

On June 29, 2020, the board of directors amended the MCPP, providing for the additional grant of common stock of the Company to the current senior executive members of management and the current non-executive members of the Board based on the Company completing any transaction occurring while employed and/or serving as a member of the Board, respectively, that results in a change in control of the Company or any sale of substantially all the assets of the Company (a “Transaction”) which upon after giving effect to such issuance of shares below, corresponds to a minimum pre-Transaction fully diluted price per share of the Company’s common stock in the amounts indicated below.

Pre-Transaction Price Per Share Valuation (a)	Executive Bonus Shares Issued (b)	Non-executive Board Bonus Shares Issued (c)
$0.22	40,000,000	2,000,000
$0.34	60,000,000	3,000,000
$0.45	80,000,000	4,000,000
$0.54	100,000,000	5,000,000

(a)	proforma for issuance of all shares to be issued pursuant to the MCPP and other in the money contingent share issuances
(b)	per each of Albert Mitrani, Dr. Mari Mitrani, Ian Bothwell, and Dr. George Shapiro
(c)	per each of Dr. Allen Meglin and Michael Carbonara, the non-executive Board members at the date of grant.

On August 14, 2020, the board of directors amended the MCPP, providing for the additional grant of common stock of the Company to each of Dr. Maria I. Mitrani and Ian Bothwell based on the Company obtaining aggregate gross fundings (grants for research and development and clinical trials, purchase contracts for Company products, debt and/or equity financings) or other financial awards during the term of employment with the Company based on the amounts indicated below:

Aggregate Funding Amount		Shares
From	To
$2,500,000	$5,000,000	5,000,000
$5,000,001	$10,000,000	10,000,000
$10,000,001	$30,000,000	30,000,000

On September 23, 2020, the board of directors amended the MCPP, providing for the grant of common stock of the Company of 15.0 million, 7.5 million and 15.0 million shares of common stock of the Company, respectively, to each Albert Mitrani, Dr. Maria I. Mitrani and Ian Bothwell upon such time that the Company’s common stock trades above $0.25 per share, $0.50 per share and $0.75 per share, respectively, for 30 consecutive trading days subsequent to March 31, 2021 and provided such milestone occurs during the term of employment with the Company.

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In addition, each of the current executives were entitled to receive an additional 7 million shares, which when combined with all previous IND and/or eIND’s Milestones previously issued under the MCPP of 43 million shares, represents the total of all incentive shares to be issued to each executive in connection with the combined thirteen IND’s and/or eIND’s Milestones achieved through September 23, 2020. In the future, each of the current executives shall be entitled to receive 5 million shares as a performance incentive for each IND and/or “Expanded Access” approval (and excluding all eIND’s) received by the Company that involve more than 15 patients and provided such milestone occurs during the term of employment with the Company.

On February 10, 2021, the Board amended the MCPP, providing for the grant of common stock of the Company of 5,000,000 shares for each Phase II clinical trial completed, 5 million shares for each Phase III clinical trial approved and initiated (deemed to be upon the time the first patient is enrolled) and 10,000,000 shares for each Phase III clinical trial fully enrolled. In addition, the CMO’s portion of a designated grant for an achievement of any applicable Milestone subsequent to September 23, 2020 was reduced to 30% until the time that the CMO becomes a full-time employee of the Company.

Pursuant to the MCPP, a total of 342,500,000 shares have been issued and as described above, additional shares are authorized to be issued under the MCPP subject to the achievement of the defined contingent performance based milestones described above and provided the milestones are achieved while the individual is employed and/or serving as a member of the board:

	MCPP	MCPP Remaining
	Shares	Shares
Name	Issued	Authorized
Albert Mitrani	80,000,000	137,500,000
Ian Bothwell	80,000,000	167,500,000
Dr. Maria Mitrani	80,000,000	167,500,000
Dr. George Shapiro	69,500,000	100,000,000
Dr. Allen Meglin	-	5,000,000
Michael Carbonara	-	5,000,000
Consultants	33,000,000	-
Total	342,500,000	582,500,000

During the years ended October 31, 2021 and 2020, a total 49,500,000 shares and 293,000,000 shares, respectively, were issued in connection with certain Milestones achieved.

Upon completion of the Share Exchange (as described below), the MCPP (but not awards of unexchanged shares of our common stock) was terminated.

On August 19, 2022, in connection with the consummation of the funding and corporate restructuring transactions, the Company and the participants in the MCPP agreed to the termination of all outstanding awards under the MCPP.

2021 Plan and Share Exchange Agreement

In September 2021, the Company adopted the 2021 Equity Incentive Plan (“2021 Plan”). The 2021 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares (an “Award”) to any person who is an employee or director of, or consultant to the Company. The maximum aggregate number of shares that may be issued pursuant to all Awards is 250,000,000 shares.

The 2021 Plan is administered by (a) the board of the directors of the Company; or (b) a committee designated by the board, which Committee shall be constituted in such a manner as to satisfy the applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the board. The board of directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable laws.

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On October 29, 2021, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with shareholders (including executive officers) who were issued shares under (i) various consulting and employment agreements during 2021 (the “Service Providers”), and (ii) those shareholders who were issued shares of common stock pursuant to the MCPP (the “MCPP Holders”).

The Service Providers who executed the Exchange Agreement were issued a total of 30,300,000 shares under their respective consulting or employment agreements (the “Service Provider Shares”), and the MCPP Holders who executed the Exchange Agreement received a total of 49,500,000 shares under the MCPP, for an aggregate of 79,800,000 shares of common stock. As of the effective date of the Exchange Agreement, the Service Providers and MCPP Holders who executed the Exchange Agreement agreed to exchange their respective Service Provider Shares or the shares issued under the MCPP for newly issued shares pursuant to the 2021 Plan (on a 1:1 basis, resulting in the issuance of 79,800,000 shares of common stock under the 2021 Plan (the “Exchange Shares”). Upon completion of the Share Exchange, the 2020 Plan and the MCPP (but not Awards of unexchanged shares of our common stock) were terminated.

On August 19, 2022, in connection with the consummation of the funding and corporate restructuring transactions, the Company and each participant in the MCPP agreed to the termination of all outstanding awards under the MCPP.

As of the date of this prospectus, a total of 85,300,000 shares of our common stock, including the Exchange Shares have been awarded under the 2021 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group. Unless otherwise stated, the address of the persons set forth in the table is c/o the Company, 7595 SW 33rd Street, Suite 246, Davie, Florida 33314,

Name	Title	Shares	% of Class (1)	% of Voting Power (2)
Officers and Directors
Matthew Sinnreich (3)	President and Acting Chief Executive Officer, Director	66,839,014	4.70%	2.30%
Ryan Likes (4)	Chief Operating Officer	5,000,000	0.36%	0.18%
Dr. Maria Mitrani (5)	Chief Science Officer and Director	101,707,800	7.38%	3.62%
Ian Bothwell (6)	Chief Financial Officer and Director	170,518,726	12.04%	5.90%
Dr. George Shapiro (7)	Chief Medical Officer and Director	78,754,187	5.70%	2.79%
Albert Mitrani (8)	Executive Vice President of Sales	151,790,190	11.01%	5.40%
Dr. Bhupendra Kumar Modi (9)	Director - Chairman	100,000,000	7.25%	3.55%
Chuck Bretz (10)	Director - Vice Chairman	240,639	0.02%	0.01%
John Chiste (11)	Director	240,639	0.02%	0.01%
Jerry Glauser (12)	Director	26,907,305	1.95%	0.96%
Leathem Stearn (13)	Director	13,407,306	0.97%	0.48%
Gurvinder Pal Singh (14)	Director	240,639	0.02%	0.01%

All officers and directors as a group (12 persons)		715,646,445	48.71%	23.87%

Other 5% or Greater Stockholders
Skycrest Holdings LLC (15)		200,000,000	13.08%	31.91%
Greyt Ventures LLC (16) 20533 Biscayne Blvd. Suite 648 Aventura, FL 33180		200,000,000	13.08%	31.91%

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(1)	Based on 1,378,494,198 shares of vested common stock outstanding as of the date of this prospectus.
(2)

Based on 1,378,494,198 shares of vested common stock and 100 Series C Preferred Shares outstanding as of the date of this prospectus. The shares of common stock and the Series C Preferred Shares vote together as a single class on all matters presented to stockholders, except as required by Nevada law. Each Series C Preferred Share entitles the holder to 51.0 % of the combined voting power of the Company’s capital stock and an aggregate of 51.0% for all 100 Series C Preferred Shares outstanding, notwithstanding the number of shares of common stock outstanding.

(3)	Includes warrants to purchase 40,000,000 shares of common stock of the Company. Includes 6,976,000 shares of common stock held by Retrograde Investments, LLC, in which Mr. Sinnreich is a minority holder and over which Mr. Sinnreich has shared voting and dispositive power. Does not include 14,176,986 shares of common stock issued to Mr. Sinnreich which vest after 60 days.
(4)	Includes warrants to purchase 3,000,000 shares of common stock of the Company and warrants to purchase 2,000,000 shares of common stock of the Company that vest within 60 days.
(5)

Does not include 15,000,000 shares of common stock issued to Dr. Maria Mitrani which vest on December 31, 2023. Includes 151,790,190 shares of common stock held by Albert Mitrani, Dr. Mitrani’s husband which does not include 15,000,000 shares of common stock issued to Albert Mitrani which vest on December 31, 2023.

(6)	Includes warrants to purchase 37,500,000 shares of common stock of the Company. Does not include 15,000,000 shares of common stock issued to Mr. Bothwell which vest on December 31, 2023.
(7)	Includes warrants to purchase 3,150,000 shares of common stock of the Company. Does not include 5,000,000 shares of common stock issued to Mr. Shapiro which vest on December 31, 2023.
(8)

Does not include 15,000,000 shares of common stock issued to Albert Mitrani which vest on December 31, 2023. Includes 101,707,800 shares of common stock held by Dr. Maria Mitrani, Albert Mitrani’s wife which does not include 15,000,000 shares of common stock issued to Dr. Mitrani which vest on December 31, 2023.

(9)	Represents 50,000,000 shares of common stock held of record by Beyond 100 FZE and 50,000,000 shares of common stock held of record by Smart Co. Holding Pte. Ltd., each of which Dr. Modi is the sole beneficial owner.
(10)

Includes vested warrants to purchase 73,973 shares of common stock of the Company and warrants to purchase 166,667 shares of common stock of the Company that vest within 60 days of the date of this prospectus.

(11)	Includes vested warrants to purchase 73,973 shares of common stock of the Company and warrants to purchase 166,667 shares of common stock of the Company that vest within 60 days of the date of this prospectus.
(12)	Includes vested warrants to purchase 73,973 shares of common stock of the Company and warrants to purchase 166,667 shares of common stock of the Company that vest within 60 days of the date of this prospectus.
(13)	Includes 12,500,000 shares of common stock held of record by Stearn Enterprises LLC, of which Mr. Stearn is the sole beneficial owner. Includes vested warrants to purchase 73,973 shares of common stock of the Company and warrants to purchase 166,667 shares of common stock of the Company that vest within 60 days of the date of this prospectus.
(14)	Includes vested warrants to purchase 73,973 shares of common stock of the Company and warrants to purchase 166,667 shares of common stock of the Company that vest within 60 days of the date of this prospectus.
(15)	Represents 50,000,000 shares of common stock, warrants to purchase 150,000,000 shares of common stock and 50 Series C Preferred Shares held of record by Skycrest Holdings, LLC.
(16)	Represents 50,000,000 shares of common stock, warrants to purchase 150,000,000 shares of common stock and 50 Series C Preferred Shares held of record by Greyt Ventures LLC, of which Ms. Wendy Grey is the sole member and manager.

The Company has not received any filings by a third party indicating beneficial ownership of more than 5% of our outstanding voting capital stock that are not listed herein.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Beneficial ownership is determined in accordance with SEC rules and includes only vested securities and those securities which a person or entity may have the right to acquire and/or vest in the next 60 days.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

Review, approval, or ratification of transactions with our executive officers, directors and significant stockholders are subject to approval or ratification by a majority of disinterested directors. Once our board of directors is comprised of a majority of independent directors, we anticipate that such transactions will require approval or ratification by a majority of our independent directors or a committee of the board of directors consisting of independent directors.

Leases

Until July 31, 2022, the Company’ leased administrative office space located at 515 North Shore Drive, Miami Beach, Florida 33141, from MariLuna, LLC, a Florida limited liability company which is owned by Dr. Maria Mitrani, the Chief Science Officer and director of the Company at a monthly rent of $3,500. The lease was to expire in June 2023. In addition, since October 2020, we have been party to a second lease with MariLuna LLC for office space located in Aspen, Colorado at a monthly rent of $6,500. The initial term of the lease was for one year, expiring on September 30, 2021 and the lease was subsequently extended on a month to month basis. Both leases were terminated by agreement of the Company and MariLuna, LLC, retroactive to July 13, 2022 in connection with the August 19, 2022 funding and corporate restructuring transaction.

Reimbursements

In its employment agreement with Ian Bothwell, the Company agreed to reimburse Rover Advanced Technologies, LLC, a company owned and controlled by Mr. Bothwell for office rent and other direct expenses (phone, internet, copier and direct administrative fees, etc.) totaling $31,192 and $24,788 for the years ended October 31, 2021 and 2020, respectively and $28,818 and $23,177 for the nine months ended July 31, 2022 and July 31, 2021, respectively. In connection with the August 19, 2022 funding and corporate restructuring transaction, the Company and Mr. Bothwell agreed to terminate the reimbursement arrangement effective October 31, 2022. The Company and Mr. Bothwell are reviewing the payments to be reimbursed as a result of the corporate restructuring transaction.

Advances by Executive Officers

From time to time, Mr. Bothwell and/or his respective affiliates have advanced funds to the Company to pay for certain expenses of the Company. As of October 31, 2021, October 31, 2020, July 31, 2022 and July 31, 2021, $6,253, $1,965, $0 and $0 respectively, is owed to Mr. Bothwell and/or his respective affiliates.

Manuel. Iglesias, the Company’s former Chief Executive Officer, and/or his affiliates advanced funds to the Company to pay for certain expenses of the Company. As of each of October 31, 2021, October 31, 2020, July 31, 2022 and July 31, 2020, $220,897 was owed to Mr. Iglesias and/or his affiliates, respectively. Mr. Iglesias also personally guaranteed a $100,000 credit facility secured by the Company in September 2019.

Sale Of Equity

During April 2020 through May 2020, the Company sold 11,000,000 shares of common stock to Dr. Allen Meglin, a then director of the Company at $0.02 per share for an aggregate purchase price of $220,000. During July, August and October 2020, the Company sold an additional 1,166,666 shares, 422,514 shares, and 625,000 shares of common stock to Dr. Allen Meglin, a then director of the Company at $0.03 per share, $0.10 per share and $0.08 per share, respectively, for an aggregate purchase price of $127,251.

On October 10, 2019, the Company and Michael Carbonara, a then director of the Company agreed to a convertible funding facility arrangement (the “Funding Facility”) whereby Mr. Carbonara or its designee funded the Company $500,000. The Funding Facility was converted into 40,000,000 shares of newly issued restricted common stock of the Company on February 12, 2020, issued to Republic Asset Holdings LLC, a Company controlled by Mr. Carbonara. On April 27, 2020, the Company sold 5,000,000 shares of common stock to Republic Asset Holdings LLC at $0.02 per share for an aggregate purchase price of $100,000. On February 22, 2021, the Company sold 1,818,181 shares of common stock to Republic Asset Holdings LLC at $0.055 per share for an aggregate purchase price of $100,000.

Mr. Mitrani, Dr. Meglin and Mr. Carbonara stepped down as directors of the Company on August 19, 2022, in connection with the consummation of the Company’s funding and corporate restructuring transaction.

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Sales to Related Parties

During the years ended October 31, 2021 and October 31, 2020 and the nine months ended July 31, 2022 and July 31, 2021, the Company sold a total of approximately $881,600, $0, $501,600 and $665,000 of products, respectively, to a management services organization (“MSO”) that provides administrative services and contracts for medical supplies for several medical practices, including $211,505, $53,740, $152,600 and $117,000 of products, respectively purchased from the Company that were attributable to the medical practice owned by Dr. George Shapiro. Dr. Shapiro also has an indirect economic interest in the parent company that owns the MSO. For the years ended October 31, 2021 and October 31, 2020 and the nine months ended July 31, 2022 and July 31, 2021, the total amount of sales of products to the medical practice owned by Dr. Allen Meglin totaled $13,820, $27,385, $20,800 and $0, respectively. During the years ended October 31, 2021 and October 31, 2020 and the nine months ended July 31, 2022 and July 31, 2021, sales of products to customers related to Michael Carbonara totaled $32,655, $14,320, $26,600 and $22,480, respectively.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001, of which, as of the date of this prospectus, 1,479,126,390 shares of common stock are issued and outstanding and 100 shares of preferred stock designated as Series C Non-Convertible Preferred Stock (the “Series C Preferred Shares”) are issued and outstanding.

Common Stock

All issued and outstanding shares, including the shares registered hereby, are fully paid and non-assessable. Each holder of shares is entitled to one vote for each share owned on all matters voted upon by stockholders and a majority vote is required for all actions taken by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The shares have no pre-emptive rights, cumulative voting rights and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

General

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series of the designation of such series. While our Articles of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

Series C Preferred Shares

The 100 issued and outstanding shares of preferred stock which are designated as the Series C Preferred Shares were issued in connection with the consummation of the August 19, 2022 funding and corporate restructuring transaction, fifty shares to each of Skycrest and Greyt.

The Series C Preferred Shares vote together with shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle the holder to exercise 51% of the total combined voting power of the Company, without regard to the number of shares of common stock outstanding. Accordingly, Skycrest and Greyt are each exercise 25.5% of the combined voting power of the Company. The Series C Preferred Shares are not convertible into common stock, do not have any dividend rights and do have a nominal liquidation preference. The Series C Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series C Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series C Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the shares purchased pursuant to its SPA and shares issued or issuable upon exercise of the Consulting Warrants or in the event the holder transfers or seeks to transfer the Series C Preferred Shares, other than by the laws of descent and distribution.

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LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of Marcum LLP independent registered public accountants, for the years ended October 31, 2021 and October 31, 2020, upon the authority of said firm as experts in accounting and auditing in giving its report. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements, or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s website at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Articles of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We are also party to indemnification agreements with each of our non-employee directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ORGANICELL REGENERATIVE MEDICINE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements:

Unaudited Consolidated Financial Statements:

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Organicell Regenerative Medicine, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Organicell Regenerative Medicine, Inc. (the “Company”) as of October 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended October 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum llp

Marcum LLP

We have served as the Company’s auditor since 2015

Fort Lauderdale, FL

February 14, 2022

F-2

Organicell Regenerative Medicine, Inc.

CONSOLIDATED BALANCE SHEETS

As of October 31, 2021 and 2020

	October 31,	October 31,
	2021	2020
ASSETS
Current Assets
Cash	$108,570	$590,797
Accounts receivable, net of allowance for bad debts	104,150	29,385
Prepaid expenses	69,647	78,790
Inventories	234,827	146,811
Total Current Assets	517,194	845,783

Property and equipment, net	1,113,416	365,234
Other assets – right of use	254,665	105,355
Security deposits	47,682	17,800
TOTAL ASSETS	$1,932,957	$1,334,172

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,873,022	$765,652
Accrued liabilities to management	1,542,130	1,156,295
Notes payable	4,392	6,949
Advances from affiliate	220,897	220,897
Finance lease obligations	92,270	50,843
Deferred revenue	9,575	-
Operating lease obligations	114,231	38,037
Convertible debentures	144,000	175,000
Liabilities attributable to discontinued operations	125,851	125,851
Total Current Liabilities	4,126,368	2,539,524

Long term finance lease obligations	331,748	119,146
Long term operating lease obligations	140,434	67,318
Total Liabilities	4,598,550	2,725,988

Commitments and contingencies

Stockholders’ Deficit
Common stock, $0.001 par value, 2,500,000,000 shares authorized; 1,132,361,005 and 939,942,783 shares issued and outstanding, respectively	1,132,361	939,943
Additional paid-in capital	37,826,795	26,536,430
Accumulated deficit	(41,624,749)	(28,868,189)
Total Stockholders’ Deficit	(2,665,593)	(1,391,816)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,932,957	$1,334,172

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Organicell Regenerative Medicine, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended October 31, 2021 and 2020

	Year Ended October 31,
	2021	2020
Revenues	$5,597,487	$3,055,776

Cost of revenues	547,881	398,606

Gross profit	5,049,606	2,657,170

General and administrative expenses	17,793,709	15,095,111

Loss from operations	(12,744,103)	(12,437,941)

Other income (expense)
Interest expense	(37,934)	(177,744)
Other	25,477	32,717

Loss before income taxes	(12,756,560)	(12,582,967)

Provision for income taxes	-	-

Net loss	$(12,756,560)	$(12,582,967)

Net loss per common share - basic and diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding - basic and diluted	1,059,488,329	670,817,666

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Organicell Regenerative Medicine, Inc.

CONSOLIDATED CHANGES TO STOCKHOLDERS’ DEFICIT

For the Years Ended October 31, 2020 and 2021

	Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Par Value	Capital	Deficit	Deficit
Balance October 31, 2019	502,936,805	$502,937	$14,219,736	$(16,285,222)	$(1,562,549)

Sale of common stock	65,454,170	65,454	2,129,867	-	2,195,321

Conversion of debt and accrued interest	40,000,000	40,000	559,400	-	599,400

Stock-based compensation	331,391,808	331,392	9,583,107	-	9,914,499

Exchange of debt	160,000	160	44,320	-	44,480

Net loss	-	-	-	(12,582,967)	(12,582,967)

Balance October 31, 2020	939,942,783	939,943	26,536,430	(28,868,189)	(1,391,816)

Sale of common stock	52,766,234	52,766	2,654,504		2,707,270

Exchange of accounts payable for stock	676,988	677	112,529		113,206

Stock issued for future services	60,000	60	9,940		10,000

Stock based compensation	138,915,000	138,915	8,513,392		8,652,307

Net loss				(12,756,560)	(12,756,560)

Balance October 31, 2021	1,132,361,005	$1,132,361	$37,826,795	$(41,624,749)	$(2,665,593)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Organicell Regenerative Medicine, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended October 31, 2021 and 2020

	Year Ended October 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,756,560)	$(12,582,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	52,702	36,775
Bad debt expense	-	340
Interest expense on conversion of Funding Facility	-	118,350
Stock-based compensation	8,652,307	9,914,499
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for bad debts	(74,765)	(3,690)
Prepaid expenses	19,143	42,604
Inventories	(88,016)	(68,848)
Accounts payable and accrued expenses	1,220,576	218,755
Accrued liabilities to management	385,835	524,483
Security deposits	(29,882)	(12,800)
Deferred revenue	9,575	-
Net cash used in operating activities	(2,609,085)	(1,812,499)

CASH FLOWS FROM INVESTING
Purchase of fixed assets	(496,011)	(138,694)
Net cash used in investing activities	(496,011)	(138,694)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	-	400,000
Payments on finance lease	(50,844)	(55,399)
Repayments of notes payable	(33,557)	(130,489)
Proceeds from sale of common stock	2,707,270	2,195,321
Net cash provided by financing activities	2,622,869	2,409,433

Increase (decrease) in cash	(482,227)	458,240
Cash at beginning of period	590,797	132,557
Cash at end of period	$108,570	$590,797

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$–	$–
Cash paid for interest	$28,473	$56,877

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Exchange of accounts payable for common stock	$113,206	$-
Stock issued for future services	$10,000	$-
Finance lease obligations	$304,873	$-
Operating lease – right of use assets	$235,313	$117,659
Conversion of debt and accrued interest into common stock	$-	$643,880

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ORGANICELL REGENERATIVE MEDICINE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organicell Regenerative Medicine, Inc. (formerly Biotech Products Services and Research, Inc.) (“Organicell” or the “Company”) was incorporated on August 9, 2011 in the State of Nevada. The Company is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and to provide other related services. Our proprietary products are derived from perinatal sources and are principally used in the health care industry administered through doctors and clinics (collectively, the “Providers”).

On May 21, 2018, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the Company’s name from Biotech Products Services and Research, Inc. to Organicell Regenerative Medicine, Inc., effective June 20, 2018 (the “Name Change”) and during November 2021 the Name Change was effectuated in the marketplace by the Financial Industry Regulatory Agency (“FINRA”).

For the year ended October 31, 2021, the Company principally operated through General Surgical of Florida, Inc., a Florida corporation and wholly owned subsidiary, with a business purpose to sell therapeutic products to Providers. During November 2020, the Company formed Livin Again Inc. (“Livin”), a wholly owned subsidiary of the Company for the purpose of among other things, providing advertising and marketing services, to Providers of medical and other healthcare, anti-aging and regenerative services (“Regenerative Services”) including FDA-approved IV vitamin and mineral liquid infusions. To date, there has been no significant activity and the Company has no timetable, if any, as to when IV Drip Therapies revenues will commence.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Concentrations of Credit Risk

The balance sheet items that potentially subject us to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. Balances in accounts are insured up to Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. At October 31, 2021, the Company did not hold cash balances in any financial institution in excess of FDIC insurance coverage limits.

During the fiscal year ended October 31, 2021, the Company sold a total of approximately $2,140,000 (37.6%) to a large distributor and the distributors customers, approximately $709,000 (12.5%) to customers of another distributor and $881,600 (15.7%) of product to a management services organization (MSO) that provides administrative services and contracts for medical supplies for several medical practices. During the fiscal year ended October 31, 2020, the Company did not have any customer that accounted for more than 10% of the total revenues for the year ended October 31, 2020.

During the fiscal year ended October 31, 2021, the Company purchased the tissue raw material used in manufacturing of its products from two suppliers, of which each accounted for approximately $148,600 and $131,600 or 53.0% and 47.0%, respectively, of the total amount of tissue raw material purchased during that period. During the fiscal year ended October 31, 2020, the Company purchased the tissue raw material used in manufacturing of its products from two suppliers, of which each accounted for approximately $179,000 and $30,000 or 85.6% and 14.4%, respectively, of the total amount of tissue raw material purchased during that period.

The Company’s sales and supply agreements are non-exclusive and the Company does not believe it has any exposure based on the customers of its products and/or the availability of raw materials and/or products from other suppliers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

F-7

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made. For the year ended October 31, 2021 and 2020, the Company recorded bad debt expense of $0 and $340, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value using the average cost method. We provide reserves for potential excess, dated or obsolete inventories based on an analysis of forecasted demand compared to quantities on hand and any firm purchase orders, as well as product shelf life. At October 31, 2021, we determined that there were not any reserves required in connection with our finished goods.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of property and equipment range from 3 to 15 years. Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from their respective accounts, and the resulting gain or loss is included in results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Update (“ASU”) Topic 606 “Revenue from Contracts with Customers” which requires the Company to recognize revenue in amounts that reflect the prorata completion of the performance obligations of the Company required under the contracts.

The Company recognizes revenue only when it transfers control of a promised good or service to a customer in an amount that reflects the consideration it expects to receive in exchange for the good or service. Our performance obligations are satisfied and control is transferred at a point-in-time, which is typically when the transfer and title to the product sold has taken place and there is evidence of our customer’s satisfactory acceptance of the product shipment or delivery except in those instances when the customer has made prior arrangements with the Company to store the product purchased by the customer at the Company’s facilities that is to be delivered at a later date to be designated by the customer.

Net Income (Loss) Per Common Share

Basic income (loss) per common share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of fully vested common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of fully vested shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity instruments.

At October 31, 2021, the Company had 9,500,000 common shares issuable upon the exercise of warrants and unpaid Original Base Salary and Incremental Salary that could be convertible into approximately 35,684,900 common shares that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the year ended October 31, 2021. At October 31, 2020, the Company had 9,500,000 common shares issuable upon the exercise of warrants and unpaid Original Base Salary and Incremental Salary that could be convertible into approximately 32,671,100 common shares that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the year ended October 31, 2020.

F-8

Stock-Based Compensation

All stock-based payments are recognized in the financial statements based on their fair values.

Research and Development Costs

Research and development costs consist of direct and indirect costs associated with the development of the Company’s technologies. These costs are expensed as incurred. Our research and development expenses were $1,120,067 and $233,526 for the years ended October 31, 2021 and 2020, respectively. The research and development costs primarily relate to the filing and approval of IND applications and the performance of clinical trials.

Income Taxes

The Company files a consolidated tax return that includes all of its subsidiaries.

Provisions for income taxes are based on taxes payable or refundable for the current year taxable income for federal and state income tax reporting purposes and deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of the operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with FASB Topic 740 – Income Taxes. This pronouncement prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

For the years ended October 31, 2021 and 2020 the Company incurred operating losses, and therefore, there was not any income tax expense amount recorded during those periods. There is a full valuation allowance established for the tax benefit associated with the net losses for the years ended October 31, 2021 and 2020.

Valuation of Derivatives

The Company evaluates its financial instruments, including convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Sequencing

The Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.

The Company currently has 2,500,000,000 authorized shares of common stock of which 1,149,204,595 shares are issued and outstanding as of January 28, 2022. The Company expects that it will continue to issue common stock in the future in connection with debt and/or equity financings, transactions with third parties, performance incentives and as compensation to its employees. Currently the amount of authorized shares is sufficient to provide for the additional shares that the Company may be contingently obligated to issue under existing arrangements.

F-9

Fair Value of Financial Instruments

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities and convertible debt. The estimated fair value of cash, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments.

The Company follows the provisions of ASC 820 with respect to its financial instruments. As required by ASC 820, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level three — Unobservable inputs that are supported by little or no market activity and developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The Company did not have any convertible instruments outstanding at October 31, 2021 and October 31, 2020 that contain derivatives.

Operating and Finance Lease Obligations

Under the provisions of Accounting Standards Update (ASU) No. 2016-02 (Topic 842) (“ASC 842”), the Company recognizes a right of use (“ROU”) asset and corresponding lease liability for all operating leases upon commencement of the lease. The Company applies the modified retrospective approach which includes a number of optional practical expedients on leases that commenced before the effective date of ASC 842, including continuing to account for leases that commenced before the effective date in accordance with previous guidance, unless the lease is modified and the inclusion of amounts pertaining to the maintenance portion of the leased assets.

The Company’s policy is to treat operating leases that have a term of one year or less at lease commencement date and do not include a purchase option that is reasonably certain of exercise, consistent with the lease recognition approach as previously outlined under ASC 840. In addition, month to month leases which do not involve additional financial commitments on the part of the Company are also treated consistent with the lease recognition approach as previously outlined under ASC 840. The Company has established a capitalization threshold of $15,000 in determining whether any future operating leases will be capitalized.

Subsequent Events

The Company has evaluated subsequent events that occurred after October 31, 2021 through the financial statement issuance date for subsequent event disclosure or recording.

F-10

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has had limited revenues since its inception. The Company incurred operating losses of $12,744,103 for the year ended October 31, 2021. In addition, the Company had an accumulated deficit of $41,624,749 at October 31, 2021. The Company had a negative working capital position of $3,609,174 at October 31, 2021.

New United States Food and Drug Administration (“FDA”) regulations which were announced in November 2017 and which became effective beginning in May 2021 (postponed from November 2020 due to the COVID -19 pandemic) require that the sale of products that fall under Section 351 of the Public Health Services Act pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products (“HCT/Ps”) can only be sold pursuant to an approved biologics license application (“BLA”). The Company has not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products it currently produces would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s.

In addition to the above, the adverse public health developments and economic effects of the ongoing COVID-19 pandemic in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect in connection with the COVID-19 outbreak and which currently still continue to have a negative impact to our business and the economy.

As a result of the above, the Company’s efforts to establish a stabilized source of sufficient revenues to cover operating costs has yet to be achieved and ultimately may prove to be unsuccessful unless (a) the Company’s ability to process, sell and distribute the products currently being produced or developed in the future are not restricted, (b) the United States economy resumes to pre-COVID-19 conditions and/or (c) additional sources of working capital through operations or debt and/or equity financings are realized. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management anticipates that the Company will remain dependent, for the near future, on additional investment capital to fund ongoing operating expenses and research and development costs related to development of new products and to perform required clinical studies in connection with the sale of its products. The Company does not have any assets to pledge for the purpose of borrowing additional capital. In addition, the Company relies on its ability to produce and sell products it manufactures that are subject to changing technology and regulations that it currently sells and distributes to its customers. The Company’s current market capitalization, common stock liquidity and available authorized shares may hinder its ability to raise equity proceeds. The Company anticipates that future sources of funding, if any, will therefore be costly and dilutive, if available at all.

In view of the matters described in the preceding paragraphs, recoverability of the recorded asset amounts shown in the accompanying consolidated balance sheet assumes that (1) the Company is able to continue to produce products or obtain products under supply arrangements which are in compliance with current and future regulatory guidelines, (2) the effects of the COVID-19 crisis resume to pre-COVID-19 market conditions, (3) the Company will be able to establish a stabilized source of revenues, including efforts to expand sales internationally and the development of new product offerings and/or designations of products, (4) obligations to the Company’s creditors are not accelerated, (5) the Company’s operating expenses remain at current levels and/or the Company is successful in restructuring and/or deferring ongoing obligations, (6) the Company is able to continue its research and development activities, particularly in regards to remaining compliant with the FDA and ongoing safety and efficacy of its products, and/or (7) the Company obtains additional working capital to meet its contractual commitments and maintain the current level of Company operations through debt or equity sources.

There is no assurance as to when the adverse impact to the United States and worldwide economies resulting from the COVID-19 outbreak will be eliminated, if at all, and whether any new or recurring pandemic outbreaks will occur again in the future causing similar or worse devastating impact to the United States and worldwide economies and our business. In addition, there is no assurance that the products we currently produce will not be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s and/or the Company will be able to complete its revenue growth strategy. There is no assurance that the Company’s research and development activities will be successful or that the Company will be able to timely fund the required costs of those activities. Without sufficient cash reserves, the Company’s ability to pursue growth objectives will be adversely impacted. Furthermore, despite significant effort since July 2015, the Company has thus far been unsuccessful in achieving a stabilized source of revenues. As described above, the COVID-19 crisis has significantly impaired the Company and the overall Unites States and World economies.

If revenues do not increase and stabilize, if the COVID-19 crisis is not satisfactorily managed and/or resolved, if the Company’s ability to process, sell and/or distribute the products currently being produced or developed in the future are restricted, and/or if additional funds cannot otherwise be raised, the Company might be required to seek other alternatives which could include the sale of assets, closure of operations and/or protection under the U.S. bankruptcy laws. As of October 31, 2021, based on the factors described above, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of these financial statements.

F-11

NOTE 4 – INVENTORIES

	October 31, 2021	October 31, 2020
Raw materials and supplies	$92,601	$26,199
Finished goods	142,226	120,612
Total inventories	$234,827	$146,811

NOTE 5 – PROPERTY AND EQUIPMENT

	October 31, 2021	October 31, 2020
Computer equipment	$10,684	$8,653
Finance lease equipment	544,378	239,595
Manufacturing equipment	258,791	171,430
	813,853	419,678
Less: accumulated depreciation	(107,146)	(54,444)
	706,707	365,234
Construction in progress:
Leasehold improvements	406,709	-
Total property and equipment, net	$1,113,416	$365,234

Depreciation expense totaled $52,702 and $36,775 for the years ended October 31, 2021 and 2020, respectively.

As described in Note 6, during the year ended October 31, 2021, the Company began the build-out of additional laboratory processing, product distribution and administrative office capacity at its Basalt Lab Lease location. The total costs incurred as of October 31, 2021 was $406,709 and is reflected as construction in progress. Amortization of these costs will begin once the build-out is complete and the facility becomes operational.

NOTE 6 – LEASE OBLIGATIONS

Finance Lease Obligations:

During March 2019, the Company entered into a lease agreement for certain lab equipment in the amount of $239,595. Under the terms of the lease agreement, the Company is required to make 60 equal monthly payments of $4,513 plus applicable sales taxes. Under the Lease Agreement, the Company has the right to acquire all of the leased equipment for $1.00. As a result, the lease agreement is being accounted for as a finance lease obligation. The annual interest rate charged in connection with the lease is 4.5%. The leased equipment are being depreciated over their estimated useful lives of 15 years.

During October 2021, the Company entered into a second lease agreement in the amount of $304,873 for certain lab equipment that is being installed at the Basalt lab location. Under the terms of the lease agreement, the Company is required to make 60 equal monthly payments of $5,478 plus applicable sales taxes. Under the Lease Agreement, the Company has the right to acquire all of the leased equipment for $1.00. As a result, the lease agreement is being accounted for as a finance lease obligation. The annual interest rate charged in connection with the lease is 3.0%. Lease payments and depreciation of the leased equipment has not commenced pending completion of the Basalt lab buildout (see below) and the facility becomes operational. The leased equipment will be depreciated over their estimated useful lives of 15 years.

The weighted average remaining term of the Company’s Finance Leases as of October 31, 2021 was 45.4 months. The minimum lease payments pursuant to the Finance Leases are as follows:

Minimum
Year Ended October 31,	Rent
2022	$103,454
2023	119,887
2024	83,783
2025	65,731
2026	65,731
Thereafter	16,432
Total undiscounted finance lease payments	455,018
Less: imputed interest	(31,000)
Present value of finance lease liabilities	$424,018

F-12

Operating Lease Obligations:

Administrative Office

The Company’s corporate administrative offices are leased from MariLuna, LLC, a Florida limited liability company which is owned by Dr. Mitrani. During July 2020, the Company entered into an extension of the operating lease agreement. The lease term is for an additional 36 months beginning July 1, 2020 and expiring June 30, 2023, with a monthly rental rate of $3,500. On July 1, 2020, in connection with the adoption of ASC 842, the Company recorded a ROU asset and corresponding operating lease obligation of $117,659 (present value of the associated leased payments based on an assumed borrowing rate of 4.5%).

Lease amortization expense for the year ended October 31, 2021 and 2020 was $38,037 and $35,117, respectively.

Beginning October 1, 2020, the Company entered into a second lease agreement with Mariluna LLC for office space located in Aspen, CO. The initial term of the lease was for one year, expiring on September 30, 2021 and the lease has been subsequently extended on a month to month basis. Under the terms of the lease, the Company is required to make monthly rental payments of $6,500 and was required to provide a security deposit of $11,000 upon execution of the lease agreement.

Laboratory Facilities:

In connection with the Company’s decision to again operate a placental tissue bank processing laboratory in Miami, Florida, during February 2019, the Company entered into a renewable month to month lease agreement (“Miami Lab Lease”) for an approximately 450 square foot laboratory and a 100 square foot administrative office facility. Monthly lease payments are approximately $5,200 plus administrative fees and taxes. In connection with the Miami Lab Lease, the Company was required to post a security deposit of $6,332. From November 2020 through May 31, 2021, the Company entered into an additional month to month lease agreement in the same facility as the Miami Lab Lease for an additional 390 square foot laboratory. Monthly lease payments were approximately $4,400 plus administrative fees and taxes.

During March 2021, the Company entered into a lease agreement for an approximately 2,452 square foot commercial space located in Basalt, Colorado (the “Basalt Lab Lease”). The Company intends to build additional laboratory processing, product distribution and administrative office capacity from this location. The term of the Basalt Lab Lease is for three years and may be renewed for an additional (3) three-year term provided the Company is not in default. Rental expense is $6,800 per month and provides for annual increases of 3% or the Denver Aurora Metropolitan CPI index, whichever is greater. In connection with the Basalt Lab Lease, the Company was required to post a security deposit of $13,600. The Company is currently constructing the laboratory and office build-out at an estimated cost of $500,000. The Company expects the construction to be completed during the quarter ended January 31, 2022. The Company has recorded a ROU asset and corresponding operating lease obligation of $235,313 (present value of the associated leased payments based on an assumed borrowing rate of 4.5%).

Lease amortization expense for the years ended October 31, 2021 and 2020 was $47,967 and $0, respectively.

The weighted average remaining term of the Company’s operating leases as of October 31, 2021 was 24.1 months. The minimum lease payments pursuant to the Aspen, CO office lease and the Basalt Lab Lease are as follows:

Minimum
Year Ended October 31,	Rent
2022	$125,232
2023	113,729
2024	28,857
Total undiscounted operating lease payments	267,818
Less: imputed interest	(13,153)
Present value of operating lease liabilities	$254,665

F-13

NOTE 7 – RELATED PARTY TRANSACTIONS

On February 26, 2020, April 25, 2020 and June 29, 2020, Mr. Mitrani’s, Dr. Mitrani’s and Mr. Bothwell’s employment agreements were amended. See Note 12 for a more detailed description of the executive employment agreements and the respective amendments referred to above.

Effective February 26, 2020, Mr. Bothwell was granted cashless warrants to purchase 7,500,000 shares of common stock of the Company. The newly granted warrants vest immediately, have an exercise price of $0.028 per share and are exercisable for ten years from the effective date of the grant (see Note 11).

During April 2020, June 2020, August 2020, September 2020, February 2021 and April 2021, each of the current executives of the Company, Albert Mitrani, Dr. Mari Mitrani, Ian Bothwell and Dr. George Shapiro (“Current Executives”) were granted rights under the Management and Consultant Performance Plan (“MCPP”) to receive common stock of the Company based on the achievement of certain defined milestones. In addition, during June 2020, each of the current non-executive members of the Board were granted rights under the MCPP to receive common stock of the Company based on the achievement of certain defined milestones (see Note 10).

On October 29, 2021, the Company entered into an Exchange Agreement (see Note 10) with the current executive officers of the Company (as well as other non-related party shareholders) whereby the executive officers of the Company exchanged an aggregate of 50,000,000 shares previously issued to them under consulting and employment agreements and/or pursuant to the MCPP for newly issued shares pursuant to the 2021 Plan (on a 1:1 basis).

The Company’s corporate administrative offices are leased from MariLuna, LLC, a Florida limited liability company which is owned by Dr. Mitrani. During July 2020, the term of the lease was extended through June 2023. Beginning July 2020, the monthly rent increased from $2,900 to $3,500. The Company paid a security deposit of $5,000. Total rent expense for the year ended October 31, 2021 and 2020 was $42,000 and $37,200, respectively.

Beginning October 1, 2020, the Company entered into a second lease agreement with Mariluna LLC for office space located in Aspen, CO. The initial term of the lease was for one year, expiring on September 30, 2021 and the lease has been subsequently extended on a month to month basis. Under the terms of the lease, the Company is required to make monthly rental payments of $6,500 and was required to provide a security deposit of $11,000 upon execution of the lease agreement. Total rent expense for the years ended October 31, 2021 and 2020 was $78,000 and $6,500, respectively.

In connection with Mr. Bothwell’s executive employment agreements, the Company agreed to reimburse Rover Advanced Technologies, LLC, a company owned and controlled by Mr. Bothwell for office rent and other direct expenses (phone, internet, copier and direct administrative fees, etc.) totaling $31,192 and $24,788 for the years ended October 31, 2021 and 2020, respectively.

For the year ended October 31, 2021, the Company sold a total of approximately $881,600 of product to a management services organization (“MSO”) that provides administrative services and contracts for medical supplies for several medical practices, including $211,505 of products purchased from the Company that were attributable to the medical practice owned by Dr. George Shapiro. Dr. Shapiro also has an indirect economic interest in the parent company that owns the MSO. For the year ended October 31, 2021, the total amount of sales of products to the medical practice owned by Dr. Allen Meglin and to customers related to Mr. Michael Carbonara totaled $13,820 and $32,655, respectively. During the fiscal year ended October 31, 2020, sales to the medical practices related to Dr. George Shapiro and Dr. Allen Meglin and to customers related to Mr. Michael Carbonara totaled $53,740, $27,385, and $14,320, respectively.

During April 2020 through May 2020, the Company sold 11,000,000 shares of common stock to Dr. Allen Meglin, a director of the Company at $0.02 per share for an aggregate purchase price of $220,000. During July, August and October 2020, the Company sold an additional 1,166,666 shares, 422,514 shares, and 625,000 shares of common stock to Dr. Allen Meglin at $0.03 per share, $0.10 per share and $0.08 per share, respectively, for an aggregate purchase price of $127,251 (see Note 10).

On October 10, 2019, the Company and Michael Carbonara, a director of the Company agreed to a convertible funding facility arrangement (“Funding Facility”) whereby Mr. Carbonara or its designee funded the Company $500,000. The Funding Facility was converted into 40,000,000 shares of newly issued restricted common stock of the Company on February 12, 2020, issued to Republic Asset Holdings LLC, a Company controlled by Mr. Carbonara. On April 27, 2020, the Company sold 5,000,000 shares of common stock to Republic Asset Holdings LLC at $0.02 per share for an aggregate purchase price of $100,000. On February 22, 2021, the Company sold 1,818,181 shares of common stock to Republic Asset Holdings LLC at $0.055 per share for an aggregate purchase price of $100,000 (see Note 10).

F-14

On February 26, 2020, the Company agreed to immediately grant Dr. George Shapiro, the Company’s Chief Medical Officer (“CMO”) 5,000,000 shares of common stock in recognition of past services provided to the Company through February 2020. In addition, the Company agreed to enter into a consulting agreement with the CMO to provide ongoing services to the Company. The CMO will receive compensation of $82,250 annually, commencing March 1, 2020. The term of the consulting agreement is one year, with automatic renewals for annual periods thereafter unless prior written notice is provided by either party of the desire to terminate. During February 2021, the consulting arrangement was amended whereby the CMO’s accrued and unpaid consulting fees of $82,250 through February 2021 were fully satisfied through the issuance of 500,000 shares of newly issued common stock of the Company. Furthermore, until the CMO becomes a full-time employee of the Company and provided the CMO continues to serve in his current position, the CMO shall receive compensation equal to $27,000 per quarter beginning May 1, 2021, payable in cash or in stock (based on the average monthly trading price of the common stock during the applicable quarter) at the option of the Company.

In connection with Mr. Robert Zucker’s resignation as a member of the Board of Directors of the Company in April 2020, the Board approved the issuance to Mr. Zucker of 736,808 shares of unregistered common stock of the Company valued at $0.022 per share, the closing price of the common stock of the Company on the grant date (see Note 10).

On May 28, 2020, the Company entered into a distribution agreement with a company owned by Jack Mitrani, the son of Mr. Mitrani. Under the terms of the agreement, the Company agreed to grant the distributor 3,000,000 shares of unregistered common stock valued at $0.115 per share, the closing price of the common stock of the Company on the grant date (see Note 10).

Effective December 21, 2020, the Company granted a bonus of $50,000 and 15,000,000 shares of common stock of the Company each to Mr. Mitrani, Dr. Mitrani and Mr. Bothwell and 1,000,000 shares of common stock of the Company each to Mr. Carbonara and Dr. Allen Meglin (see Note 10).

From time to time, Mr. Bothwell and/or his respective affiliates have advanced funds to the Company to pay for certain expenses of the Company. As of October 31, 2021 and 2020, $6,253 and $1,965, respectively, is owed to Mr. Bothwell and/or his respective affiliates.

At October 31, 2021, salary amounts owed to Albert Mitrani, Dr. Mari Mitrani and Ian Bothwell were $275,924, $362,455 and $843,478, respectively and consulting fees owed to Dr. George Shapiro were $54,000. At October 31, 2020, salary amounts owed to Albert Mitrani, Dr. Mari Mitrani and Ian Bothwell were $216,436, $233,655 and $649,407, respectively and consulting fees owed to Dr. George Shapiro were $54,833.

NOTE 8 – NOTES PAYABLE

Private Placement Of Convertible Debentures

On June 20, 2018, the Company issued a total of $150,000 of convertible 6% debentures (“150,000 Debentures”) to an accredited investor. The principal amount of the $150,000 Debentures, plus accrued and unpaid interest through June 30, 2019 were payable on the 10th business day subsequent to June 30, 2019, unless the payment of the $150,000 Debentures were prepaid at the sole option of the Company, were converted as provided for under the terms of the $150,000 Debentures, and/or accelerated due to an event of default in accordance with the terms of the $150,000 Debentures. Interest on the $150,000 Debentures for each calendar quarter ended beginning with the quarter ended June 30, 2018 is payable on the 10th business day following the immediately prior calendar quarter. The $150,000 Debentures were not repaid as required. At October 31, 2021, the principal balance of the $150,000 Debentures outstanding was $144,000 and accrued and unpaid interest was $2,160.

During October 2018, the Company issued a total of $70,000 of convertible 6% debentures (“70,000 Debentures”) to two accredited investors. The principal amount of the $70,000 Debentures, plus accrued and unpaid interest through September 30, 2019 were payable on the 10th business day subsequent to September 30, 2019. The $70,000 Debentures were not paid on the required maturity dates. On June 25, 2020, the Company entered into a settlement and general release agreement with the holder of the $50,000 Debenture (one of the two holders that participated in the $70,000 Debentures described above), whereby the Company is required to repay the balance of the $50,000 Debenture in eight monthly installments of $6,250 plus outstanding accrued interest beginning June 30, 2020 and ending on January 31, 2021. During October 2020, the Company and the holder of the $20,000 debenture (one of the two holders that participated in the $70,000 Debentures described above), agreed to convert the principal amount of the $20,000 debenture plus interest accrued and unpaid through the date of the conversion totaling approximately $20,300 into 160,000 shares of common stock of the Company (approximately $0.125 per share). The conversion price was at a discount to the trading price of $0.278 as of the effective date of the transaction, resulting in additional interest costs of $24,180, which have been recorded during the year ended October 31, 2020.

F-15

Unsecured Promissory Note

On February 5, 2019, the Company entered into an unsecured loan agreement with a third party with a principal balance of $25,000. The outstanding principal was due March 8, 2019. The loan was not repaid on the maturity date as required. The third party subsequently agreed to apply amounts due for invoices due from third party for future purchases of the Company products to the extent of the outstanding balances owed by the Company in connection with the loan (interest and principal). As of October 31, 2021, the remaining amount due under this arrangement was approximately $4,392.

Credit Facility

On September 19, 2019, the Company’s wholly owned subsidiary, General Surgical Florida, received $100,000 in connection with an unsecured line of credit (“Credit Facility”). The Credit Facility was fully repaid on November 2, 2020. Under the terms of the Credit Facility, the Company was required to make weekly payments averaging approximately $2,541 (payments totaling $132,160). The effective annual interest rate was approximately 45.67%. Proceeds received from the Credit Facility were used for working capital purposes. Mr. Iglesias, who at the time was the Company’s Chief Executive Officer, provided a personal guaranty in connection with amounts required to paid under the Credit Facility.

Funding Facility

On October 10, 2019, the Company and an investor (“Noteholder”) agreed to a funding facility arrangement (“Funding Facility”) whereby the Noteholder was required to fund the Company an initial tranche of $100,000 on October 15, 2019 (“Initial Funding Date”) and had the option to fund the Company up to an aggregate of $500,000 (“Funding Facility Limit”) in minimum $100,000 monthly tranches by no later than February 15, 2020 (“Funding Expiration Date”). The Funding Facility matures on February 15, 2021 (“Maturity Date”) and accrues interest at 6.0% per annum. The Funding Facility, plus all accrued interest, automatically converts into 40,000,000 shares of newly issued restricted common stock of the Company (“Converted Stock”) if the Noteholder funds the full $500,000 by the Funding Expiration Date. The Noteholder fully funded the Funding Facility as prescribed on February 12, 2020 and the Company issued the Noteholder the Converted Stock to the Noteholders designated entity, Republic Asset Holdings LLC.

The Company determined the fair value of the Converted Stock in accordance with ASC 820, which was determined to be approximately $599,400. As a result, the Company has recorded additional interest expense in the amount of $94,170, as of the date of conversion, representing the amount of the discount to the fair value of the Converted Stock associated with the conversion of the Funding Facility obligation totaling $505,230 on the date of conversion (principal and accrued interest).

NOTE 9 – INCOME TAXES

The Company files a consolidated federal income tax return that includes all of its subsidiaries. For the years ended October 31, 2021 and 2020, the Company incurred operating losses, and therefore, there was not any current income tax expense amount recorded during those periods.

The consolidated provision for income taxes for October 31, 2021 and 2020 consists of the following:

	Year Ended October 31,	Year Ended October 31,
	2021	2020
Current:
Federal	$–	$–
State	–	–
Current Income Tax Expense (Benefit)	$–	$–
Deferred:
Federal	$(2,651,809)	$(2,626,791)
State	(563,409)	(540,796)
Deferred Income Tax Expense (Benefit)	(3,215,218)	(3,167,587)
Change in Valuation Allowance	3,215,218	(3,167,587)
Income tax provision	$–	$–

F-16

Effective tax rates differ from the federal statutory rate of 21% for 2021 and 2020 applied to income before income taxes. A reconciliation of the U.S. federal statutory tax amount to the Company’s effective tax amount is as follows:

	October 31, 2021	October 31, 2020
Tax at federal statutory rate	$(2,678,878)	$(2,642,423)
State taxes, net of federal benefit	(554,273)	(546,730)
Permanent differences	27,070	18,782
Other	(9,137)	2,784
Total income tax expense (benefit)	(3,215,218)	(3,167,587)
Change in valuation allowance	3,215,218	3,167,587
Income tax provision	$–	$–

The Company had a federal net operating loss carryover of $7,200,185 as of October 31, 2021.

The tax effects of temporary differences and carry-forwards that give rise to deferred tax assets and liabilities for the Company were as follows:

	October 31, 2021	October 31, 2020
Deferred Tax Assets:
Stock based compensation	$7,281,332	$5,184,240
Accrued compensation	480,109	315,122
Net operating loss carryforward-Federal	1,512,039	640,663
Net operating loss carryforward-State	282,780	118,160
State bonus depreciation	29,986	–
Other	177	177
Total deferred tax assets:	9,586,423	6,258,362

Deferred Tax Liabilities:
Property and equipment	205,378	92,535
Total deferred tax liabilities:	205,378	92,535

Valuation Allowance	(9,381,045)	(6,165,827)
Net deferred tax assets	$–	$–

FASB ASC 740 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At October 31, 2021 and October 31, 2020, the net deferred tax asset was offset by a full valuation allowance.

IRS Penalties

The Company’s income tax returns for the periods since inception through the tax year ended October 31, 2015 were not filed with the Internal Revenue Service (“IRS”) until August 2017 (“Delinquent Filed Returns”). The Company’s income tax returns for the tax year ended October 31, 2016 were filed with the IRS during December 2017. In connection with the Delinquent Filed Returns, during the period September 2017 through October 2017, the Company received notices that it was being assessed approximately $90,000 of penalties, plus interest (“IRS Penalties”), in connection with the late filing of certain information returns that were included as part of the Delinquent Filed Returns. In connection with the notices, the IRS indicated its intent to levy property of the Company if the IRS penalties were not paid as required. During January 2018, the Company requested from the IRS an abatement of the IRS penalties based on reasonable cause. During April 2018, the IRS notified the Company that the IRS penalties for the tax year ended 2011 of $20,000, plus interest, were abated and the request for abatement for the IRS penalties for the tax years ended 2012 – 2015 were denied. The Company is currently appealing the initial determination by the IRS to exclude the IRS penalties for the tax years 2012-2015 in its consideration of abatement and filed a “Request for Collection Due Process Equivalent Hearing” (“Request”) in September 2021. During the period that the Request is being reviewed and processed by the IRS, the IRS has agreed to put a hold on taking any levy action against the Company for the remaining amounts of the IRS Penalties that are still outstanding. In connection with the notices, the Company has accrued $83,684 and $70,000 of accrued tax penalties and interest on the balance sheet as of October 31, 2021 and October 31, 2020, respectively.

F-17

NOTE 10 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Issued Shares

As of October 31, 2021, there were no designations of Preferred Stock authorized or outstanding.

Common Stock

On May 18, 2020 and May 19, 2020, pursuant to the Nevada Revised Statutes and the Bylaws of the Company, the Board of Directors of the Company and the stockholders having the voting equivalency of 50.30% of the outstanding capital stock, respectively, approved the filing of an amendment to the Articles of Incorporation of the Company to increase the authorized amount of common stock from 750,000,000 to 1,500,000,000, without changing the par value of the common stock or authorized number and par value of “blank check” Preferred Stock. On June 2, 2020, the Company filed a Definitive 14C with the SEC regarding the corporate action. On June 24, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effectuate the corporate action on June 24, 2020.

On December 21, 2020 and January 4, 2021, pursuant to the Nevada Revised Statutes and the Bylaws of the Company, the Board of Directors of the Company and the stockholders having the voting equivalency of 53.55% of the outstanding capital stock, respectively, approved the filing of an amendment to the Articles of Incorporation of the Company to increase the authorized amount of common stock from 1,500,000,000 to 2,500,000,000, without changing the par value of the common stock or authorized number and par value of “blank check” Preferred Stock. On January 19, 2021, the Company filed a Definitive 14C with the SEC regarding the corporate action. On February 9, 2021, the Company intends to file the Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effectuate the corporate action on February 9, 2021.

Issuances of Common Stock - Sales:

During November 2019 through January 2020, the Company sold 3,250,000 shares of common stock to three “accredited investors” at $0.02 per share for an aggregate purchase price of $65,000. The proceeds were used for working capital.

During February 2020 through April 2020, the Company sold 11,050,000 shares of common stock to five “accredited investors” at $0.02 per share for an aggregate purchase price of $221,000. The proceeds were used for working capital.

During April 2020 through May 2020, the Company sold 11,000,000 shares of common stock to Dr. Allen Meglin, a director of the Company at $0.02 per share for an aggregate purchase price of $220,000. During July, August and October 2020, the Company sold an additional 1,166,666 shares, 422,514 shares, and 625,000 shares of common stock to Dr. Allen Meglin at $0.03 per share, $0.10 per share and $0.08 per share, respectively, for an aggregate purchase price of $127,251. The proceeds from all of the above sales were used for working capital. Certain of the above transactions were at sales prices that were at a discount to the trading prices as of the effective dates of the transactions, resulting in additional stock-based compensation expense of $195,869, which has been recorded during the year ended October 31, 2020.

On April 27, 2020, the Company sold 5,000,000 shares of common stock to Republic Asset Holdings LLC., a Company controlled by Michael Carbonara, a director of the Company, at $0.02 per share for an aggregate purchase price of $100,000. The proceeds were used for working capital. The sales price was at a discount to the trading price of $0.0269 as of the effective date of the transaction, resulting in additional stock-based compensation expense of $34,500, which has been recorded during the year ended October 31, 2020.

F-18

During May 2020, the Company sold 3,000,000 shares of common stock to two “accredited investors” at $0.02 per share for an aggregate purchase price of $60,000. The proceeds were used for working capital.

During July and August 2020, the Company completed the private placement to 19 accredited investors for the sale of 13,499,992 shares of Common stock of the Company at a selling price of $0.03 per share for an aggregate amount of $405,000 (“Sale”). In connection with the Sale, the Company agreed that all of the proceeds from the Sale are to be deposited into a separate bank account (“Sale Account”) of the Company and the proceeds are to be used exclusively to fund the costs associated with the Company’s ongoing public company filing requirements, including audit, tax, valuation and legal fees. The Company also agreed to maintain the Sale Account with a minimum cash balance of $25,000 at all times until such time that the Company has filed all required financial reports through the period ended July 31, 2021.

During July 2020, the Company sold 1,000,000 shares of common stock to two “accredited investors”, at $0.02 per share and $0.03 per share, respectively for an aggregate purchase price of $25,000. The proceeds were used for working capital.

During August 2020, the Company sold 8,606,665 shares of common stock to nine “accredited investors”, at prices ranging from $0.03 per share and $0.06 per share, for an aggregate purchase price of $392,100. The proceeds were used for working capital.

During September 2020, the Company sold 4,800,000 shares of common stock to five “accredited investors”, at prices ranging from $0.06 per share and $0.10 per share, for an aggregate purchase price of $410,000. The proceeds were used for working capital.

During October 2020, the Company sold 2,033,333 shares of common stock to five “accredited investors”, at prices ranging from $0.06 per share and $0.10 per share, for an aggregate purchase price of $170,000. The proceeds were used for working capital.

During November 2020, the Company sold 800,000 shares of common stock to an “accredited investor”, at $0.05 per share, for an aggregate purchase price of $40,000. The proceeds were used for working capital.

During February 2021, the Company sold an aggregate of 12,340,910 shares of common stock to five “accredited investors”, at prices ranging from $0.05 per share to $0.06 per share for an aggregate purchase price of $665,000. The proceeds were used for working capital.

On February 22, 2021, the Company sold 1,818,181 shares of common stock to Republic Asset Holdings LLC., a Company controlled by Michael Carbonara, a director of the Company, at $0.055 per share for an aggregate purchase price of $100,000. The proceeds were used for working capital. The sales price was at a discount to the trading price of $0.086 as of the effective date of the transaction, resulting in additional stock-based compensation expense of $56,364, which has been recorded during the year ended October 31, 2021.

During April 2021, the Company sold an aggregate of 13,677,821 shares of common stock to seven “accredited investors” at prices ranging from $0.03 per share to $0.25 per share for an aggregate purchase price of $535,000. The proceeds were used for working capital.

During May 2021, the Company sold an aggregate of 2,087,822 shares of common stock to eight “accredited investors” at prices ranging from $0.13 per share to $0.15 per share for an aggregate purchase price of $286,250. The proceeds were used for working capital.

During the period June 2021 through July 2021, the Company sold an aggregate of 11,541,500 shares of common stock to four “accredited investors” at prices ranging from $0.05 per share to $0.13 per share for an aggregate purchase price of $631,020. The proceeds were used for working capital.

During August 2021, the Company sold an aggregate of 3,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $150,000. The proceeds were used for working capital.

During October 2021, the Company sold an aggregate of 7,500,000 shares of common stock to four “accredited investors” at $0.04 per share for an aggregate purchase price of $300,000. The proceeds were used for working capital.

F-19

In November 2021, the Company sold an aggregate of 8,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $400,000. The proceeds were used for working capital.

In February 2022, the Company sold an aggregate of 8,333,333 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $250,000. The proceeds were used for working capital.

Issuances of Common Stock – Stock Compensation:

Upon execution of the VP Agreements, each of the Sales Executives were granted 1,000,000 shares of unregistered common stock of the Company (“Execution Shares”) valued at $0.035 per share, the closing price of the common stock of the Company on the grant date. The Company recorded $35,000 of stock-based compensation expense on the grant date for each issuance. The VP Agreements also provide each Sales Executives the right to receive a minimum of 750,000 shares of common stock at the end of each quarterly anniversary of the VP Agreements throughout the Initial Term (maximum 9,000,000 shares) (“Performance Shares”), provided that the VP Agreements remain in effect during the applicable quarterly period. For the year ended October 31, 2021 and 2020, each Sales Executive has vested an additional 6,300,000 and 2,250,000 Performance Shares (total 17,100,000 shares). The Company recorded stock-based compensation expense for the years ended October 31, 2021 and 2020 in connection with the vested Execution Shares and Performance Shares of $323,400 and $227,500, respectively (see Note 12).

In connection with the execution of the Consultants Agreement, the Company issued to the Consultants 12,000,000 shares of unregistered common stock (“Shares”) valued at $0.022 per share, the closing price of the common stock of the Company on the grant date. The Company recorded a total of $266,400 of stock-based compensation expense during the year ended October 31, 2020 based on the vesting of the Shares (50% of the Shares vest as of the Effective Date of the Consultants Agreement and 50% of the Shares vest on the six-month anniversary of the Consultants Agreement). In connection with the execution of the Amendment of the Consultant’s Agreement, the Company issued to the Consultants 20,000,000 shares of unregistered common stock (“Shares”) valued at $0.0614 per share, the closing price of the common stock of the Company on the grant date. The Company will amortize the costs associated with this issuance of $1,228,000 over the remaining term of the Consultant’s Agreement. The shares issued vest 50% as of the date of the Amendment and the remaining 50% will vest on December 31, 2021 or upon the date that the Company obtains approval for certain IND’s submitted, whichever is sooner. The Company recorded a total of $358,167 of stock-based compensation expense during the year ended October 31, 2021.

During the period November 1, 2019 through January 31, 2020, in consideration for agreeing to provide lab and administrative consulting services to the Company, the Board approved the issuance to three individuals an aggregate of 650,000 shares of unregistered common stock valued between $0.027 and $0.031 per share, the closing price of the common stock of the Company on the respective grants dates. The Company recorded $18,650 of stock-based compensation expense during the year ended October 31, 2020.

During the period February 1, 2020 through April 30, 2020, in consideration for agreeing to provide lab and administrative consulting services to the Company, the Board approved the issuance to four individuals an aggregate of 2,725,000 shares of unregistered common stock valued between $0.029 and $0.034 per share, the closing price of the common stock of the Company on the respective grants dates. The Company recorded $89,458 of stock-based compensation expense during the year ended October 31, 2020.

During the period May 1, 2020 through July 31, 2020, in consideration for agreeing to provide lab and administrative consulting services to the Company, the Board approved the issuance to eight individuals an aggregate of 925,000 shares of unregistered common stock valued between $0.031 and $0.048 per share, the closing price of the common stock of the Company on the respective grants dates. For certain of the issuances, the stock vests on January 31, 2021, provided the recipient remains engaged with the Company during the period. The Company recorded $27,809 of stock-based compensation expense during the year ended October 31, 2020.

During April 2020, May 2020, September 2020 and October 2020, in consideration for agreeing to provide medical consulting and advisory services to the Company, the Board approved the issuance to nine individuals an aggregate of 1,050,000 shares of unregistered common stock valued between $0.023 and $0.28 per share, the closing price of the common stock of the Company on the respective grants dates. The Company recorded $96,600 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2020.

F-20

During February 2020, in recognition of past services provided to the Company through February 2020, the Board approved the issuance to the CMO of 5,000,000 shares of unregistered common stock valued at $0.028 per share, the closing price of the common stock of the Company on the grant date. The Company recorded $140,000 of stock-based compensation expense during the year ended October 31, 2020 based on the fair value of these shares on the grant date.

In connection with the resignation of an independent member of the Board of Directors of the Company in April 2020, the Board approved the issuance to the director of 736,808 shares of unregistered common stock valued at $0.022 per share, the closing price of the common stock of the Company on the grant date. The Company recorded $16,210 of stock-based compensation expense during the during the year ended October 31, 2020 based on the fair value of these shares on the grant date.

On May 28, 2020, the Company entered into a distribution agreement with a company owned by Jack Mitrani, the son of Mr. Mitrani. Under the terms of the agreement, the Company agreed to grant the distributor 3,000,000 shares of unregistered common stock valued at $0.115 per share, the closing price of the common stock of the Company on the grant date. The Company recorded $345,000 of stock-based compensation expense during the year ended October 31, 2020 based on the fair value of these shares on the grant date. In addition, the distribution agreement also provides for future stock incentives based on future sales that are generated by the distributor based on a conversion price equal to 75% of the trading price of the common stock on the last day of the month in which the incentive was earned.

On May 15, 2020 (“Effective Date”), the Company entered into an advisor agreement with a third party (“Advisor”) whereby the Advisor will provide financial advisory services (see Note 12). As consideration, the Company agreed to issue the Advisor 1,000,000 shares of common stock (“Grant”), of which 250,000 shares shall be fully vested as of the Effective Date, 250,000 shares vest on the sixth month anniversary of the Effective Date, 250,000 shares vest on the ninth month anniversary of the Effective Date and 250,000 shares vest on the twelfth month anniversary of the Effective Date, provided however that the Agreement is in full effect during such vesting period(s) for the respective portion of the Grant. In addition, Company agreed to grant 3-year warrants to the Advisor to purchase 6,000,000 shares of common stock of the Company at a purchase price of $0.04 per share (“Warrants”), of which Warrants to purchase 2,000,000 unrestricted shares shall be vested upon the Effective Date of the agreement and 2,000,000 and 2,000,000 of the remaining Warrants shall vest on the eighteenth month and thirtieth month anniversary of the Effective Date of the agreement, respectively, provided however that the Agreement is renewed and in full effect during the applicable vesting period(s) for the respective portion of the grant. Notwithstanding the above, any unvested Grant or Warrants prescribed above will immediately become vested shares if (a) the Company concludes a transaction involving any of the entities introduced by Advisor based on a transaction value greater than $5MM or (b) the Company completes any transaction that results in a change in control or any financing transaction with an aggregate value of at least $25MM. The Grant shares were valued at $0.04 per share, the closing price of the common stock of the Company on the grant date. The Company will record $10,000 of stock-based compensation expense during each quarter in which the Grant shares become vested based on the fair value of these vested shares on the grant date. During October 2020, the Company terminated the agreement with the Advisor as provided for under the advisor agreement.

During July 2020, the Company entered into a consulting agreement with a third party to provide investment banking related consulting services for a minimum period of six months. As consideration for agreeing to provide consulting services to the Company, the Company issued the consultant 5,000,000 shares of unregistered common stock valued at $0.05 per share, the closing price of the common stock of the Company on the effective date of the agreement. All of the shares granted vested immediately on the date of issuance. The Company recorded $250,000 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2020.

During August 2020, the Company entered into two separate consulting agreements with third parties to provide marketing and public relations services for a minimum period of six months. As consideration for agreeing to provide consulting services to the Company, the Company issued the consultants 300,000 shares and 25,000 shares, respectively, of unregistered common stock valued at $0.127 per share, the closing price of the common stock of the Company on the effective date of the agreements. The Company recorded a total of $40,790 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2020.

During October 2020, in consideration for agreeing to provide lab and administrative consulting services to the Company, the Board approved the issuance to two individuals an aggregate of 230,000 shares of unregistered common stock valued between $0.035 and $0.17 per share, the closing price of the common stock of the Company on the respective grants dates. The Company recorded $8,730 of stock-based compensation expense during the during the year ended October 31, 2020.

F-21

During November 2020, the Company entered into an additional consulting agreement with a third party to provide consulting services in connection with the development of international research and development, sales and distribution and financing opportunities for a period of six months. As consideration for agreeing to provide the consulting services to the Company, the Company issued the consultant 2,000,000 shares of fully vested unregistered common stock valued at $0.151 per share, the closing price of the common stock of the Company on the effective date of the agreement. The Company recorded $302,000 of stock-based compensation expense during the year ended October 31, 2021. On August 9, 2021, the Company and the third party entered into another consulting agreement with substantially the same terms and condition as provided for in the original agreement. The 2,000,000 shares of fully vested unregistered common stock issued to the consultant under the new agreement were valued at $185,400 (valued at $0.093 per share, the closing price of the common stock of the Company on the effective date of the agreement). The Company recorded $92,700 of stock-based compensation expense during the year ended October 31, 2021 based on the grant date fair value of these shares amortized over the term of the agreement.

During November 2020, in consideration for agreeing to provide medical consulting and advisory services to the Company, the Board approved the issuance to one individual an aggregate of 250,000 shares of unregistered common stock valued at $0.145 per share, the closing price of the common stock of the Company on the respective grant dates. The Company recorded $36,225 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

During December 2020, the Board approved the bonus of 47,675,000 shares of newly issued common stock to executive management (consisting of Mr. Mitrani, Dr. Mitrani and Mr. Bothwell) totaling 45,000,000 shares; non-executive Board members (consisting of Mr. Carbonara and Dr. Meglin) totaling 2,000,000 shares; administrative staff totaling 550,000; and to several medical advisors totaling 125,000 shares valued at $0.12 per share, the closing price of the common stock of the Company on the respective grant dates. The Company recorded a total of $5,721,000 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

During April 2021, the Board approved the bonus of 500,000 shares of newly issued common stock to an employee valued at $0.055 per share, the closing price of the common stock of the Company on the grant date. The Company recorded a total of $27,450 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

During December 2020, January 2021 and February 2021, the Company issued to various employees and consultants 25,000, 240,000 and 50,000 shares of unregistered common stock, respectively, valued at prices ranging from $0.035 to $0.17 per share, the closing price of the common stock of the Company on the respective grant dates. The Company recorded a total of $19,855 of stock-based compensation expense during the year ended October 31, 2021 based on the grant date fair value of these shares.

During February 2021, the Company entered into a consulting agreement with a third party to provide consulting services for a one-year period. As consideration for agreeing to provide consulting services to the Company, the Company agreed to issue the consultant 500,000 shares of unregistered common stock upon completion of the three-month anniversary of the agreement. In addition, the Company has agreed to provide an additional 250,000 shares of newly issued common stock for each celebrity and/or athlete which the consultant arranges to provide marketing services to the Company and that is responsible for bringing a minimum of $75,000 of monthly revenues in connection with sales of the Company’s products, up to a maximum of 1,500,000 shares. The shares issued were valued at $0.095 per share, the closing price of the common stock of the Company on the effective date of the agreement, totaling $47,500. The Company will amortize the costs associated with the issuance over the term of the agreement. The Company amortized $35,625 of stock-based compensation expense during the year ended October 31, 2021.

During April 2021, the Company entered into a consulting agreement with a third party to provide investor relation services. The term of the agreement is month to month and may be terminated with or without cause. As consideration for agreeing to provide the consulting services to the Company, the Company has agreed to pay the consultants a minimum of $15,000 per month and to issue 500,000 shares of restricted common stock which vested fully on May 21, 2021 (valued at $0.057 per share, the closing price of the common stock of the Company on the grant date). The Company recorded a total of $28,500 of stock-based compensation expense during the year ended October 31, 2021.

During March 2021, April 2021 and May 2021, the Company granted a total of 750,000 of common stock to various consultants valued at prices ranging from $0.049 per share to $0.40 per share, the closing price of the common stock of the Company on the respective grant dates. The Company recorded $85,075 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

F-22

On June 4, 2021, the Company and an employee agreed to amendment of the employee’s employment agreement. Under the terms of the amendment, the employee agreed to extend the term of the agreement through December 31, 2022 and the Company agreed to grant the employee 1,000,000 shares of common stock of the Company to vest upon execution of the amendment (valued at $0.136 per share, the closing price of the +common stock of the Company on the grant date). In addition, the employee is eligible to receive up to an aggregate of 3,000,000 additional shares of common stock based on achievement of certain milestones. The total value of the stock granted in connection with the amendment of $136,000 will be amortized beginning June 4, 2021 over the remaining term of the agreement. The Company recorded $35,789 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

During June 2021, the Company granted a total of 1,100,000 of common stock to various consultants and service providers valued at prices ranging from $0.14 per share to $0.148 per share, the closing price of the common stock of the Company on the respective grant dates. The Company recorded $154,740 of stock-based compensation expense based on the grant date fair value of these shares during the year ended October 31, 2021.

On June 10, 2021, the Company agreed to issue 60,000 shares of common stock to a service provider as a prepayment for future services to be provided to the Company valued at $10,000 (valued at $0.167 per share, the closing price of the common stock of the Company on the date of the agreement).

On December 27, 2021, the Company and an employee agreed to amendment of the employee’s employment agreement. Under the terms of the amendment, the employee agreed to extend the term of the agreement through December 31, 2024 and the Company agreed to increase the employee’s annual salary from $180,000 per year to $210,000 per year effective January 1, 2022. In connection with the amendment, the Company agreed to grant the employee the employee 1,000,000 shares of common stock of the Company to vest over the remaining term of the agreement (valued at $.029 per share, the closing price of the common stock of the Company on the grant date). The total value of the stock granted in connection with the amendment of $29,000 will be amortized over the remaining term of the agreement.

Equity Line Of Credit Commitment:

During November 2021, the Company entered into an agreement with an investor whereby the investor has agreed to provide the Company with a $10,000,000 equity line of credit facility (“ELOC”), subject to many conditions including the Company determining to proceed with the ELOC, approval and execution of definitive agreements for the ELOC and the Company subsequently filing a registration statement covering the underlying shares to be sold under the ELOC. The Company is not obligated to proceed with the ELOC or file a registration statement for the ELOC. In connection with the above, the investor agreed to purchase 7,000,000 restricted common shares of the Company priced at $0.05 per share ($350,000) upon such time that the Company initially files the registration statement for the ELOC. In connection with the above, the Company agreed to pay a commitment fee to the investor in the amount of 3,000,000 shares of common stock of the Company fully vested (valued at $0.067 per share, the closing price of the common stock of the Company on the date of the agreement). The Company will record $201,000 of stock-based compensation expense based on the grant date fair value of these shares during the quarter ended January 31, 2022.

Issuances of Common Stock – Conversion of Debt:

As more fully described in Note 8, the Noteholder fully funded the Funding Facility as prescribed on February 12, 2020 and the Company converted the Funding Facility into 40,000,000 shares of common stock of the Company (approximately $0.013 per share).

As more fully described in Note 8, during October 2020, the Company and the holder of the $20,000 debenture, agreed to convert the principal amount of the $20,000 debenture plus interest accrued and unpaid through the date of the conversion totaling approximately $20,300 into 160,000 shares of common stock of the Company (approximately $0.125 per share).

Issuances of Common Stock – Exchange of balances due on accounts payable for stock:

During February 2021, the consulting arrangement was amended whereby the CMO’s accrued and unpaid consulting fees of $82,250 were fully satisfied though the issuance of 500,000 shares of newly issued common stock of the Company valued at $0.165 per share (share price was $0.084 per share on the date of the exchange). Furthermore, until the CMO becomes a full-time employee of the Company and provided the CMO continues to serve in his current position, the CMO shall receive compensation equal to $27,000 per quarter beginning May 1, 2021, payable in cash or in stock (based on the average monthly trading price of the common stock during the applicable quarter) at the option of the Company.

F-23

During May 2021, the Company and two employees agreed to exchange $30,973 of commission payables due to the employees for 176,989 shares of newly issued common stock valued at $0.175 per share, the closing price of the common stock of the Company on the date of the exchange.

Management and Consultants Performance Stock Plan

On April 25, 2020, the Company approved the adoption of the Management and Consultants Performance Stock Plan (“MCPP”) providing for the grant to current senior executive members of management and third-party consultants shares of common stock of the Company (“Shares”) based on the achievement of certain defined operational performance milestones (“Milestones”).

On June 29, 2020, the Board amended the MCPP, providing for the additional grant of common stock of the Company to the current senior executive members of management and the current non-executive members of the Board based on the Company completing any transaction occurring while employed and/or serving as a member of the Board, respectively, that results in a change in control of the Company or any sale of substantially all the assets of the Company (“Transaction”) which upon after giving effect to such issuance of shares below, corresponds to a minimum pre-Transaction fully diluted price per share of the Company’s common stock in the amounts indicated below.

Pre-Transaction Price Per Share Valuation (a)	Executive Bonus Shares Issued (b)	Non-executive Board Bonus Shares Issued (c)
$0.22	40,000,000	2,000,000
$0.34	60,000,000	3,000,000
$0.45	80,000,000	4,000,000
$0.54	100,000,000	5,000,000

(a)	proforma for issuance of all shares to be issued pursuant to the MCPP and other in the money contingent share issuances
(b)	per each executive consisting of Albert Mitrani, Dr. Mari Mitrani, Ian Bothwell, and Dr. George Shapiro
(c)	per each non-executive Board member consisting of Dr. Allen Meglin and Michael Carbonara

On August 14, 2020, the Board amended the MCPP, providing for the additional grant of common stock of the Company to each Dr. Maria I. Mitrani and Ian Bothwell based on the Company obtaining aggregate gross fundings (grants for research and development and clinical trials, purchase contracts for Company products, debt and/or equity financings) or other financial awards during the term of employment with the Company based on the amounts indicated below:

Aggregate Funding Amount		Shares
From	To
$2,500,000	$5,000,000	5,000,000
$5,000,001	$10,000,000	10,000,000
$10,000,001	$30,000,000	30,000,000

On September 23, 2020, the Board amended the MCPP, providing for the grant of common stock of the Company of 15.0 million, 7.5 million and 15.0 million shares of common stock of the Company, respectively, to each Albert Mitrani, Dr. Maria I. Mitrani and Ian Bothwell upon such time that the Company’s common stock trades above $0.25 per share, $0.50 per share and $0.75 per share, respectively, for 30 consecutive trading days subsequent to March 31, 2021 and provided such milestone occurs during the term of employment with the Company.

In addition, each of the current executives were entitled to receive an additional 7 million shares, which when combined with all previous IND and/or eIND’s Milestones previously issued under the MCPP of 43 million shares, represents the total of all incentive shares to be issued to each executive in connection with the combined thirteen IND’s and/or eIND’s Milestones achieved through September 23, 2020. In the future, each of the current executives shall be entitled to receive 5 million shares as a performance incentive for each IND and/or “Expanded Access” approval (and excluding all eIND’s) received by the Company that involve more than 15 patients and provided such milestone occurs during the term of employment with the Company.

F-24

On February 10, 2021, the Board amended the MCPP, providing for the grant of common stock of the Company of 5 million shares for each Phase II clinical trial completed, 5 million shares for each Phase III clinical trial approved and initiated (deemed to be upon the time the first patient is enrolled) and 10.0 million shares for each Phase III clinical trial fully enrolled. In addition, the CMO’s portion of a designated grant for an achievement of any applicable Milestone subsequent to September 23, 2020 was reduced to 30% until the time that the CMO becomes a full-time employee of the Company.

Pursuant to the MCPP, a total of 342,500,000 shares have been issued and as described above, additional shares are authorized to be issued under the MCPP subject to the achievement of the defined contingent performance based milestones described above and provided the milestones are achieved while the individual is employed and/or serving as a member of the Board:

	MCPP	MCPP Remaining
	Shares	Shares
Name	Issued	Authorized
Albert Mitrani	80,000,000	137,500,000
Ian Bothwell	80,000,000	167,500,000
Dr. Maria Mitrani	80,000,000	167,500,000
Dr. George Shapiro	69,500,000	100,000,000
Dr. Allen Meglin	-	5,000,000
Michael Carbonara	-	5,000,000
Consultants	33,000,000	-
Total	342,500,000	582,500,000

The Company will record stock-based compensation expense in connection with any MCPP Shares that are actually awarded based on the fair value as of the initial grant date that the respective milestone for the MCPP Shares were approved. In connection with the MCPP Shares that have been awarded to date, all such shares were issued in connection with the MCPP Shares approved on April 25, 2020 and accordingly were valued $0.027 per share, the closing price of the common stock of the Company on the date that those respective MCPP Shares were approved.

During the years ended October 31, 2021 and 2020, a total 49,500,000 shares and 293,000,000 shares, respectively, were issued in connection with certain Milestones achieved. The Company recorded a total of $1,336,500 and $7,911,000 of stock-based compensation expense during the years ended October 31, 2021 and 2020, respectively. For the MCPP Shares approved on April 25, 2020, June 29, 2020, August 14, 2020, September 23, 2020, and February 10, 2021, the closing price of the common stock of the Company was $0.027, $0.056, $0.128, $0.28 and 0.108, respectively.

Upon completion of the Share Exchange (see below), the MCPP (but not Awards of unexchanged shares of our common stock) was terminated.

2021 Plan and Share Exchange Agreement

In September 2021, the Company adopted the 2021 Equity Incentive Plan (“2021 Plan”). The 2021 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares (an “Award”) to any person who is an employee or director of, or consultant to the Company. The maximum aggregate number of shares that may be issued pursuant to all Awards is 250,000,000 shares.

The 2021 Plan is administered by (a) the board of the directors of the Company; or (b) a committee designated by the board, which Committee shall be constituted in such a manner as to satisfy the applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the board. The board of directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable laws.

F-25

On October 29, 2021, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with shareholders (including executive officers) who were issued shares under (i) various consulting and employment agreements during 2021 (the “Service Providers”), and (ii) those shareholders who were issued shares of common stock pursuant to the MCPP (the “MCPP Holders”).

The Service Providers who executed the Exchange Agreement were issued a total of 30,300,000 shares under their respective consulting or employment agreements (the “Service Provider Shares”), and the MCPP Holders who executed the Exchange Agreement received a total of 49,500,000 shares under the MCPP, for an aggregate of 79,800,000 shares of common stock. As of the effective date of the Exchange Agreement, the Service Providers and MCPP Holders who executed the Exchange Agreement agreed to exchange their respective Service Provider Shares or the shares issued under the MCPP for newly issued shares pursuant to the 2021 Plan (on a 1:1 basis, resulting in the issuance of 79,800,000 shares of common stock under the 2021 Plan (the “Exchange Shares”). Upon completion of the Share Exchange, the 2020 Plan and the MCPP (but not Awards of unexchanged shares of our common stock) were terminated.

The shares received in connection with the Exchange Agreement were treated as a modification to the original awards granted. The Company determined that there was not any incremental value resulting from the exchange and as a result there was no additional compensation costs recorded.

As of October 31, 2021, a total of 83,400,000 shares of our common stock, including the Exchange Shares have been awarded under the 2021 Plan.

Unvested Equity Instruments:

A summary of unvested equity instruments outstanding for the years ended October 31, 2021 and 2020 are presented below:

	Number of Nonvested Shares	Weighted- Average Grant Date Value
Outstanding at October 31, 2020	1,111,111	$0.029
Non-Vested Shares Granted	83,400,000	$0.062
Vested	666,666	$0.029
Expired/Forfeited	-	$-
Outstanding at October 31, 2021	83,844,445	$0.062

	Number of Nonvested Shares	Weighted- Average Grant Date Value
Outstanding at October 31, 2019	1,777,777	$0.029
Non-Vested Shares Granted	-	$-
Vested	666,666	$0.029
Expired/Forfeited	-	$-
Outstanding at October 31, 2020	1,111,111	$0.029

As of October 31, 2021, the total compensation cost related to nonvested awards not yet recognized and the weighted-average period over which such costs are expected to be recognized was $1,093,022 and 14.3 months, respectively.

As of October 31, 2020, the total compensation cost related to nonvested awards not yet recognized and the weighted-average period over which such costs are expected to be recognized was $32,222 and 20.0 months, respectively.

F-26

NOTE 11 – WARRANTS

A summary of warrant activity for the years ended October 31, 2021 and 2020 are presented below:

	Number of Shares	Weighted-average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at October 31, 2020	9,500,000	$0.03	7.90	$1,268,000
Granted	-	$-	-	$-
Exercised	-	$-	-	$-
Expired/Forfeited	-	$-	-	$-
Outstanding and exercisable at October 31, 2021	9,500,000	$0.03	6.90	$289,500

	Number of Shares	Weighted-average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at October 31, 2019	4,529,371	$0.20	0.30	$-
Granted	9,500,000	$0.03	8.53	$-
Exercised	-	$-		$-
Expired/Forfeited	(4,529,371)	$0.20	-	$-
Outstanding and exercisable at October 31, 2020	9,500,000	$0.03	7.90	$1,268,000

On February 26, 2020, the Company issued the CFO a cashless warrant to purchase an aggregate of 7,500,000 shares of common stock in connection with the CFO’s employment agreement. The warrant is exercisable for $0.028 per share (the closing price of the Company’s common stock on the date of grant), until the tenth anniversary date of the date of issuance. The Company valued the warrants on the dates of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.14%, (2) term of 10 years, (3) expected stock volatility of 87%, and (4) expected dividend rate of 0%. All of the warrants vested immediately. The grant date fair value of the warrants issued was $176,250. The Company recorded $176,250 of stock-based compensation expense during the year ended October 31, 2020 based on the fair value of these warrants on the grant date.

On May 15, 2020 (“Effective Date”), the Company granted the Advisor warrants to purchase 6,000,000 shares of common stock of the Company at a purchase price of $0.04 per share (“Warrants”) and exercisable for three years from the Effective Date. Warrants to purchase 2,000,000 shares shall be vested upon the Effective Date of the agreement and 2,000,000 and 2,000,000 of the remaining Warrants shall vest on the eighteenth month and thirtieth month anniversary of the Effective Date of the agreement, respectively, provided however that the agreement is renewed and in full effect during the applicable vesting period(s) for the respective portion of the grant. Notwithstanding the above, any unvested Warrants prescribed above will immediately become vested if (a) the Company concludes a transaction involving any of the entities introduced by Advisor based on a transaction value greater than $5,000,000 or (b) the Company completes any transaction that results in a change in control or any financing transaction with an aggregate value of at least $25,000,000. The Company valued the warrants on the dates of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 0.31%, (2) term of 3 years, (3) expected stock volatility of 90%, and (4) expected dividend rate of 0%. The grant date fair value of the warrants issued was $121,200. The Company will record $40,400 of stock-based compensation expense during the period that the Grant shares vest based on the fair value of these warrants on the grant date. During October 2020, the Company terminated the agreement with the Advisor as provided for under the advisor agreement (see Note 12).

All stock compensation expense is classified under general and administrative expenses in the consolidated statements of operations

F-27

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The description of Mr. Mitrani’s, Dr. Mitrani’s and Mr. Bothwell’s executive employment agreements executed in April 2018 (collectively referred to as the April 2018 Executive Employment Agreements) are summarized below:

April 2018 Executive Employment Agreements

General

Pursuant to Albert Mitrani’s April 2018 Executive Employment Agreement, Mr. Mitrani serves as the Company’s President and Chief Operating Officer. Mr. Mitrani’s base annual salary is $162,500, which shall accrue commencing on the Effective Date and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. Mr. Mitrani is also entitled to a commission on all sales attributable to him (i.e., excluding existing customers of the Company at the time of the Reorganization) at the rate of five percent (5%) of the “Net Sales” as defined in the agreement and an expense allowance of $5,000 per month.

Pursuant to Ian Bothwell’s April 2018 Executive Employment Agreement, Mr. Bothwell continues to serve as the Company’s Chief Financial Officer. Mr. Bothwell’s base annual salary is $162,500, which shall accrue commencing on the Effective Date and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. Mr. Bothwell has not been paid salary since July 2018.

Pursuant to Dr. Maria I. Mitrani’s April 2018 Executive Employment Agreement, Dr. Mitrani continues to serve as the Company’s Chief Science Officer. Dr. Mitrani’s base annual salary is $162,500, which shall accrue commencing on the Effective Date and shall be payable in equal semi-monthly installments, commencing May 1, 2018, in arrears. The base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.

Term

The term of each of the April 2018 Executive Employment Agreements commences as of the Effective Date and continues until December 31, 2020 (Mr. Bothwell) or December 31, 2023 (Mr. Mitrani and Dr. Mitrani) (“Initial Term”), unless terminated earlier pursuant to the terms of the April 2018 Executive Employment Agreement; provided that on such expiration of the Initial Term, and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the April 2018 Executive Employment Agreement at least 90 days’ prior to the applicable renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

Unpaid Advances

The Company was required to repay the unpaid advances subsequent to December 31, 2017, and the unreimbursed expenses incurred subsequent to December 31, 2017, on May 15, 2018. Such payments were not made as required.

Fringe Benefits and Perquisites

During the Employment Term, each Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

Termination

The Company may terminate the April 2018 Executive Employment Agreement at any time for good cause, as defined in the April 2018 Executive Employment Agreement, including, the Executive’s death, disability, Executive’s willful and intentional failure or refusal to follow reasonable instructions of the Company’s Board of Directors, reasonable and material policies, standards and regulations of the Company’s Board of Directors or management.

F-28

Amendments To The April 2018 Executive Employment Agreements

February 26, 2020 Amendment

On February 26, 2020, the Company agreed to modify the employment agreement of Mr. Ian T. Bothwell, the Company’s Chief Financial Officer to provide Mr. Bothwell with:

a)	an extension to his employment agreement dated April 13, 2018 from December 2020 to December 2023 consistent with other executives of the Company; and

b)	a one-time bonus in the form of a fully vested cashless warrant to purchase 7,500,000 shares of common stock of the Company, exercisable for ten years at an exercise price of $0.28 per share, the closing price of the common stock on the date of the grant.

April 25, 2020 Amendment

On April 25, 2020, the Company agreed to amend and revise the each of Albert Mitrani, Ian Bothwell and Dr. Maria I. Mitrani, (individually each of A. Mitrani, Bothwell and Dr. Mitrani are referred to as an “Executive” and collectively the “Executives”) April 2018 Executive Employment Agreements. The primary amended terms associated with the agreements for each Executive were substantially similar and consisted of the following:

Term:	An extension to the term of the employment agreements dated April 13, 2018 from December 31, 2023 to December 31, 2025.

Base Salary:	An increase in base annual salary from $162,500 to $300,000. The amended salary amount of $300,000 shall be retroactively adjusted to commence as of January 1, 2019. The increased annual salary of $137,500 (“Incremental Salary”) over the prior annual salary amount of $162,500 (“Original Base Salary”) shall only be paid only upon there being sufficient available cash. Beginning July 1, 2020, at the sole option of the Executive, any portion of unpaid Original Base Salary for periods after January 1, 2020, including unpaid bonus salary, may be converted by Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Original Base Salary that existed prior to January 1, 2020, including unpaid bonus salary, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Beginning December 1, 2020, at the sole option of the Executive, all unpaid Incremental Salary for periods after January 1, 2020 may be converted by the Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Incremental Salary that existed prior to January 1, 2020, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Until such time as the Executive elects to convert, the accrued and unpaid salary, including Original Base Salary and Incremental Salary shall remain an obligation of the Company.

Severance Provisions:

1.	Company termination without cause, Executive for good reason:

a)	All existing accrued obligations existing at time of termination shall be paid to Executive.

b)	Any unvested equity grants in favor of Executive shall immediately become fully vested and any pending grants pursuant to the MCPP eligible to be issued to Executive shall be granted to Executive, regardless of whether the associated milestone were achieved prior to termination,

F-29

c)	Executive shall be entitled to a cash payment equal to his unpaid base salary for the remaining term in effect at time of the time of the termination or an amount equal to four times (4x’s) the base salary in effect at the time of termination, whichever is greater,

d)	Executive shall be entitled to a cash payment equal to his 200% of the prior year’s cash or stock bonus (excluding any stock grants received pursuant to the MCPP).

2.	Change In Control: In the event of a Change in Control and the Executive’s employment agreement is not extended for period of five years from the date of the Change in Control with all other terms and conditions of the agreement remaining the same, then the Executive may terminate the agreement for good reason and all respective severance terms as provided for a termination by Executive for good reason described in clause 1 above shall be provided to Executive.

3.	Executive termination due to disability, death, or non-renewal by Company:

a)	All existing accrued obligations existing at time of termination shall be paid to Executive.

b)	Any unvested equity grants in favor of Executive shall immediately become fully vested and any pending grants pursuant to the MCPP eligible to be issued to Executive shall be granted to Executive, regardless of whether the associated milestone were achieved prior to termination.

c)	Executive shall be entitled to a cash payment equal to 299% of Executive’s base salary in effect at the time of termination, plus a gross up amount to cover Executive’s tax liability associated with such payment.

d)	200% of the prior year’s cash or stock bonus (excluding MCPP performance stock grants).

June 29, 2020 Amendment

On June 29, 2020, the board of directors of the Company (“Board”) agreed to further amend and revise the April 2018 Executive Employment Agreements for each of Executives. The primary amended terms associated with the agreements for each Executive were substantially similar and consisted of the following:

Base Salary:	An increase in the Executives annual base annual salary upon such time that the Company achieves monthly revenues in the amounts provided below, provided such monthly revenue increase occurs for four consecutive months. Upon the achievement of the defined salary milestone, the salary adjustment will be retroactive to the first month in which the salary threshold was met. Any adjustment pursuant to this provision shall not be reduced for any future reduction in revenues that may occur.

Monthly Revenues (in millions)	Base Salary Increase
$1.00	$130,000
$1.50	$200,000
$2.00	$275,000
$3.50	$630,000
$5.00	$900,000

Bonuses

On February 26, 2020, pursuant to the respective employment agreements with each of the Company’s executive officers, the Board granted each of Mr. Albert Mitrani, Dr. Maria Mitrani and Mr. Ian Bothwell a cash bonus of $37,500 for the calendar year ended December 31, 2019. Effective December 21, 2020, the Company granted a bonus of $50,000 and 15,000,000 shares of common stock of the Company each to Mr. Mitrani, Dr. Mitrani and Mr. Bothwell (see Note 10).

F-30

Advisor Agreement

Effective May 15, 2020 (“Effective Date”), the Company entered into a one-year agreement (“Advisor Agreement”) with an individual to provide financial advisory services to the Company (“Advisor”). The Advisor Agreement is subject to successive, automatic one (1) year extensions unless either party has given the other 30- day written notice prior to the expiration of then in effect termination date, of their desire not to renew the Advisor Agreement. As the compensation for Advisor’s services and his fulfillment of all obligations under the agreement the Company agreed to issue the Advisor 1,000,000 shares of common stock (“Stock Grant”), of which 250,000 shares shall be fully vested as of the Effective Date, 250,000 shares vest on the sixth month anniversary of the Effective Date, 250,000 shares vest on the ninth month anniversary of the Effective Date and 250,000 shares vest on the twelfth month anniversary of the Effective Date, provided however that the Advisor Agreement is in full effect during such vesting period(s) for the respective portion of the Stock Grant. In addition, Company agreed to grant 3-year warrants to the Advisor to purchase 6,000,000 shares of common stock of the Company at a purchase price of $0.04 per share (“Warrants”), of which Warrants to purchase 2,000,000 unrestricted shares shall be vested upon the Effective Date of the Advisor Agreement and 2,000,000 and 2,000,000 of the remaining Warrants shall vest on the eighteenth month and thirtieth month anniversary of the Effective Date of the Advisor agreement, respectively, provided however that the Advisor Agreement is in full effect during the applicable vesting period(s) for the respective portion of the grant. The Advisor Agreement may be terminated by the Company based on Advisor’s breach of any of the terms of the Advisor Agreement, the Company’s determination that Advisor is not meeting the desired objectives or if either party provides notice of the desire not to renew the Advisor Agreement upon expiration. During October 2020, the Company terminated the agreement with the Advisor as provided for under the advisor agreement. The unvested portion of the Stock Grant and Warrants as of the termination date were cancelled.

Sales Executives

On January 6, 2020, the Company entered into employment agreements with two individuals (“Sales Executives”), each to serve as a Vice President – Global Sales and Marketing. The terms of each Sales Executive employment agreement are identical (“VP Agreements”). The initial term of the VP agreements are for three years and provide for automatic annual renewals thereafter, unless either party provides 90-day written notice prior to expiration of the then current term. The VP Agreements may also be terminated by the Company beginning June 30, 2020 in the event the Sales Executive fails to meet certain defined minimum revenue growth milestones. The Sales Executives will receive compensation in the form of monthly salary of $18,000 and a quarterly override during the calendar year 2020 based on revenues earned by the Company during each quarterly period that exceed $600,000 (“Override Threshold”) beginning for the quarter ended June 30, 2020. The VP Agreements also require the Sales Executives and the Company to mutually agree on the Override Threshold for calendar years 2021 and 2022 to be eligible for the Override Threshold for those years, which has yet to be agreed to.

Upon execution of the VP Agreements, each of the Sales Executives were granted 1,000,000 shares of unregistered common stock of the Company valued at $0.035 per share, the closing price of the common stock of the Company on the grant date. The VP Agreements also provide each Sales Executives the right to receive a minimum of 750,000 shares of common stock at the end of each quarterly anniversary of the VP Agreements throughout the Initial Term (maximum 9,000,000 shares) (“Performance Shares”), provided that the VP Agreements remain in effect during the applicable quarterly period.

Consultant Agreements

Effective March 30, 2020 (the “Effective Date”), the Company entered into a consulting agreement (“Agreement”) with Assure Immune L.L.C. (the “Consultant”) for an initial term of one year (the “Initial Term”) with automatic renewals for two (2) additional annual periods (each a “Renewal Term,” and together with the “Initial Term,” the “Term”), unless written notice is provided by either party at least 45 days prior to the applicable termination date. Neither party provided written notice within the specified deadlines to terminate upon expiration of the Initial Term and as a result the Term has been extended to March 30, 2022. Under the Agreement, the Consultant will provide the Company during the Term with expertise, experience, advice and direction associated with the critical functional executive level roles of the Company as it relates to the oversight and management of the Company’s regulatory, research and development and laboratory operations, consistent with the Company’s corporate mission and strategies and subject to the resource limitations of the Company. In connection with the Agreement, the Consultants will receive monthly fees of $30,000 during the Initial Term and monthly consulting fees of $35,000 during the first Renewal Term and $40,000 during the second Renewal Terms, if any. In addition. the Company agreed to issue to the Consultant or its designees 12,000,000 shares of common stock of the Company (“Shares”), 50% of which Shares vest as of the Effective Date and balance of which Shares vest upon the six-month anniversary of the Effective Date. The Agreement also provides that upon the commencement of each Renewal Term, if any, the Consultant will receive up to 6,000,000 additional Shares, 50% of which Shares will vest on the commencement date of the Renewal Term and the balance of which additional Shares will vest on the six (6) month anniversary of such date. In connection with the Agreement, the Consultant (and its principals) are obligated to comply with customary confidentiality, non-compete and non-solicitation covenants and have agreed that all intellectual property developed during the term of the Agreement shall remain the property of the Company. In addition to the Shares to be issued above, the Consultant or its designees will be entitled to participate in the Company’s Management and Consultants Performance Stock Plan (the “MCPP”), more fully described in Note 10.

F-31

Effective March 29, 2021, the Company and the Consultant entered into an amendment to the Agreement (“Amendment”). Under the terms of the Amendment, the initial term of the Agreement was extended for an additional 2 years and the terms for eligibility of the Consultants to receive future grants of stock above those stock issuances granted as of the date of the Amendment based on achievement of certain future milestones previously provided for in the Agreement were eliminated. In addition, the Amendment provided additional terms in connection with termination of the Agreement. Under the terms of the Amendment, the Consultant received an additional 20,000,000 shares of common stock that vest 50% upon execution of the Amendment and 50% on the sooner of (1) December 31, 2021 or (2) upon the approval of both of the Company’s IND’s to be submitted for Osteoarthritis and COVID 19 “Long Hauler”.

During October 2020, the Company entered into a consulting agreement with a third party to provide consulting services in connection with the development of international research and development, sales and distribution and investment opportunities. As consideration for agreeing to provide the consulting services to the Company, the Company has agreed to pay the consultants a minimum of $12,500 per month for the first three months of the agreement and to issue up to 5,000,000 shares of restricted common stock (valued at $0.175 per share, the closing price of the common stock of the Company on the grant date), based on successful performance of defined milestones. The agreement could be terminated on the third month anniversary of the agreement or later with or without cause. The Company notified the consultant prior to the third month anniversary that it was going to terminate the agreement on third month anniversary unless mutually agreed upon amendments to the agreement were completed. The parties never formally reached any arrangement regarding the future amendments (see Legal Matters below).

Preparation of IRB, Pre-IND, IND Protocols for Clinical Applications and Clinical Trial Initiation and Monitoring:

In connection with the Company’s ongoing research and development efforts and the Company’s efforts to meet compliance with current and anticipated United States Food and Drug Administration (“FDA”) regulations expected to be enforced beginning in May 2021 pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products that fall under Section 351 of the Public Health Services Act (“HCT/Ps”), the Company has applied for and received Investigation New Drug (“IND”) approval from the FDA to commence clinical trials in connection with the use of the Company’s products and related treatment protocols for specific indications. The ability to successfully complete the above efforts will be dependent on the actual outcomes in connection with the use of the Company’s products and related treatment protocols for each clinical trial, the Company’s ability to timely enroll patients and fund the required payments and complete the applicable clinical trials, which is subject to available working capital generated from operations, financing arrangements with the third-party vendors involved in the studies and/or from additional debt and/or equity financings as well as the ultimate approval from the FDA.

CRO Agreement 1 and CRO Agreement 2

During November 2020, the Company entered into an agreement with a third-party contract research organization (“CRO”) to provide ongoing clinical research related services in connection with a planned future clinical trial (“CRO Agreement 1”). In connection with the CRO Agreement 1, the Company was obligated to make payments of approximately $778,000 plus pass through costs and other third-party direct costs during the term of clinical trial expected to run until September 2021. In connection with the CRO Agreement 1, the Company was obligated to pay in accordance with defined completed milestones, beginning with approximately $195,524 upon work order execution.

During January 2021, the Company entered into an additional agreement with the CRO to provide ongoing clinical research related services in connection with a planned future clinical trial (“CRO Agreement 2”). In connection with the CRO Agreement 2, the Company was obligated to payments of approximately $477,000 plus pass through costs and other third-party direct costs during the term of clinical trial expected to run until August 2021. In connection with the CRO Agreement 2, the Company was obligated to pay in accordance with defined completed milestones, beginning with approximately $147,000 upon work order execution.

During February 2021, the Company provided notice to the CRO that it was terminating the engagement of the CRO in connection with the two above-described projects as a result of the significant increases in projected trial costs over the originally contracted amounts. On July 29, 2021, the parties reached a settlement agreement and general release in connection with termination of both of the agreements and all remaining past due amounts of $265,000 whereby the Company paid the CRO $100,000 and the Company was fully released from paying the remaining unpaid invoiced amounts of $145,000. For the year ended October 31, 2021, the Company has recorded approximately $390,000, net of expenses in connection with services performed by the CRO up through the date the projects were terminated.

F-32

New CRO Agreements

During August 2021, October 2021, and December 2021, the Company entered into agreements with a new CRO to provide ongoing clinical research and related services in connection with three of the Company’s approved clinical research trials (“New CRO Agreements”). In connection with the New CRO Agreements, the Company is obligated to make aggregate payments to the CRO of approximately $1,700,000 plus estimated aggregate pass through costs and other third-party direct costs of approximately $565,000 as well as site and patient related costs. In connection with the CRO payments, the Company is obligated the to pay in equal monthly installments over the term of the clinical trial beginning on the commencement of the applicable clinical trial. Payments for the pass through costs and other third-party direct costs as well as site and patient related costs are paid in accordance with completion of agreed upon milestones.

Contingent Convertible Obligations Into Equity Securities

Obligations Due Under Executive Employment Agreements

Beginning July 1, 2020, at the sole option of the Executive, any portion of unpaid Original Base Salary for periods after January 1, 2020, including unpaid bonus salary, may be converted by Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Original Base Salary that existed prior to January 1, 2020, including unpaid bonus salary, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Beginning December 1, 2020, at the sole option of the Executive, all unpaid Incremental Salary for periods after January 1, 2020 may be converted by the Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Incremental Salary that existed prior to January 1, 2020, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

None of the Executives have yet to elect to convert any portion of their unpaid Original Base Salary.

As of October 31, 2021, there was approximately $721,000 of unpaid Original Base Salary and Incremental Salary related to the period prior to December 31, 2019 and approximately $760,000 of unpaid Original Base Salary and Incremental Salary related to the period January 1, 2020 through October 31, 2021, that could be converted in the future into approximately 35,685,000 shares of common stock (weighted average conversion price of $0.042 per share).

Leases

Ethan NY

On September 3, 2015, Ethan NY entered into a five-year lease agreement (“Ethan Lease”) for a store located in New York City, New York. The Ethan Lease commenced on October 1, 2015. Under the terms of the Ethan Lease, minimum monthly lease payments of $9,500 per month were to commence in December 2015 through October 2020. During June 2016, Ethan NY exited from its leased premises. Ethan NY did not make any of the required minimum monthly lease payments as required. The total amount of minimum lease payments that Ethan NY is obligated to pay pursuant to this 5-year lease is $586,242 (excluding late fees and interest provided for under the Ethan Lease).

All of Ethan NY’s obligations under the Ethan Lease are recourse only to the assets at Ethan NY, except for certain obligations under the Ethan Lease that were guaranteed by a former employee. Under the terms of the Ethan Lease, the obligations of Ethan NY for future rents are to be mitigated based on the amount of any future rents that are received for the rental of the leased premises to other tenants during the initial term. During August 2016, Ethan NY received confirmation that the leased premises had been leased to another tenant. In connection with the termination of the Ethan Lease, Ethan NY has made several unsuccessful attempts to contact the landlord for the purpose of obtaining a settlement and release for any amounts that the landlord may claim are owing under the Ethan Lease, if any. Ethan NY is not aware of any claim pending or threatened in connection with the Ethan Lease. At October 31, 2021 and 2020, Ethan NY has recorded in liabilities of discontinued operations the amount of rent obligations through June 30, 2016 and a reserve for estimated losses in connection with termination of the Ethan Lease of $101,905 and $101,905, respectively. In New York State, the statute of limitations for filing a breach of contract claim is 6 years.

F-33

Legal Matters

On June 17, 2021, Organicell received a subpoena dated June 14, 2021, from the Atlanta Regional Office of the SEC requiring the production of certain documents and communications in connection with the treatment and results of various COVID-19 patients, as discussed in the Company’s Current Reports on Form 8-K filed with the SEC during the period from May 27, 2020 through May 11, 2021. The Company is fully cooperating with the SEC’s investigation and believes that it will be able to provide all of the information requested by the SEC. The Company can make no assurances as to the time or resources that will need to be devoted to this investigation or its final outcome, or the impact, if any, of this investigation or any proceedings on the Company’s current business, financial condition, results of operations, cash flows, or the Company’s future operations.

On August 17, 2021, the Company was served with a summons and complaint by LAE International Consulting, LLC (“LAE”), in the case styled LAE International Consulting, LLC v. Organicell Regenerative Medicine, Inc. et al., Case No. 2021-018461-CA-01 (In the Circuit Court of the 11th Judicial Circuit in and for Miami Dade County, Florida) (the “Lawsuit”). Albert Mitrani, Mari Mitrani and Ian Bothwell (the “Individual Defendants”) are also named as defendants in the Lawsuit. In the Lawsuit, LAE alleges breach of contract, unjust enrichment, violation of Florida’s Unfair and Deceptive Trade Practices Act, breach of obligation of good faith and fair dealing, negligent misrepresentation and fraudulent misrepresentation in connection with a prior consulting agreement entered into between the Company and LAE. Prior to institution of the Lawsuit, the Company terminated the consulting agreement. In the Lawsuit, LAE is seeking judgment for compensatory damages, interest, costs, and attorneys’ fees. The Company denies any wrongdoing and responsibility in connection with the Lawsuit, and believes it has strong defenses to the Lawsuit. Although the Lawsuit is in its early stages, the Company and the Individual Defendants have filed motions to dismiss due to, among other things, (a) that the consulting agreement expressly negates LAE’s claims; (b) there was, in fact, no breach of contract by the Company; (c) LAE provides no grounds, and cannot provide any grounds, for its barebones claims that the Company and Individual Defendants induced LAE into a contract that they did not intend to perform; (d) many of the claims against the Individual Defendants do not exist as a matter of law; and (e) technical deficiencies in the complaint itself The Company is awaiting a ruling on the motion, and the Individual Defendants’ motion to dismiss will be set for hearing in due course.

In addition to the foregoing, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business.

NOTE 13 – LIABILITIES ATTRIBUTABLE TO DISCONTINUED OPERATIONS

During September 2015, the Company formed Ethan NY for the purpose of selling clothing and accessories through a retail store. During June 2016, the Ethan NY operations were closed.

The following summarizes the carrying amounts of the assets and liabilities of Ethan NY at October 31, 2021 and 2020:

	October 31,
	2021	2020
Assets	$-	$-

Liabilities:
Accounts Payable	$94,835	$94,835
Accrued Expenses	31,016	31,016
	$125,851	$125,851

In New York State, the statute of limitations for filing a breach of contract claim is 6 years.

NOTE 14 – SEGMENT INFORMATION

For the years ended October 31, 2021 and 2020, the Company operated only one operating segment.

F-34

NOTE 15 – SUBSEQUENT EVENTS

SPA - Promissory Note

On January 11, 2022, the Company entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC (the “Purchaser”) pursuant to which we sold a Promissory Note in the principal amount of $600,000 (the “Note”) to the Purchaser in a private transaction to for a purchase price of $540,000 (giving effect to original issue discount of $60,000). In connection with the sale of the Note, the Company also paid the Purchaser’s legal fees and due diligence costs of $12,500 and brokerage fees of $9,000 to J.H. Darbie & Co., a registered broker-dealer. After payment of the legal fees and brokerage fees, the net proceeds to the Company were $518,500, which will be used for working capital and other general corporate purposes.

The Note matures on July 11, 2022, subject to extension at the option of the Company for up to an additional six month period, bears interest at the a rate of 10% per annum for the first six months and 12% per annum thereafter if extended, and only following an event of default (as defined in the Note), is convertible into shares of the Company’s common stock at a conversion price equal to the lower of the “VWAP” (as hereinafter defined) of the common stock during (i) the twenty (20) trading day period preceding the issuance date of the Note; or (ii) the twenty (20) trading day period preceding the date of conversion of the Note. As used in the Note, “VWAP” means, for any date, the price of our common stock as determined by the first of the following clauses that applies: (i) if the common stock is then listed or quoted on one or more established stock exchanges or national market systems, the daily volume weighted average price of the common stock for such date on the trading market on which the common stock is then listed or quoted as reported by Bloomberg L.P.; or (ii) if the common stock is regularly quoted on an automated quotation system (including applicable tiers of the over-the-counter market maintained by OTC Market Group, Inc.) or by a recognized securities dealer, the volume weighted average price of the common stock for such date on the applicable OTC Markets Group, Inc. tier or as quoted by such securities dealer. In accordance with the terms of the SPA, as of January 11, 2022, the Company has reserved 36,923,080 shares of its authorized but unissued common stock for issuance in the event the Purchaser exercises its right to convert the Note following an event of default.

The Note may be prepaid by the Company at any time without penalty. The Note also contains covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the terms of the SPA, the Company paid a commitment fee to the Purchaser in the amount of $200,000 (the “Initial Commitment Fee”) in the form of 3,076,921 shares of the Company’s common stock (the “Initial Commitment Fee Shares”). In addition, if the Company exercises the option to extend the maturity date of the Note, the Company will pay an additional commitment fee to the Purchaser in the amount of $100,000 (the “Additional Commitment Fee,” and together with the Initial Commitment Fee, collectively, the “Commitment Fee”) in the form of an additional 1,538,462 shares of its common stock (the “Additional Commitment Fee Shares,” and together with the Initial Commitment Fee Shares, collectively, the “Commitment Fee Shares”). In the event that by the first anniversary of repayment of the Note by the Company, the Purchaser has not generated the amount of the Commitment Fee from public sales of the Commitment Fee Shares, the Company shall either pay the amount of any such shortfall either (i) by issuing additional shares of our common stock at a price equal to the VWAP for the common stock during the five (5) trading day period prior to such anniversary date; or (ii) in cash, in which case, the Company shall repurchase any unsold Commitment Fee Shares then held by the Purchaser for such shortfall amount.

The offer and sale of the Note to the Purchaser was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The Company will record a discount of the Note in the amount of approximately $260,000, consisting of the original issue discount of $60,000 and the amount of the guaranty for the proceeds to be received by the Purchaser’s from the sale of the Initial Commitment Shares issued at closing equal to $200,000. The discount will be amortized over the initial term of the Note.

Other

Several other subsequent events are disclosed in Notes 7, 10, and 12. There were no other subsequent events for disclosure purposes.

F-35

Organicell Regenerative Medicine, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 31,	October 31,
	2022	2021
ASSETS
Current Assets
Cash	$74,665	$108,570
Accounts receivable, net of allowance for bad debts	126,503	104,150
Prepaid expenses	110,672	69,647
Inventories	89,741	234,827
Total Current Assets	401,581	517,194

Property and equipment, net	1,922,196	1,113,416
Other assets – right of use	170,986	254,665
Security deposits	63,036	47,682
TOTAL ASSETS	$2,557,799	$1,932,957

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$2,585,400	$1,873,022
Accrued liabilities to management	2,243,914	1,542,130
Notes payable	45,000	4,392
Advances payable	220,897	220,897
Advances for future stock purchases	700,000	-
Finance lease obligations	143,748	92,270
Operating lease obligations	118,509	114,231
Deferred revenue	-	9,575
Debentures payable	122,053	144,000
Promissory Note, net of debt discount	512,000	-
Commitment Fee Shortfall Obligation	161,539	-
Liabilities attributable to discontinued operations	-	125,851
Total Current Liabilities	6,853,060	4,126,368

Long term finance lease obligations	264,074	331,748
Long term operating lease obligations	52,477	140,434
Total Liabilities	7,169,611	4,598,550

Commitments and contingencies

Stockholders’ Deficit
Common stock, $0.001 par value, 2,500,000,000 shares authorized; 1,206,126,390 and 1,132,361,005 shares issued and outstanding, respectively	1,206,126	1,132,361
Additional paid-in capital	41,684,047	37,826,795
Accumulated deficit	(47,501,985)	(41,624,749)
Total Stockholders’ Deficit	(4,611,812)	(2,665,593)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,557,799	$1,932,957

The accompanying notes are an integral part of these consolidated financial statements.

F-36

Organicell Regenerative Medicine, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,		Nine months Ended July 31,
	2022	2021	2022	2021
Revenues	$1,713,214	$1,367,895	$5,047,534	$3,931,411

Cost of revenues	208,749	136,044	484,287	440,536

Gross profit	1,504,465	1,231,851	4,563,247	3,490,875

General and administrative expenses	4,266,895	2,624,808	10,225,371	15,282,596

Loss from operations	(2,762,430)	(1,392,957)	(5,662,124)	(11,791,721)

Other income (expense)
Interest expense	(133,648)	(19,473)	(323,194)	(31,783)
Change in Commitment Fee Shortfall Obligation	42,770	-	(17,769)	-
Gain from write-off of liabilities attributable to discontinued operations	125,851	-	125,851	-
Other	-	3,522	-	25,096

Loss before taxes	(2,727,457)	(1,408,908)	(5,877,236)	(11,798,408)

Provision for income taxes	-	-	-	-

Net loss	$(2,727,457)	$(1,408,908)	$(5,877,236)	$(11,798,408)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	1,087,077,331	1,102,213,123	1,074,721,483	1,040,476,900

The accompanying notes are an integral part of these consolidated financial statements.

F-37

Organicell Regenerative Medicine, Inc.

CONSOLIDATED CHANGES TO STOCKHOLDERS’ DEFICIT

For the Three Months And Nine Months Ended July 31, 2022 and 2021

(Unaudited)

Three Months Ended July 31,

			Additional		Total
	Common Stock		Paid In	Accumulated	Stockholders’
	Shares	Par Value	Capital	Deficit	Deficit
Balance May 1, 2022	1,166,887,928	$1,166,888	$39,417,550	$(44,774,528)	$(4,190,090)
Stock-based compensation	37,700,000	37,700	1,984,804	-	2,022,504
Capital contributed by Executive	-	-	250,000	-	250,000
Common stock issued as commitment fee for Promissory Note	1,538,462	1,538	31,693	-	33,231
Net loss	-	-	-	(2,727,457)	(2,727,457)
Balance July 31, 2022	1,206,126,390	$1,206,126	$41,684,047	$(47,501,985)	$(4,611,812)

Balance May 1, 2021	1,095,469,695	$1,095,470	$35,643,766	$(39,257,689)	$(2,518,453)
Sale of common stock	13,669,322	13,669	913,601	-	927,270
Exchange of accounts payable for stock	176,988	177	30,779	-	30,956
Stock issued for future services	60,000	60	9,940	-	10,000
Stock-based compensation	6,760,000	6,760	489,018	-	495,778
Net loss	-	-	-	(1,408,908)	(1,408,908)
Balance July 31, 2021	1,116,136,005	$1,116,136	$37,087,104	$(40,666,597)	$(2,463,357)

Nine Months Ended July 31,

			Additional		Total
	Common Stock		Paid In	Accumulated	Stockholders’
	Shares	Par Value	Capital	Deficit	Deficit
Balance October 31, 2021	1,132,361,005	$1,132,361	$37,826,795	$(41,624,749)	$(2,665,593)
Sale of common stock	17,000,000	17,000	653,000	-	670,000
Stock-based compensation	50,150,000	50,150	2,760,836	-	2,810,986
Capital contributed by Executive	-	-	250,000	-	250,000
Common stock issued as commitment fee for Promissory Note	4,615,385	4,615	151,616	-	156,231
Stock issued in settlement of litigation	2,000,000	2,000	41,800	-	43,800
Net loss	-	-	-	(5,877,236)	(5,877,236)
Balance July 31, 2022	1,206,126,390	$1,206,126	$41,684,047	$(47,501,985)	$(4,611,812)

Balance October 31, 2020	939,942,783	$939,943	$26,536,430	$(28,868,189)	$(1,391,816)
Sale of common stock	42,266,234	42,266	2,215,004	-	2,257,270
Exchange of accounts payable for stock	676,988	677	112,529	-	113,206
Stock issued for future services	60,000	60	9,940	-	10,000
Stock based compensation	133,190,000	133,190	8,213,201	-	8,346,391
Net loss	-	-	-	(11,798,408)	(11,798,408)
Balance July 31, 2021	1,116,136,005	$1,116,136	$37,087,104	$(40,666,597)	$(2,463,357)

The accompanying notes are an integral part of these consolidated financial statements.

F-38

Organicell Regenerative Medicine, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months Ended July 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,877,236)	$(11,798,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	69,711	37,981
Amortization of OID and commitment fee discount – Promissory Note	272,000	-
Change in Commitment Fee Shortfall Obligation	17,769	-
Gain from write-off of liabilities attributable to discontinued operations	(125,851)	-
Write-off of inventory	30,000	-
Stock-based compensation	2,810,986	8,346,391
Stock issued in settlement of litigation	43,800	-
Changes in operating assets and liabilities:
Accounts receivable	(26,745)	(18,840)
Prepaid expenses	(41,025)	(23,667)
Inventories	115,086	(96,553)
Accounts payable and accrued expenses	626,408	1,286,158
Accrued liabilities to management	701,783	175,895
Security deposits	(15,354)	(29,882)
Deferred revenue	(9,575)	-
Net cash used in operating activities	(1,408,243)	(2,120,925)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(516,519)	(224,809)
Net cash used in investing activities	(516,519)	(224,809)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Promissory Note	540,000	-
Advances for future stock purchases	700,000	-
Capital contributed by executive	250,000	-
Payments on finance lease	(16,196)	(38,869)
Repayments of notes payable	(232,947)	(33,557)
Proceeds from sale of common stock	650,000	1,857,270
Net cash provided by financing activities	1,890,857	1,784,844

(Decrease) in cash	(33,905)	(560,890)
Cash at beginning of period	108,570	590,797
Cash at end of period	$74,665	$29,207

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$-	$-
Cash paid for interest	$54,670	$19,243

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
OID discount on proceeds received from Promissory Note	$60,000	$-
Stock purchased from payments due on accounts payable	$20,000	$-
Common stock issued as commitment fee for Promissory Note	$156,231	$-
Commitment Fee Shortfall Obligation	$143,769	$-
Promissory note issued for past due Professional Fees	$256,000	$-
Purchase of fixed assets included in accounts payable	$361,972	$-
Stock issued for future services	$-	$10,000
Stock subscription receivable	$-	$400,000
Exchange of accounts payable interest into common stock	$-	$113,206
Operating lease – right of use assets	$-	$235,313

The accompanying notes are an integral part of these consolidated financial statements.

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NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organicell Regenerative Medicine, Inc. f/k/a Biotech Products Services and Research, Inc. (“Organicell” or the “Company”) was incorporated on August 9, 2011 in the State of Nevada. The Company is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and the provision of other related services. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring extracellular vesicles, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Our proprietary products are principally used in the health care industry administered through doctors and clinics (collectively, “Providers”).

On May 21, 2018, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the Company’s name from Biotech Products Services and Research, Inc. to Organicell Regenerative Medicine, Inc., effective June 20, 2018 (the “Name Change”) and during November 2021 the Name Change was effectuated in the marketplace by the Financial Industry Regulatory Agency.

For the nine months ended July 31, 2022 and July 31, 2021, the Company principally operated through General Surgical of Florida, Inc., a Florida corporation and wholly owned subsidiary, which was formed to sell the Company’s therapeutic products to Providers.

The Company’s leading product, Zofin™ (also known as OrganicellTM Flow), is an acellular, biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent.

In June 2021, the Company announced that it was launching a service platform for its first autologous product called Patient Pure XTM (PPXTM). PPXTM is a non-manipulated biologic containing the nanoparticle fraction from a patient’s own peripheral blood. The Company began to accept minimal orders for this service in October 2021.

In November 2020, the Company formed Livin’ Again Inc., a wholly owned subsidiary, for the purpose of among other things, providing independent education, advertising and marketing services, to Providers that provide medical and other healthcare, anti-aging and regenerative services. Due to limited activity to date, the Company intends to close-down this service by October 31, 2022.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities Exchange Commission, although we believe that the disclosures made are adequate to make the information not misleading. These unaudited consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended October 31, 2021 filed with the Securities and Exchange Commission.

Concentrations of Credit Risk

The balance sheet items that potentially subject us to concentrations of credit risk are primarily cash and cash equivalents. Balances in accounts are insured up to Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. At July 31, 2022, the Company did not hold cash balances in any financial institution in excess of FDIC insurance coverage limits.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at net realizable value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to pay their obligation. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made. For the three months and nine months ended July 31, 2022 and 2021, the Company did not record any bad debt expense.

Stock Subscriptions Receivable

Stock subscriptions receivable for equity investments in the Company are classified as current assets once a fully executed stock subscription agreement is received and provided that the receivable is collected prior to the issuance of the financial statements. In the event that the Company receives a fully executed stock subscription agreement but the receivable is not collected prior to the issuance of the financial statements, the receivable is classified as a direct reduction to stockholders’ equity. At July 31, 2022 and October 31, 2021, there were no stock subscriptions receivable outstanding.

Inventory

Inventory is stated at the lower of cost or net realizable value using the average cost method. The Company provides reserves for potential excess, dated or obsolete inventories based on an analysis of forecasted demand compared to quantities on hand and any firm purchase orders, as well as product shelf life. At July 31, 2022 and October 31, 2021, the Company determined that there were not any reserves required in connection with our inventory.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of property and equipment range from 3 to 15 years. Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from their respective accounts, and the resulting gain or loss is included in results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

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Construction in Progress

The cost of all projects under construction for new laboratory facilities and other improvements that are in progress (under way) at a particular point in time and have not yet been placed into service are reported as construction in progress until such time as the project is complete.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Update (“ASU”) Topic 606 “Revenue from Contracts with Customers” which requires the Company to recognize revenue in amounts that reflect the prorata completion of the performance obligations of the Company required under the contracts.

The Company recognizes revenue only when it transfers control of a promised good or service to a customer in an amount that reflects the consideration it expects to receive in exchange for the good or service. Our performance obligations are satisfied and control is transferred at a point-in-time, which is typically when the transfer of title to the product sold has taken place and there is evidence of our customer’s satisfactory acceptance of the product shipment or delivery except in those instances when the customer has made prior arrangements with the Company to store the product purchased by the customer at the Company’s facilities that is to be delivered at a later date to be designated by the customer.

Net Income (Loss) Per Common Share

Basic income (loss) per common share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity instruments.

At July 31, 2022, the Company had 49,500,000 common shares issuable upon the exercise of warrants and unpaid Original Base Salary and Incremental Salary that could be convertible into approximately 61,967,000 common shares that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the three months and nine months ended July 31, 2022. At July 31, 2021, the Company had 9,500,000 common shares issuable upon the exercise of warrants and unpaid Original Base Salary and Incremental Salary that could be convertible into approximately 33,570,000 common shares that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the three months and nine months ended July 31, 2021.

Stock-Based Compensation

All stock-based payments are recognized in the financial statements based on their fair values.

Research and Development Costs

Research and development costs consist of direct and indirect costs associated with the development of the Company’s technologies. These costs are expensed as incurred. Our research and development expenses were approximately $111,000 and $233,000 for the three months ended July 31, 2022 and 2021, respectively. Our research and development expenses were approximately $664,000 and $1,129,000 for the nine months ended July 31, 2022 and 2021, respectively. The research and development costs primarily relate to the filing and approval of IND applications and the performance of clinical trials.

F-42

Income Taxes

The Company is required to file a consolidated tax return that includes all of its subsidiaries.

Provisions for income taxes are based on taxes payable or refundable for the current year taxable income for federal and state income tax reporting purposes and deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of the operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with FASB Topic 740 – Income Taxes. This pronouncement prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

For the three months and nine months ended July 31, 2022 and 2021 the Company incurred operating losses, and therefore, there was not any income tax expense amount recorded during those periods. There is a full valuation allowance established for the tax benefit associated with the net losses for the three months and nine months ended July 31, 2022 and 2021.

Valuation of Derivatives

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Sequencing

The Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.

The Company currently has 2,500,000,000 authorized shares of common stock of which 1,476,126,390 shares are issued and outstanding as of September 14, 2022. The Company expects that it will continue to issue common stock in the future in connection with debt and/or equity financings, transactions with third parties, performance incentives and as compensation to its employees. Currently the amount of authorized shares is sufficient to provide for the additional shares that the Company may be contingently obligated to issue under existing arrangements.

F-43

Fair Value of Financial Instruments

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities and convertible debt. The estimated fair value of cash, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments.

The Company follows the provisions of ASC 820 with respect to its financial instruments. As required by ASC 820, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level three — Unobservable inputs that are supported by little or no market activity and developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The Company did not have any convertible instruments outstanding at July 31, 2022 and October 31, 2021 that qualify as derivatives.

Operating Lease Obligations

Under the provisions of Accounting Standards Update (ASU) No. 2016-02 (Topic 842) (“ASC 842”), the Company recognizes a right of use (“ROU”) asset and corresponding lease liability for all operating leases upon commencement of the lease. The Company applies the modified retrospective approach which includes a number of optional practical expedients on leases that commenced before the effective date of ASC 842, including continuing to account for leases that commenced before the effective date in accordance with previous guidance, unless the lease is modified and the inclusion of amounts pertaining to the maintenance portion of the leased assets.

The Company’s policy is to treat operating leases that have a term of one year or less at lease commencement date and do not include a purchase option that is reasonably certain of exercise, consistent with the lease recognition approach as previously outlined under ASC 840. In addition, month to month leases which do not involve additional financial commitments on the part of the Company are also treated consistent with the lease recognition approach as previously outlined under ASC 840. The Company has established a capitalization threshold of $15,000 in determining whether any future operating leases will be capitalized.

Subsequent Events

The Company has evaluated subsequent events that occurred after July 31, 2022 through the financial statement issuance date for subsequent event disclosure consideration.

F-44

NOTE 3 – GOING CONCERN

The unaudited accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has had limited revenues since its inception. The Company incurred net losses of $5,877,236 for the nine months ended July 31, 2022. In addition, the Company had an accumulated deficit of $47,501,985 at July 31, 2022. The Company had a negative working capital position of $6,451,479 at July 31, 2022.

New United States Food and Drug Administration (“FDA”) regulations which were announced in November 2017 and which became effective beginning in May 2021 (postponed from November 2020 due to the COVID-19 pandemic) require that the sale of products that fall under Section 351 of the Public Health Services Act pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products (“HCT/Ps”) can only be sold pursuant to an approved biologics license application (“BLA”). The Company has not obtained any opinion or ruling regarding the Company’s operations and whether the processing, sales and distribution of the products it currently produces would be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s.

In addition to the above, the adverse public health developments and economic effects of the ongoing COVID-19 pandemic in the United States have adversely affected the demand for our products and services by our customers and from patients of our customers as a result of quarantines, facility closures and social distancing measures put into effect in connection with the COVID-19 outbreak and which currently still continue to have a negative impact to our business and the economy.

As a result of the above, the Company’s efforts to establish a stabilized source of sufficient revenues to cover operating costs has yet to be achieved and ultimately may prove to be unsuccessful unless (a) the Company’s ability to process, sell and distribute the products currently being produced or developed in the future are not restricted; (b) the United States economy returns to pre-COVID-19 conditions; and/or (c) additional sources of working capital through operations or debt and/or equity financings are realized. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management anticipates that the Company will remain dependent, for the near future, on additional investment capital to fund ongoing operating expenses and research and development costs related to development of new products and to perform required clinical studies in connection with the sale of its products. The Company does not have any assets to pledge for the purpose of borrowing additional capital. In addition, the Company relies on its ability to produce and sell products it manufactures that are subject to changing technology and regulations that it currently sells and distributes to its customers. The Company’s current market capitalization, common stock liquidity and available authorized shares may hinder its ability to raise equity proceeds. The Company anticipates that future sources of funding, if any, will therefore be costly and dilutive, if available at all.

In view of the matters described in the preceding paragraphs, recoverability of the recorded asset amounts shown in the accompanying consolidated balance sheet assumes that (a) the Company is able to continue to produce products or obtain products under supply arrangements which are in compliance with current and future regulatory guidelines; (b) the United States economy returns to pre-COVID-19 market conditions; (c) the Company will be able to establish a stabilized source of revenues, including efforts to expand sales internationally and the development of new product offerings and/or designations of products; (d) obligations to the Company’s creditors are not accelerated; (e) the Company’s operating expenses remain at current levels and/or the Company is successful in restructuring and/or deferring ongoing obligations; (f) the Company is able to continue its research and development activities, particularly in regards to remaining compliant with the FDA and ongoing safety and efficacy of its products; and/or (g) the Company obtains additional working capital to meet its contractual commitments and maintain the current level of Company operations through debt or equity sources.

There is no assurance that the products we currently produce will not be subject to the FDA’s previously announced intended enforcement policies regarding HCT/P’s and/or the Company will be able to complete its revenue growth strategy. There is no assurance that the Company’s research and development activities will be successful or that the Company will be able to timely fund the required costs of those activities. Without sufficient cash reserves, the Company’s ability to pursue growth objectives will be adversely impacted. Furthermore, despite significant effort since July 2015, the Company has thus far been unsuccessful in achieving a stabilized source of revenues.

If revenues do not increase and stabilize, if the COVID-19 crisis is not satisfactorily managed and/or resolved, if the Company’s ability to process, sell and/or distribute the products currently being produced or developed in the future are restricted, and/or if additional funds cannot otherwise be raised, the Company might be required to seek other alternatives which could include the sale of assets, closure of operations and/or protection under the U.S. bankruptcy laws. As of July 31, 2022, based on the factors described above, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of these financial statements.

F-45

NOTE 4 – RESTRUCTURING

Effective July 13, 2022, the Company entered into (a) a binding letter of intent with Skycrest Holdings, LLC (“Skycrest”) and Greyt Ventures LLC (“Greyt,” and together with Skycrest, the “Skycrest/Greyt Group”) to invest $2,000,000 in the Company through the purchase of 100,000,000 shares of the Company’s common stock (“Shares”) at a price of $0.02 per Share; and (b) effective July 16, 2022, a second binding letter of intent with Beyond 100 FZE, a Dubai company (“Beyond 100,” and together with the Skycrest/Greyt Group, the “Investors”) to invest $2,000,000 in the Company through the purchase of 100,000,000 Shares at a price of $0.02 per Share.

Pursuant to the binding letters of intent (the “LOIs”), the Company agreed to (a) make certain corporate governance changes as more fully described therein, including allowing the Investors to appoint new independent directors who will comprise a majority of the members of the Board; (b) enter into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (i) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth in the LOIs; and (ii) Skycrest and Greyt shall each be compensated for their services by the Company issuing to each of them ten year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Warrants”), which Warrants will be exercisable on a “cashless” basis; (c) implement certain changes in management, including Albert Mitrani stepping down as Chief Executive Officer; and (d) make modifications to management compensation, all as more fully set forth in the LOIs.

Contemporaneously with entering into the respective LOIs, the Skycrest/Greyt Group and Beyond 100 each advanced Organicell $400,000 and $300,000, respectively (a total of $700,000) as good faith deposits against the $2,000,000 (a total of $4,000,000) purchase price for the Shares.

On August 19, 2022 (“Closing”), the Company entered into stock purchase agreements (each, an “SPA” and collectively, the “SPAs”) with Skycrest Holdings, LLC (“Skycrest”), Greyt Ventures LLC (“Greyt”), Beyond 100 FZE (“Beyond 100”) and Smart Co. Holding Pte. Ltd. (“Smart Co,” and together with Skycrest, Greyt and Beyond 100, individually, an “Investor” and collectively, the “Investors”).

Pursuant to the SPAs, the Company issued each Investor 50,000,000 shares of the Company’s common stock (“Shares”) at a price of $0.02 per Share ($1,000,000). In addition, under the SPAs with Skycrest and Greyt, the Company issued each of them 50 shares of newly designated Series C Non-Convertible Preferred Stock (the “Series C Preferred Shares”). The Series C Preferred Shares vote together with Shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle Skycrest and Greyt to each exercise 25.5% of the total voting power of the Company.

The SPAs with Skycrest and Greyt, also grant them the right, acting jointly, to designate a majority of the nominees to be elected to the Company’s board of directors at each annual meeting of the Company’s stockholders (the “Designation Right”). The Designation Right expires at such time as the Series C Preferred Shares are no longer outstanding.

As a result of the issuance to Skycrest and Greyt of the Series C Preferred Stock and the granting to them of the Designation Right, a “Change in Control” of the Company is deemed to have occurred.

The SPA with Beyond 100 grants that Investor a right of first refusal for a period of 18 months from Closing with respect to any bona fide offer, or proposal received by the Company from or agreement in principal reached by the Company with a third party to enter into an exclusive arrangement providing for manufacturing, distributing, licensing, and commercializing any of its existing and/or future products and services to be manufactured, licensed and/or distributed by the Company or any of its subsidiaries in India.

The SPAs also accord the Investors registration rights under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company has agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission (the “SEC”) within 180 days of Closing and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days thereafter. The registration statement will cover the resale of the Shares pursuant to the SPAs, and in the case of Skycrest and Greyt, the Shares issued or issuable upon exercise of the Consulting Warrants. The SPAs also provide the Investors “piggy-back” registration rights with respect to their respective Shares.

Consulting Agreements

At Closing, the Company also entered into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (a) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth therein; and (b) Skycrest and Greyt are being compensated for their services by the Company issuing to each of them at closing ten (10) year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Consulting Agreement Warrants”), which Warrants are exercisable on a “cashless” basis.

F-46

NOTE 5 – INVENTORIES

	July 31, 2022	October 31, 2021
Raw materials and supplies	$9,642	$92,601
Finished goods	80,099	142,226
Total inventories	$89,741	$234,827

NOTE 6 – PROPERTY AND EQUIPMENT

	July 31, 2022	October 31, 2021
Computer equipment	$18,899	$10,684
Finance lease equipment	544,378	544,378
Manufacturing equipment	609,844	258,791
Leasehold improvements	925,932	-
	2,099,053	813,853
Less: accumulated depreciation and amortization	(176,857)	(107,146)
	1,922,196	706,707

Construction in progress	-	406,709

Total property and equipment, net	$1,922,196	$1,113,416

Depreciation expense totaled $21,812 and $13,125 for the three months ended July 31, 2022 and 2021, respectively. Depreciation expense totaled $54,587 and $37,981 for the nine months ended July 31, 2022 and 2021, respectively.

As described in Note 7, during the year ended October 31, 2021, the Company began the build-out of additional laboratory processing, product distribution and administrative office capacity at its Basalt Lab Lease location. The Basalt Lab Lease location became operational during May 2022 and amortization of these costs began during May 2022. Amortization expense totaled $15,124 for the three months and nine months ended July 31, 2022.

NOTE 7 – LEASE OBLIGATIONS

Finance Lease Obligations:

During March 2019, the Company entered into a lease agreement for certain lab equipment in the amount of $239,595. Under the terms of the lease agreement, the Company is required to make 60 equal monthly payments of $4,513 plus applicable sales taxes. Under the Lease Agreement, the Company has the right to acquire all of the leased equipment for $1.00. As a result, the lease agreement is being accounted for as a finance lease obligation. The annual interest rate charged in connection with the lease is 4.5%. The leased equipment are being depreciated over their estimated useful lives of 15 years.

During October 2021, the Company entered into a second lease agreement in the amount of $304,873 for certain lab equipment that is being installed at the Basalt lab location. Under the terms of the lease agreement, the Company is required to make 60 equal monthly payments of $5,478 plus applicable sales taxes. Under the Lease Agreement, the Company has the right to acquire all of the leased equipment for $1.00. As a result, the lease agreement is being accounted for as a finance lease obligation. The annual interest rate charged in connection with the lease is 3.0%. Lease payments and depreciation of the leased equipment began during May 2022, the date that the Basalt lab buildout was completed (see below) and the facility became operational. The leased equipment are being depreciated over their estimated useful lives of 15 years.

F-47

Operating Lease Obligations:

Administrative Office

The Company’s corporate administrative offices are leased from MariLuna, LLC, a Florida limited liability company which is owned by Dr. Mitrani. During July 2020, the Company entered into an extension of the operating lease agreement. The lease term is for an additional 36 months beginning July 1, 2020 and expiring June 30, 2023, with a monthly rental rate of $3,500. On July 1, 2020, in connection with the adoption of ASC 842, the Company recorded a ROU asset and corresponding operating lease obligation of $117,659 (present value of the associated leased payments based on an assumed borrowing rate of 4.5%).

Lease amortization expense for the three months ended July 31, 2022 and 2021 was $10,001 and $9,562 respectively. Lease amortization expense for the nine months ended July 31, 2022 and 2021 was $29,670 and $28,367, respectively.

Beginning October 1, 2020, the Company entered into a second lease agreement with Mariluna LLC for office space located in Aspen, CO. The initial term of the lease was for one year, expiring on September 30, 2021 and the lease has been subsequently extended on a month to month basis. Under the terms of the lease, the Company is required to make monthly rental payments of $6,500 and was required to provide a security deposit of $11,000 upon execution of the lease agreement.

In connection with the Closing, both of the lease agreements with Mariluna LLC were terminated and the remaining ROU asset and security deposit were written off (see Note 12).

On August 30, 2022, the Company entered into a one-year lease agreement for office space in Los Angeles, California commencing September 1, 2022 and ending August 31, 2023. The Company was required to make a one-time prepayment of the annual rent in the amount of $160,000 and provide a security deposit of $10,000 upon execution of the lease agreement. The lease is non-renewable.

Laboratory Facilities:

In connection with the Company’s decision to again operate a placental tissue bank processing laboratory in Miami, Florida, during February 2019, the Company entered into a renewable month to month lease agreement (“Miami Lab Lease”) for an approximately 450 square foot laboratory and a 100 square foot administrative office space. In connection with the Miami Lab Lease, the Company was required to post a security deposit of $6,332. From November 2020 through May 31, 2021, the Company entered into an additional month to month lease agreement in the same facility as the Miami Lab Lease for an additional 390 square foot laboratory. The Company also has entered into additional month to month lease agreements in the same facility as the Miami Lab Lease for additional administrative office space. Monthly lease payments are approximately $8,000 plus administrative fees and taxes. During June 2022, the Company entered into a six-month lease agreement with the new owners of the Miami Lab Lease facilities effective July 1, 2022 (“New Miami Lab Lease”). The New Miami Lab Lease may be renewed on a month-to-month basis upon expiration of the initial term. Monthly lease payments are approximately $9,500 per month plus administrative fees and taxes.

During March 2021, the Company entered into a lease agreement for an approximately 2,452 square foot commercial space located in Basalt, Colorado (the “Basalt Lab Lease”). The Company intends to build additional laboratory processing, product distribution and administrative office capacity from this location. The term of the Basalt Lab Lease is for three years and may be renewed for an additional (3) three-year term provided the Company is not in default (“First Renewal Option”). Rental expense is $6,800 per month and provides for annual increases of 3% or the Denver Aurora Metropolitan CPI index, whichever is greater. In connection with the Basalt Lab Lease, the Company was required to post a security deposit of $13,600. The Company completed the construction of the initial laboratory and office build-out at a cost of $925,932. The Basalt Lab Lease location became operational during May 2022.

In connection with the execution of the Basalt Lab Lease, the Company recorded a ROU asset and corresponding operating lease obligation of $235,313 (present value of the associated leased payments based on an assumed borrowing rate of 4.5%).

Lease amortization expense for the three months and nine months ended July 31, 2022 was $19,397 and $56,735, respectively.

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NOTE 8 – RELATED PARTY TRANSACTIONS

The Company’s corporate administrative offices are leased from MariLuna, LLC, a Florida limited liability company which is owned by Dr. Mitrani. The term of the lease expires in June 2023. Monthly rent is $3,500. The Company paid a security deposit of $5,000. Total rent expense for the three months ended July 31, 2022 and 2021 was $10,500. Total rent expense for the nine months ended July 31, 2022 and 2021 was $31,500.

Beginning October 1, 2020, the Company entered into a second lease agreement with Mariluna LLC for office space located in Aspen, CO. The initial term of the lease was for one year, expiring on September 30, 2021 and the lease has been subsequently extended on a month to month basis. Under the terms of the lease, the Company is required to make monthly rental payments of $6,500 and was required to provide a security deposit of $11,000 upon execution of the lease agreement. Total rent expense for the three months ended July 31, 2022 and 2021 was $19,500. Total rent expense for the nine months ended July 31, 2022 and 2021 was $58,500. In connection with the Closing, both of the lease agreements with Mariluna LLC were terminated (see Note 13).

In connection with Mr. Bothwell’s executive employment agreements, the Company agreed to reimburse Rover Advanced Technologies, LLC (“Rover”), a company owned and controlled by Mr. Bothwell for office rent and other direct expenses (phone, internet, copier and direct administrative fees, etc.) totaling $11,737 and $7,453 for the three months ended July 31, 2022 and 2021, respectively, and $28,818 and $23,177 for the nine months ended July 31, 2022 and 2021, respectively. In connection with the Closing, beginning November 2022, the Company will no longer reimburse for office expenses and other direct expenses of Rover (see Note 13).

For the three months and nine months ended July 31, 2022, the Company sold a total of approximately $218,800 and $501,600, respectively, of products to a management services organization (“MSO”) that provides administrative services and contracts for medical supplies for several medical practices, including approximately $76,800 and $152,600 of products purchased from the Company for the three months and nine months ended July 31, 2022, respectively, that were attributable to the medical practice owned by Dr. George Shapiro, the Company’s Chief Medical Officer and a member of the board of directors. Dr. Shapiro has an indirect economic interest in the parent company that owns the MSO. For the three months and nine months ended July 31, 2022, the total amount of sales of products to customers related to Mr. Michael Carbonara, a member of the board of directors of the Company, totaled $16,300 and $26,600, respectively. For the three months and nine months ended July 31, 2022, the total amount of sales of products to customers related to Dr. Allen Meglin, a member of the board of directors of the Company, totaled approximately $13,200 and $20,800 respectively.

At July 31, 2022, salary amounts owed to Albert Mitrani, Dr. Mari Mitrani and Ian Bothwell were $418,519, $585,955, and $1,104,419, respectively and consulting fees owed to Dr. George Shapiro were $135,000. In connection with the Closing during August 2022, the Executives agreed to modifications to their compensation arrangements (see Note 13).

During June 2022, Albert Mitrani made a capital contribution of $250,000 to the Company. The proceeds were used for working capital.

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NOTE 9 – NOTES PAYABLE

Notes Payable

Debentures

On June 20, 2018, the Company issued a total of $150,000 of convertible 6% debentures (“150,000 Debentures”) to an accredited investor (“Lender”). The principal amount of the $150,000 Debentures, plus accrued and unpaid interest through June 30, 2019 were payable on the 10th business day subsequent to June 30, 2019, unless the payment of the $150,000 Debentures were prepaid at the sole option of the Company, were converted as provided for under the terms of the $150,000 Debentures, and/or accelerated due to an event of default in accordance with the terms of the $150,000 Debentures. Interest on the $150,000 Debentures for each calendar quarter ended beginning with the quarter ended June 30, 2018 is payable on the 10th business day following the immediately prior calendar quarter. The $150,000 Debentures were not repaid as required. At July 31, 2022, the principal balance of the $150,000 Debentures outstanding was $122,053 and accrued and unpaid interest was $0.

On August 20, 2022, the Lender and the Company entered into a settlement and general release agreement whereby the Company agreed to make a lump sum payment of $87,500 in full satisfaction of all obligations of Company to Lender pursuant to the terms of the $150,000 Debentures and Lender’s release of any claims existing under the $150,000 Debentures or any other agreement, understanding, or otherwise related to the Lender’s involvement with the Company and their affiliates and representatives.

Unsecured Promissory Note For Professional Fees Owed

On January 24, 2022, the Company reached an agreement with a professional firm in connection with unpaid legal services owing as of December 31, 2021 in the amount of $278,340 (“Unpaid Professional Fees”). In connection with the agreement, the Company issued the professional firm a promissory note in the amount of $256,000 of which the Company was required to make a cash payment of $166,000 by January 25, 2022 and twelve monthly payments of $7,500 beginning February 28, 2022. If the Company makes all payments as required under the promissory note, then the Company will receive a discount of $22,340, representing the remaining balance of the Professional Fees outstanding from the December 31, 2021 balances after all payments of the promissory note are applied. The balance outstanding at July 31, 2022 is $45,000. On August 25, 2022, the Company paid off the entire remaining amount due under the promissory note.

Unsecured Promissory Note

On February 5, 2019, the Company entered into an unsecured loan agreement with a third party with a principal balance of $25,000. The outstanding principal was due March 8, 2019. The loan was not repaid on the maturity date as required. The third party subsequently agreed to apply amounts due for invoices due from third party for future purchases of the Company products to the extent of the outstanding balances owed by the Company in connection with the loan (interest and principal). As of July 31, 2022 and October 31, 2021, the remaining amount due under this arrangement was $0 and $4,392, respectively.

Promissory Note - SPA

On January 11, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with AJB Capital Investments, LLC (“Purchaser”) pursuant to which we sold a promissory note in the principal amount of $600,000 (“Promissory Note”) to the Purchaser in a private transaction for a purchase price of $540,000 (giving effect to original issue discount of $60,000). In connection with the sale of the Promissory Note, the Company also paid the Purchaser’s legal fees and due diligence costs of $12,500 and brokerage fees of $9,000 to J.H. Darbie & Co., a registered broker-dealer which were expensed during the nine months ended July 31, 2022. After payment of the legal fees and brokerage fees, the net proceeds to the Company were $518,500, which were used for working capital and other general corporate purposes.

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The Promissory Note matures on July 11, 2022, subject to extension at the option of the Company for up to an additional six month period (“Extension”), bears interest at a rate of 10% per annum for the first six months, payable monthly, and 12% per annum thereafter, payable monthly, if extended. On July 11, 2022, the Company exercised its option to extend the Promissory Note an additional six months until January 11, 2023.

Under the terms of the Promissory Note, only following an event of default (as defined in the Promissory Note), is convertible into shares of the Company’s common stock at a conversion price equal to the lower of the “VWAP” (as hereinafter defined) of the common stock during (i) the twenty (20) trading day period preceding the issuance date of the Note; or (ii) the twenty (20) trading day period preceding the date of conversion of the Promissory Note. As used in the Promissory Note, “VWAP” means, for any date, the price of our common stock as determined by the first of the following clauses that applies: (i) if the common stock is then listed or quoted on one or more established stock exchanges or national market systems, the daily volume weighted average price of the common stock for such date on the trading market on which the common stock is then listed or quoted as reported by Bloomberg L.P.; or (ii) if the common stock is regularly quoted on an automated quotation system (including applicable tiers of the over-the-counter market maintained by OTC Market Group, Inc.) or by a recognized securities dealer, the volume weighted average price of the common stock for such date on the applicable OTC Markets Group, Inc. tier or as quoted by such securities dealer. In accordance with the terms of the SPA, as of January 11, 2022, the Company has reserved 36,923,080 shares of its authorized but unissued common stock for issuance in the event the Purchaser exercises its right to convert the Promissory Note following an event of default.

The Promissory Note may be prepaid by the Company at any time without penalty. The Promissory Note also contains covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the terms of the SPA, the Company paid a commitment fee to the Purchaser in the amount of $123,000 (“Initial Commitment Fee”) in the form of 3,076,923 shares of the Company’s common stock (the “Initial Commitment Fee Shares”) valued at $0.04, the closing price of the common stock of the Company on the closing date. In addition, in connection with the Extension, the Company paid an additional commitment fee to the Purchaser in the amount of $33,231 in the form of an additional 1,538,462 shares of its common stock (“Additional Commitment Fee Shares,” and together with the Initial Commitment Fee Shares, collectively, “Commitment Fee Shares”) valued at $0.0216, the closing price of the common stock of the Company on the Extension date.

In the event that by the first anniversary of repayment of the Promissory Note by the Company, the Purchaser has not generated the amount of $300,000 from public sales of the Commitment Fee Shares, the Company shall either pay the amount of any such shortfall either (i) by issuing additional shares of our common stock at a price equal to the VWAP for the common stock during the five (5) trading day period prior to such anniversary date; or (ii) in cash, in which case, the Company shall repurchase any unsold Commitment Fee Shares then held by the Purchaser for such shortfall amount (“Commitment Fee Shortfall Obligation”).

The offer and sale of the Promissory Note to the Purchaser was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Upon the closing, the Company recorded a discount of the Promissory Note in the amount of $260,000, consisting of the original issue discount of $60,000, the fair value of the Initial Commitment Fee Shares of $123,000 and the Commitment Fee Shortfall Obligation of $77,000. These costs were fully amortized over the initial term of the Promissory Note. In connection with the Extension, the Company recorded a discount of the Promissory Note in the amount of $100,000, consisting of the fair value of the Additional Commitment Fee Shares of $33,231 and the Additional Commitment Fee Shortfall Obligation of $66,769. These costs are being amortized over the term of the Extension.

For the three months and nine months ended July 31, 2022, $110,222 and $272,000, respectively, of the total discounts recorded in connection with the issuance of the Promissory Note have been amortized.

At July 31, 2022, the fair value of the Commitment Fee Shares was approximately $138,461 (valued at $0.03 the closing price of the common stock of the Company on July 29, 2022). As a result, the Company has recorded a reduction in the Commitment Fee Shortfall Obligation in the amount of $42,770 for the three months ended July 31, 2022 and an additional Commitment Fee Shortfall Obligation in the amount of $17,769 for the nine months ended July 31, 2022. The total Commitment Fee Shortfall Obligation at July 31, 2022 was $161,539.

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NOTE 10 – IRS PENALTIES

The Company’s income tax returns for the periods since inception through the tax year ended October 31, 2015 were not filed with the Internal Revenue Service (“IRS”) until August 2017 (“Delinquent Filed Returns”). The Company’s income tax returns for the tax year ended October 31, 2016 were filed with the IRS during December 2017. In connection with the Delinquent Filed Returns, during the period September 2017 through October 2017, the Company received notices that it was being assessed approximately $90,000 of penalties, plus interest (“IRS Penalties”), in connection with the late filing of certain information returns that were included as part of the Delinquent Filed Returns. In connection with the notices, the IRS indicated its intent to levy property of the Company if the IRS penalties were not paid as required. During January 2018, the Company requested from the IRS an abatement of the IRS penalties based on reasonable cause. During April 2018, the IRS notified the Company that the IRS penalties for the tax year ended 2011 of $20,000, plus interest, were abated and the request for abatement for the IRS penalties for the tax years ended 2012 – 2015 were denied. The Company is currently appealing the initial determination by the IRS to exclude the IRS penalties for the tax years 2012-2015 in its consideration of abatement and filed a “Request for Collection Due Process Equivalent Hearing” (“Request”) in September 2021. A hearing was held on June 28, 2022 and the Company is awaiting the IRS’ determination. During the period that the Request is being reviewed and processed by the IRS, the IRS has agreed to put a hold on taking any levy action against the Company for the remaining amounts of the IRS Penalties that are still outstanding. In connection with the notices, the Company has accrued $83,684 and $83,684 of accrued tax penalties and interest on the balance sheet as of July 31, 2022 and October 31, 2021, respectively.

NOTE 11 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

On August 17, 2022, the Company filed a Certificate of Designation for a newly created Series C Non-Convertible Preferred Stock consisting of 100 shares, $0.001 par value, of authorized but unissued preferred stock of the Company (“Series C Preferred Shares”).

The Series C Preferred Shares vote together with shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law. The Series C Preferred Shares are not convertible into common stock, do not have any dividend rights and do have a nominal liquidation preference. The Series C Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series C Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions.

Issued Shares

As of July 31, 2022, there were no designations of Preferred Stock authorized or outstanding.

In connection with the Closing (see Note 4), on August 19, 2022, the Company issued each of Skycrest and Greyt, 50 shares of the Series C Preferred Shares. The Series C Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the Shares purchased pursuant to its SPA and Shares issued or issuable upon exercise of the Consulting Warrants or in the event the holder transfers or seeks to transfer the Series C Preferred Shares, other than by the laws of descent and distribution.

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Common Stock

Issuances of Common Stock - Sales:

In November 2021, the Company sold an aggregate of 8,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $400,000. The proceeds were used for working capital.

In January 2022, the Company sold an aggregate of 666,667 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $20,000. The purchase price was paid through an offset of an outstanding balance owed by the Company to the investor at the time of the sale of $20,000.

In February 2022, the Company sold an aggregate of 8,333,333 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $250,000. The proceeds were used for working capital.

During August 2022, in connection with the Closing, the Company sold an aggregate of 200,000,000 shares of common stock to several “accredited investors” at $0.02 per share for an aggregate purchase price of $4,000,000. The proceeds are being used for working capital.

During August 2022 and September 2022, the Company sold an aggregate of 62,500,000 shares of common stock to three “accredited investors” at $0.04 per share for an aggregate purchase price of $2,500,000. The proceeds are being used for working capital.

Issuances of Common Stock – Stock-Based Compensation:

On December 27, 2021, the Company and an employee agreed to an amendment of the employee’s employment agreement. Under the terms of the amendment, the employee agreed to extend the term of the agreement through December 31, 2024 and the Company agreed to increase the employee’s annual salary from $180,000 per year to $210,000 per year effective January 1, 2022. In connection with the amendment, the Company agreed to grant the employee 1,000,000 shares of common stock of the Company to vest quarterly over the remaining term of the agreement (valued at $.029 per share, the closing price of the common stock of the Company on the grant date). The total value of the stock granted in connection with the amendment was $29,000 which will be amortized over the remaining term of the agreement. The Company recorded $7,250 and $15,708 of stock-based compensation during the three and nine months ended July 31, 2022, respectively, in connection with these shares.

In connection with the VP Agreements, during the nine months ended July 31, 2022, the Company issued each of the Sales Executive an additional 450,000 Performance Shares (total 900,000 shares) valued at $31,500, based on the closing price of the common stock of the Company on the grant date of $0.035 per share. On June 30, 2022, the VP Agreements were terminated (see note 12). The Company has amortized the value of the stock-based compensation of $31,500 up through the date of termination. The Company has recorded a total of $5,250 and $15,750 of stock-based compensation expense during the three and nine months ended July 31, 2022, respectively, in connection with these shares.

On March 17, 2022, the Company entered into a consulting agreement with a third party to assist the Company with certain services associated with the implementation of the PPXTM service platform as well as other customary day to day activities as reasonably requested. The term of the agreement expires on September 30, 2022 (“Initial Term”) and may be renewed for four additional six-month terms upon mutual agreement. As consideration for agreeing to provide consulting services to the Company during the Initial Term, the Company agreed to issue the consultant 7,000,000 shares of unregistered common stock. The Company also agreed to provide the consultant 5,000,000 shares of unregistered common stock for each renewal period, if any. The shares issued were valued at $0.018 per share, the closing price of the common stock of the Company on the effective date of the agreement, totaling $126,000. The Company will amortize the costs associated with the issuance over the Initial Term of the agreement. The Company amortized $58,154 and $87,231 of stock-based compensation expense during the three and nine months ended July 31, 2022, respectively.

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On June 9, 2022, the Company entered into a consulting agreement with a company affiliated with Mr. Sinnreich in connection with past and future consulting and advisory services to be provided to the Company. In connection with the consulting agreement, for the months of June 2022 and July 2022, the Company issued the consultant 1,700,000 shares and 2,000,000 shares of unregistered common stock valued at $0.019 per share and $0.0135 per share, the closing price of the common stock of the Company on June 9, 2022 and July 1, 2022, respectively. All of the shares granted vested immediately on the date of grant. The Company recorded $59,300 of stock-based compensation expense based on the grant date fair value of these shares during the three months and nine months ended July 31, 2022.

On July 21, 2022, in connection with the Term Sheet, Mr. Sinnreich was issued 10,000,000 shares of restricted common stock that vested immediately upon issuance. The shares issued were valued at $0.0343 per share, the closing price of the common stock of the Company on the effective date of the Term Sheet, totaling $343,000. The Company recorded $343,000 of stock-based compensation expense during the three and nine months ended July 31, 2022.

On July 21, 2022, in connection with the Term Sheet, during the first year of the Initial Term, Mr. Sinnreich will be compensated by the issuance of 24,000,000 shares of Organicell’s common stock upon execution of the Term Sheet, which shall vest pro-rata in equal monthly installments of 2,000,000 shares each. The shares issued were valued at $0.0343 per share, the closing price of the common stock of the Company on the effective date of the Term Sheet, totaling $823,200. The Company will amortize the costs associated with the issuance over the first year of the Initial Term. The Company recorded $22,553 of stock-based compensation expense during the three and nine months ended July 31, 2022.

On August 18, 2022, the Company entered into a consulting agreement with a third party to provide strategic marketing and digital marketing services for a minimum period of six months. As consideration for agreeing to provide consulting services to the Company, the Company will pay the consultant $15,000 per month and issued the consultant 2,500,000 shares of unregistered common stock valued at $0.0241 per share, the closing price of the common stock of the Company on the effective date of the agreement. All of the shares granted vested immediately on the date of issuance. The Company will record $60,250 of stock-based compensation expense based on the grant date fair value of these shares during the three months ended October 31, 2022. The consulting agreement may be renewed for additional six month periods under the same terms unless either party provides 30 days written notice to terminate.

Equity Line of Credit Commitment:

During November 2021, the Company entered into an term sheet agreement with Tysadco Partners LLC, a Delaware limited company (“Tysadco”) whereby Tysadco agreed to provide the Company with a $10,000,000 equity line of credit facility (“ELOC”), subject to many conditions including the Company determining to proceed with the ELOC, approval and execution of definitive agreements for the ELOC and the Company subsequently filing a registration statement covering the underlying shares to be sold under the ELOC. The Company was not obligated to proceed with the ELOC or file a registration statement for the ELOC. In connection with the above, Tysadco agreed to purchase 7,000,000 restricted common shares of the Company priced at $0.05 per share ($350,000) upon such time that the Company initially files the registration statement for the ELOC. In connection with the above, the Company agreed to pay a commitment fee to the investor in the amount of 3,000,000 shares of common stock of the Company fully vested (valued at $0.067 per share, the closing price of the common stock of the Company on the date of the agreement). The Company recorded $201,000 of stock-based compensation expense based on the grant date fair value of these shares during the nine months ended July 31, 2022.

On September 1, 2022, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Tysadco and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tysadco.

Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company’s common stock (the “Commitment”), over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by Tysadco pursuant to the Purchase Agreement (the “Registration Statement”).

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The Purchase Agreement provides that at any time after the effective date of the Registration Statement, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $1,000,000 in common stock per sale or 500% of the daily average share value traded for the 10 days prior to the closing request date, at a purchase price of 80% of the of the two lowest individual daily VWAPs during the ten (10) trading days preceding the draw down or put notice (“Valuation Period”), with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day immediately following the Valuation Period.

In addition, Tysadco will not be obligated to purchase shares if Tysadco’ s total number of shares beneficially held at that time would exceed 9.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the Purchase Agreement unless the Registration Statement covering the resale of the shares is effective.

The Purchase Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. The Purchase Agreement further provides that the Company and Tysadco are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Purchase Agreement or Registration Rights Agreement. The Company has the unconditional right, at any time, for any reason and without any payment or liability, to terminate the Purchase Agreement.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission within thirty (30) days after the date of such agreement, to register the resale by Tysadco of the shares of common stock issuable under the Purchase Agreement.

Shares Issued - Promissory Note:

As described in Note 9, in connection with the issuance of the Promissory Note on January 11, 2022, the Company issued the Purchaser’s 3,076,923 commitment shares valued at $123,000. In addition, in connection with the Extension on July 11, 2022, the Company issued the Purchaser an additional 1,538,462 commitment shares valued at $33,231.

Shares Issued – Amendment of consulting agreement:

On August 19, 2022 the Company and a consultant (“Consultant”) agreed to an amendment to the consulting agreement whereby the Consultant was issued 5,000,000 shares of common stock of the Company and received a $20,000 cash payment in exchange for satisfaction of approximately $200,000 in outstanding consulting fees due to the Consultant up through August 31, 2022. The parties also agreed to the reduction of future fees payable to the Consultant from $40,000 per month to $15,000 per month for the period September 2022 through March 2023.

The shares issued were valued at $0.0235 per share, the closing price of the common stock of the Company on the effective date of the settlement, totaling $117,500.

Shares Issued – Settlement of Litigation:

As described in Note 13, during April 2022 the Company settled a lawsuit whereby the Company paid LAE $45,000 in cash and 2,000,000 shares of restricted common stock of the Company. The shares issued were valued at $0.0219 per share, the closing price of the common stock of the Company on the effective date of the settlement, totaling $43,800.

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Management and Consultants Performance Stock Plan

On April 25, 2020, the Company approved the adoption of the Management and Consultants Performance Stock Plan (“MCPP”) providing for the grant to current senior executive members of management and third-party consultants shares of common stock of the Company (“Shares”) based on the achievement of certain defined operational performance milestones (“Milestones”).

On June 29, 2020, the Board amended the MCPP, providing for the additional grant of common stock of the Company to the current senior executive members of management and the current non-executive members of the Board based on the Company completing any transaction occurring while employed and/or serving as a member of the Board, respectively, that results in a change in control of the Company or any sale of substantially all the assets of the Company (“Transaction”) which upon after giving effect to such issuance of shares below, corresponds to a minimum pre-Transaction fully diluted price per share of the Company’s common stock in the amounts indicated below:

Pre-Transaction Price Per Share Valuation (a)	Executive Bonus Shares Issued (b)	Non-executive Board Bonus Shares Issued (c)
$0.22	40,000,000	2,000,000
$0.34	60,000,000	3,000,000
$0.45	80,000,000	4,000,000
$0.54	100,000,000	5,000,000

(a)	proforma for issuance of all shares to be issued pursuant to the MCPP and other in the money contingent share issuances
(b)	per each executive consisting of Albert Mitrani, Dr. Mari Mitrani, Ian Bothwell, and Dr. George Shapiro
(c)	per each non-executive Board member consisting of Dr. Allen Meglin and Michael Carbonara

On August 14, 2020, the Board amended the MCPP, providing for the additional grant of common stock of the Company to each Dr. Maria I. Mitrani and Ian Bothwell based on the Company obtaining aggregate gross fundings (grants for research and development and clinical trials, purchase contracts for Company products, debt and/or equity financings) or other financial awards during the term of employment with the Company based on the amounts indicated below:

Aggregate Funding Amount		Shares
From	To
$2,500,000	$5,000,000	5,000,000
$5,000,001	$10,000,000	10,000,000
$10,000,001	$30,000,000	30,000,000

On September 23, 2020, the Board amended the MCPP, providing for the grant of common stock of the Company of 15.0 million, 7.5 million and 15.0 million shares of common stock of the Company, respectively, to each Albert Mitrani, Dr. Maria I. Mitrani and Ian Bothwell upon such time that the Company’s common stock trades above $0.25 per share, $0.50 per share and $0.75 per share, respectively, for 30 consecutive trading days subsequent to March 31, 2021 and provided such milestone occurs during the term of employment with the Company.

In addition, each of the current executives were entitled to receive an additional 7 million shares, which when combined with all previous IND and/or eIND’s Milestones previously issued under the MCPP of 43 million shares, represents the total of all incentive shares to be issued to each executive in connection with the combined thirteen IND’s and/or eIND’s Milestones achieved through September 23, 2020. In the future, each of the current executives shall be entitled to receive 5 million shares as a performance incentive for each IND and/or “Expanded Access” approval (and excluding all eIND’s) received by the Company that involve more than 15 patients and provided such milestone occurs during the term of employment with the Company.

On February 10, 2021, the Board amended the MCPP, providing for the grant of common stock of the Company of 5 million shares for each Phase II clinical trial completed, 5 million shares for each Phase III clinical trial approved and initiated (deemed to be upon the time the first patient is enrolled) and 10.0 million shares for each Phase III clinical trial fully enrolled. In addition, the CMO’s portion of a designated grant for an achievement of any applicable Milestone subsequent to September 23, 2020 was reduced to 30% until the time that the CMO becomes a full-time employee of the Company.

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Pursuant to the MCPP, a total of 342,500,000 shares have been issued and as described above, additional shares are authorized to be issued under the MCPP subject to the achievement of the defined contingent performance based milestones described above and provided the milestones are achieved while the individual is employed and/or serving as a member of the Board:

	MCPP	MCPP Remaining
	Shares	Shares
Name	Issued	Authorized
Albert Mitrani	80,000,000	137,500,000
Ian Bothwell	80,000,000	167,500,000
Dr. Maria Mitrani	80,000,000	167,500,000
Dr. George Shapiro	69,500,000	100,000,000
Dr. Allen Meglin	-	5,000,000
Michael Carbonara	-	5,000,000
Consultants	33,000,000	-
Total	342,500,000	582,500,000

In connection with the MCPP Shares that have been awarded to date, all such shares were issued in connection with the MCPP Shares approved on April 25, 2020 and accordingly were valued $0.027 per share, the closing price of the common stock of the Company on the date that those respective MCPP Shares were approved.

Upon completion of the Share Exchange on October 29, 2021, the MCPP (but not Awards of unexchanged shares of our common stock) was terminated.

In connection with the Closing, the Company and each of the grantees of awards authorized but not yet issued under the MCPP (“Awards”) agreed to waive and terminate their respective Awards.

Unvested Equity Instruments:

A summary of unvested equity instruments outstanding for the nine months ended July 31, 2022 and 2021 are presented below:

	Number of Nonvested Shares	Weighted- Average Grant Date Fair Value
Outstanding at October 31, 2021	83,844,445	$0.062
Non-Vested Shares Granted	25,900,000	$0.034
Vested	(3,601,979)	$0.049
Expired/Forfeited	-	$-
Outstanding at July 31, 2022	106,142,466	$0.055

	Number of Nonvested Shares	Weighted- Average Grant Date Fair Value
Outstanding at October 31, 2020	1,111,111	$0.029
Non-Vested Shares Granted	-	$-
Vested	(499,998)	$0.029
Expired/Forfeited	-	$-
Outstanding at July 31, 2021	611,113	$0.029

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NOTE 12 – WARRANTS

A summary of warrant activity for the nine months ended July 31, 2022 and 2021 are presented below:

	Number of Shares	Weighted- average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at October 31, 2021	9,500,000	$0.03	6.90	$289,500
Granted	40,000,000	$0.03	10.0	$-
Exercised	-	$-	-	$-
Expired/Forfeited	-	$-	-	$-
Outstanding and exercisable at July 31, 2022	49,500,000	$0.03	9.25	$15,000

	Number of Shares	Weighted- average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at October 31, 2020	9,500,000	$0.03	7.90	$1,268,000
Granted	-	$-	-	$-
Exercised	-	$-	-	$-
Expired/Forfeited	-	$-	-	$-
Outstanding and exercisable at July 31, 2021	9,500,000	$0.03	7.15	$685,650

On July 21, 2022, the Company issued Mr. Sinnreich a cashless warrant to purchase an aggregate of 40,000,000 shares of common stock in connection with the Mr. Sinnreich’s employment agreement. The warrant is exercisable for $0.034 per share (the closing price of the Company’s common stock on the date of grant), until the tenth anniversary date of the date of issuance. The Company valued the warrants on the dates of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.91%, (2) term of 10 years, (3) expected stock volatility of 144%, and (4) expected dividend rate of 0%. All of the warrants vested immediately. The grant date fair value of the warrants issued was $1,332,000. The Company recorded $1,332,000 of stock-based compensation expense for the three months and nine months ended July 31, 2022 based on the fair value of these warrants on the grant date (see Note 12).

At Closing, the Company also entered into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (a) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth therein; and (b) Skycrest and Greyt are being compensated for their services by the Company issuing to each of them at closing ten (10) year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Consulting Agreement Warrants”), which Warrants are exercisable on a “cashless” basis. All of the warrants vested immediately. The Company will value the warrants on the dates of the grant using the Black-Scholes option pricing model (see Note 4).

At Closing, Ian Bothwell waived all unpaid and accrued compensation except for four unpaid base salary payments outstanding as of July 31, 2022, in exchange for ten-year warrants to purchase 30,000,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis” and a cash payment of $50,000 at Closing. All of the warrants vested immediately (see Note 12).

At Closing, Dr. George Shapiro terminated his consulting arrangement with the Company and waived all unpaid consulting fee obligations in exchange for ten-year warrants to purchase 3,150,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis.” All of the warrants vested immediately (see Note 12).

During August 2022, the Company entered into five separate consulting and employment agreements providing for the issuance of ten-year warrants to purchase an aggregate of 41,150,000 Shares at exercise prices ranging from $0.024 to $0.03 per Share, exercisable on a “cashless basis”. The warrants vest over the term of the agreements that range for 6 months to 2 years. The Company will value the warrants on the dates of the grant using the Black-Scholes option pricing model and will amortize the stock-based compensation expense over the term of the respective agreements based on the fair value of these warrants on the grant date.

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NOTE 13 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

Changes in Management Compensation

Pursuant to the SPAs, the following changes in management compensation were implemented at Closing:

1.	Each of Albert Mitrani, Dr. Maria Ines Mitrani and Ian Bothwell entered into an amendment to their respective employment agreements providing for (a) setting their respective base salaries at $300,000 per annum; (b) limits on cell phone, automobile and other monthly allowances; (b) elimination of any compensation associated with commissions, fixed bonus, increases to base salary (based on revenue milestones), and/or tax make-whole provisions associated with equity grants; and (c) deletion of change in control provisions.

2.	Albert Mitrani and Dr. Maria Ines Mitrani each waived all accrued but unpaid compensation, except for two unpaid base salary payments outstanding as of July 31, 2022. The Company, Albert Mitrani and Dr. Maria Ines Mitrani also agreed to terminate the leases with Mariluna LLC for use of Albert Mitrani’s and Mari Mitrani’s Miami, FL and Aspen, Colorado homes, retroactive to July 13, 2022. The Company wrote off the related ROU asset and lease liability as of the Closing Date.

3.	Ian Bothwell waived all unpaid and accrued compensation except for four unpaid base salary payments outstanding as of July 31, 2022, in exchange for ten-year warrants to purchase 30,000,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis” and a cash payment of $50,000 at Closing. The Company and Mr. Bothwell agreed that rental and other office costs associated with the California office currently used by him will not be reimbursed after October 31, 2022.

4.	Dr. George Shapiro terminated his consulting arrangement with the Company and waived all unpaid consulting fee obligations in exchange for ten-year warrants to purchase 3,150,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis.”

5.	The Company and each of its directors agreed to terminate all awards granted under the Company’s Management and Consultant Performance Plan.

Term Sheet – Acting CEO

On July 21, 2022 (“Effective Date”), Matthew Sinnreich was appointed by the Board of Directors to the position of Chief Operating Officer and Acting Chief Executive Officer.

On the Effective Date, Organicell and Mr. Sinnreich entered into a term sheet (the “Term Sheet”) setting forth in principle the terms of Mr. Sinnreich’s employment agreement with and compensation by the Company. Except with respect to the signing bonus described below, the Term Sheet is subject to the negotiation and execution of a definitive employment agreement embodying the provisions of the Term Sheet, as well as customary terms and conditions for an executive employment agreement (the “Employment Agreement”). The parties agreed to use their respective commercial best efforts to negotiate and execute the Employment Agreement.

The Term Sheet provides that as an inducement for Mr. Sinnreich to join the Company, within five (5) days of the Effective Date, he will be issued 10,000,000 shares of restricted common stock and ten-year warrants to purchase 40,000,000 shares at a price of $0.034 per share, exercisable on a “cashless” basis. The foregoing shares and warrants vest immediately upon issuance.

The Employment Agreement will provide for an initial two-year term commencing on the Effective Date (the “Initial Term”), which will automatically renew for successive one-year terms (each a “Renewal Term,” and together with the Initial Term, the “Term”), unless terminated by either party upon not less than ninety (90) days’ prior written notice given before the expiration of the Initial Term or a Renewal Term, or earlier terminated as provided for therein.

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During the first year of the Initial Term, Mr. Sinnreich will be compensated by the issuance of 24,000,000 shares of Organicell’s common stock, which shall vest in equal monthly instalments of 2,000,000 shares each. During the second year of the Initial Term, Mr. Sinnreich will be entitled to receive a base salary of $25,000 per month, payable in cash of shares of Organicell’s common stock, at his election.

The Employment Agreement will provide that Mr. Sinnreich will be entitled to receive a bonus payment of $150,000, if and when during the Term, the Company generates $10,000,000 in funding from an equity line of credit arrangement that may be implemented by the Company in the future. In addition, Mr. Sinnreich will be entitled to receive an award of 15,000,000 shares of common stock if any of the following milestones are achieved during the Term and the twelve-month period thereafter (provided the Employment Agreement and Mr. Sinnreich’s employment thereunder is terminated by the Company without cause).

1.	The Company first obtains market capitalization of $1.0 billion for a three-month consecutive period.

2.	The Company first obtains market capitalization of $2.0 billion for a three-month consecutive period.

3.	The Company first obtains market capitalization of $5.0 billion for a three-month consecutive period.

4.	The Company first obtains market capitalization of $10.0 billion for a three-month consecutive period

The offer and sale of the above referenced securities were and will be issued in private transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

As the Employment Agreement does not provide for cash compensation and in light of Mr. Sinnreich’s efforts in implementing the Company’s recent corporate restructuring and advancing its clinical trials, on September 7, 2022, the board of directors of the Company awarded Mr. Sinnreich a one-time payment of $200,000 and agreed to reimburse him for up to $100,000 in out-of-pocket expenses incurred by him in connection with services rendered to the Company, subject to submission of documentation for such expenses in accordance with the Company’s expense reimbursement policies.

Preparation of IRB, Pre-IND, IND Protocols for Clinical Applications and Clinical Trial Initiation and Monitoring:

In connection with the Company’s ongoing research and development efforts and the Company’s efforts to meet compliance with current and anticipated United States Food and Drug Administration (“FDA”) regulations expected to be enforced beginning in May 2021 pertaining to marketing traditional biologics and human cells, tissues and cellular and tissue based products that fall under Section 351 of the Public Health Services Act (“HCT/Ps”), the Company has applied for and received Investigation New Drug (“IND”) approval from the FDA to commence clinical trials in connection with the use of the Company’s products and related treatment protocols for specific indications. The ability to successfully complete the above efforts will be dependent on the actual outcomes in connection with the use of the Company’s products and related treatment protocols for each clinical trial, the Company’s ability to timely enroll patients and fund the required payments and complete the applicable clinical trials, which is subject to available working capital generated from operations, financing arrangements with the third-party vendors involved in the studies and/or from additional debt and/or equity financings as well as the ultimate approval from the FDA.

New CRO Agreements

During August 2021, October 2021, and December 2021, the Company entered into agreements with a new CRO to provide ongoing clinical research and related services in connection with three of the Company’s approved clinical research trials (“New CRO Agreements”). In connection with the New CRO Agreements, the Company is obligated to make aggregate payments to the CRO of approximately $1,700,000 plus estimated aggregate pass-through costs and other third-party direct costs of approximately $565,000 as well as site and patient related costs. The Company is obligated to make the CRO payments in equal monthly installments over the term of the clinical trial beginning on the commencement of the work by the CRO in connection with the applicable clinical trial and the payments for the pass-through costs and other third-party direct costs as well as site and patient related costs are paid in accordance with completion of agreed upon milestones. As of July 31, 2022, the Company has been billed a total of approximately $583,600 in connection with the New CRO Agreements of which approximately $408,400 was outstanding as of July 31, 2022.

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Contingent Convertible Obligations Into Equity Securities

Obligations Due Under Executive Employment Agreements

Beginning July 1, 2020, at the sole option of the Executive, any portion of unpaid Original Base Salary for periods after January 1, 2020, including unpaid bonus salary, may be converted by Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Original Base Salary that existed prior to January 1, 2020, including unpaid bonus salary, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

As of July 31, 2022, there was approximately $721,000 of unpaid Original Base Salary and Incremental Salary related to the period prior to December 31, 2019 and approximately $1,388,000 of unpaid Original Base Salary and Incremental Salary related to the period January 1, 2020 through July 31, 2022, that could be converted in the future into approximately 61,967,000 shares of common stock (weighted average conversion price of $0.034 per share).

In connection with the Closing, the Company and each of the Executives agreed to forego their unpaid Original Base Salary and Incremental Salary (see “Changes in Management Compensation” above).

Legal Matters

SEC Matter

On June 17, 2021, Organicell received a subpoena dated June 14, 2021, from the Atlanta Regional Office of the SEC requiring the production of certain documents and communications in connection with the treatment and results of various COVID-19 patients, as discussed in the Company’s Current Reports on Form 8-K filed with the SEC during the period from May 27, 2020 through May 11, 2021. The Company is fully cooperating with the SEC’s investigation and believes that it will be able to provide all of the information requested by the SEC. The Company can make no assurances as to the time or resources that will need to be devoted to this investigation or its final outcome, or the impact, if any, of this investigation or any proceedings on the Company’s current business, financial condition, results of operations, cash flows, or the Company’s future operations.

LAE International Consulting

On August 17, 2021, the Company was served with a summons and complaint by LAE International Consulting, LLC (“LAE”), in the case styled LAE International Consulting, LLC v. Organicell Regenerative Medicine, Inc. et al., Case No. 2021-018461-CA-01 (In the Circuit Court of the 11th Judicial Circuit in and for Miami Dade County, Florida) (the “Lawsuit”). Albert Mitrani, Mari Mitrani and Ian Bothwell (the “Individual Defendants”) were also named as defendants in the Lawsuit. In the Lawsuit, LAE alleges breach of contract, unjust enrichment, violation of Florida’s Unfair and Deceptive Trade Practices Act, breach of obligation of good faith and fair dealing, negligent misrepresentation and fraudulent misrepresentation in connection with a prior consulting agreement entered into between the Company and LAE. During April 2022 the Lawsuit was settled whereby the Company agreed to pay LAE $45,000 in cash and 2,000,000 shares of restricted common stock of the Company.

Daniel Pepock and Tracy Yourke

The Company terminated sales representatives Daniel Pepock (“Pepock”) and Tracy Yourke (“Yourke”) effective June 30, 2022.

On June 6, 2022, Pepock filed a Complaint against Organicell Regenerative Medicine, Inc. (“Organicell”) in the Court of Common Pleas of Westmoreland County, Pennsylvania. Organicell removed the case to the United States District Court for the Western District of Pennsylvania, and on July 15, 2022 Mr. Pepock filed an Amended Complaint asserting two counts.

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Count I alleges a claim for “Breach of Employment Agreement, including Violation of the Pennsylvania Wage Payment and Collection Law.” Mr. Pepock alleges that Organicell (i) failed to pay him certain wages in timely manner; (ii) failed to pay him commissions allegedly due; (iii) failed to pay him a severance benefit allegedly due; and (iv) improperly paid him as a 1099 “independent contractor” rather than a W-2 employee for the time period of January 1, 2020 through July 31, 2021. Mr. Pepock sought damages of $235,000 in compensation, plus compensation for alleged increased tax rates and decreased Social Security contributions, liquidated damages, costs of litigation including reasonable attorney fees and witness fees, interest on the judgment, plus any other relief the Court deems proper.

Count II alleges a claim for “Fair Labor Standards Act Retaliatory Discharge. Mr. Pepock alleged that he was unlawfully terminated in retaliation for filing a complaint about unpaid wages and sought damages in an unidentified amount of lost wage compensation, back pay, front pay, liquidated damages, compensation for pain and suffering and other non-economic damages, punitive damages, costs of litigation including reasonable attorney fees and witness fees, interest on the judgment, plus any other relief the Court deems proper.

On June 27, 2022, Ms. Yourke filed a complaint against Organicell in the State of Michigan, 6th Judicial Circuit, County of Oakland. Organicell removed the case to the United States District Court for the Eastern District of Michigan, Southern Division, and on August 10, 2022 Ms. Yourke filed an Amended Complaint asserting three counts.

Counts I and II alleged claims for “Breach of Employment Agreement and Violation of Michigan Sales Representative Commission Act. Ms. Yourke alleged that Organicell (i) failed to pay her certain wages in timely manner; (ii) failed to pay her commissions allegedly due; (iii) failed to pay her a severance benefit allegedly due; and (iv) improperly treated her as a 1099 “independent contractor” rather than a W-2 employee for the time period of January 1, 2020 through July 31, 2021, April 16-30, 2022, and May 1, 2022 through June 30, 2022. Ms. Yourke sought an unidentified amount of damages in the form of compensation, commissions, treble damages, plus compensation for an alleged increased tax rates and increased Social Security contributions, costs of litigation, including actual attorney fees and witness fees, interest on the judgment, plus any other legal and equitable relief that the Court deems proper.

Count III alleged a claim for “Fair Labor Standards Act Retaliatory Discharge. Ms. Yourke alleged that she was unlawfully terminated in retaliation for filing a complaint about unpaid wages and sought damages in an unidentified amount of lost wage compensation, back pay, front pay, liquidated damages, compensation for pain and suffering and other non-economic damages, punitive damages, costs of litigation including reasonable attorney fees and witness fees, interest on the judgment, plus any other relief the Court deems proper.

As of July 31, 2022, all past due wages to Pepock and Yourke were paid.

Mr. Pepock’s action against Organicell was designated for placement into the United States District Court’s Alternative Dispute Resolution program and the Parties agreed to mediate. On August 22, 2022, Mr. Pepock, Ms. Yourke and Organicell agreed to a material settlement term sheet (“Settlement”) which provided for the resolution and full settlement and release of all claims among the parties and for the Company to buy back all of the shares of common stock of the Company issued to and owned by Mr. Pepock and Ms. Yourke at the time of the Settlement (represented by Mr. Pepock and Ms. Yourke to be in excess of 24,800,000 shares) in exchange for a payment by the Company of $500,000. In addition, the Company agreed to release Mr. Pepock and Ms. Yourke from their non-compete restrictions upon the execution of a Settlement Agreement and Mutual General Release. The Settlement relates to disputed claims and nothing therein shall be construed as an admission of liability or wrongdoing by the Company or any other party.

Other

In addition to the foregoing, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business.

NOTE 14 – SEGMENT INFORMATION

The Company has only one operating segment.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$440.80
Transfer Agent Fees	$2,500.00
Accounting Fees and Expenses	$2.500.00
Legal Fees and Expenses	$7,500.00
Miscellaneous Fees and Expenses	$559.20
Total	$13,500.00

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Nevada law. We are also party to indemnification agreements with each of our non-employee directors.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act:

1.	During August 2019 through September 2019, the Company sold 5,250,000 shares of common stock to four “accredited investors” at $0.02 per share for an aggregate purchase price of $105,000. The proceeds were used for working capital.

2.	On October 10, 2019, the Company and an investor (the “Noteholder”) agreed to a funding facility arrangement (the “Funding Facility”) whereby the Noteholder was required to fund the Company an initial tranche of $100,000 on October 15, 2019 (the “Initial Funding Date”) and had the option to fund the Company up to an aggregate of $500,000 (the “Funding Facility Limit”) in minimum $100,000 monthly tranches by no later than February 15, 2020 (the “Funding Expiration Date”). The Funding Facility had a scheduled maturity of February 15, 2021 (the “Maturity Date”) and accrued interest at 6.0% per annum. The Funding Facility, plus all accrued interest, automatically converts into 40,000,000 shares of newly issued common stock of the Company if the Noteholder funded the full $500,000 by the Funding Expiration Date. The Noteholder fully funded the Funding Facility provided on February 12, 2020 and the Company converted the Funding Facility into 40,000,000 shares of common stock of the Company that were issued to the Noteholders designated entity, Republic Asset Holdings LLC. a Company controlled by Michael Carbonara, who currently is a director of Organicell.

3.	During November 2019 through January 2020, the Company sold 3,250,000 shares of common stock to three “accredited investors” at $0.02 per share for an aggregate purchase price of $65,000. The proceeds were used for working capital.

4.	During February 2020 through April 2020, the Company sold 11,050,000 shares of common stock to five “accredited investors” at $0.02 per share for an aggregate purchase price of $221,000. The proceeds were used for working capital.

5.	During April 2020 through May 2020, the Company sold 11,000,000 shares of common stock to Dr. Allen Meglin, currently a director of the Company at $0.02 per share for an aggregate purchase price of $220,000. During July, August and October 2020, the Company sold an additional 1,166,666 shares, 422,514 shares, and 625,000 shares of common stock to Dr. Meglin at $0.03 per share, $0.10 per share and $0.08 per share, respectively, for an aggregate purchase price of $127,251. The proceeds from all of the above sales were used for working capital.

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6.	On April 27, 2020, the Company sold 5,000,000 shares of common stock to Republic Asset Holdings LLC., a Company controlled by Michael Carbonara, a director of the Company, at $0.02 per share for an aggregate purchase price of $100,000. The proceeds were used for working capital.

7.	During May 2020, the Company sold 3,000,000 shares of common stock to two “accredited investors” at $0.02 per share for an aggregate purchase price of $60,000. The proceeds were used for working capital.

8.	During July and August 2020, the Company completed a private placement to 19 “accredited investors” of 13,499,992 shares of Common stock of the Company at a selling price of $0.03 per share for an aggregate amount of $405,000 (the “Sale”). The proceeds were and are being used to fund the Company’s public company financial reporting requirements.

9.	During July 2020, the Company sold 1,000,000 shares of common stock to two “accredited investors” at $0.02 per share and $0.03 per share, respectively for an aggregate purchase price of $25,000. The proceeds were used for working capital.

10.	During August 2020, the Company sold 8,606,665 shares of common stock to nine “accredited investors” at prices ranging from $0.03 per share and $0.06 per share, for an aggregate purchase price of $392,100. The proceeds were used for working capital.

11.	During September 2020, the Company sold 4,800,000 shares of common stock to five “accredited investors” at prices ranging from $0.06 per share and $0.10 per share, for an aggregate purchase price of $410,000. The proceeds were used for working capital.

12.	During October 2020, the Company sold 2,033,333 shares of common stock to five “accredited investors” at prices ranging from $0.06 per share and $0.10 per share, for an aggregate purchase price of $170,000. The proceeds were used for working capital.

13.	During October 2020, the Company and the holder of a $20,000 debenture due September 30, 2019, agreed to convert the principal amount of the $20,000 debenture plus interest accrued and unpaid through the date of the conversion totaling approximately $20,300 into 160,000 shares of common stock of the Company.

14.	During November 2020, the Company sold 800,000 shares of common stock to an “accredited investor” at $0.05 per share, for an aggregate purchase price of $40,000. The proceeds were used for working capital.

15.	During February 2021, the Company sold an aggregate of 12,340,910 shares of common stock to five “accredited investors” at prices ranging from $0.05 per share to $0.06 per share for an aggregate purchase price of $665,000. The proceeds were used for working capital.

16.	On February 22, 2021, the Company sold 1,818,181 shares of common stock to Republic Asset Holdings LLC., a Company controlled by Michael Carbonara, a director of the Company, at $0.055 per share for an aggregate purchase price of $100,000. The proceeds were used for working capital.

17.	During April 2021, the Company sold an aggregate of 13,677,821 shares of common stock to seven “accredited investors” at prices ranging from $0.03 per share to $0.25 per share for an aggregate purchase price of $535,000. The proceeds were used for working capital.

18.	During May 2021, the Company sold an aggregate of 741,667 shares of common stock to two “accredited investors” at $0.15 per share for an aggregate purchase price of $111,250. The proceeds were used for working capital

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19.	During August 2021, the Company sold an aggregate of 3,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $150,000. The proceeds were used for working capital.

20.	During October 2021, the Company sold an aggregate of 7,500,000 shares of common stock to four “accredited investors” at $0.04 per share for an aggregate purchase price of $300,000. The proceeds were used for working capital.

21.	In November 2021, the Company sold an aggregate of 8,000,000 shares of common stock to one “accredited investor” at $0.05 per share for an aggregate purchase price of $400,000. The proceeds were used for working capital.

22.	In January 2022, the Company sold an aggregate of 666,667 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $20,000. The purchase price was paid through an offset of an outstanding balance owed by the Company to the investor at the time of the sale of $20,000.

23.	On January 11, 2022, the Company entered into a Securities Purchase Agreement with AJB Capital Investments, LLC (the “Purchaser”) pursuant to which we sold a Promissory Note in the principal amount of $600,000 to the Purchaser in a private transaction to for a purchase price of $540,000 (giving effect to original issue discount of $60,000). The proceeds were used for working capital.

24.

In February 2022, the Company sold an aggregate of 8,333,333 shares of common stock to one “accredited investor” at $0.03 per share for an aggregate purchase price of $250,000. The proceeds were used for working capital.

25.	During August 2022, the Company sold an aggregate of 200,000,000 shares of common stock to four “accredited investors” at $0.02 per share for an aggregate purchase price of $4,000,000. The proceeds are being used for working capital.

26.	During August 2022 and September 2022, the Company sold an aggregate of 65,500,000 shares of common stock to four “accredited investors” at $0.04 per share for an aggregate purchase price of $2,620,000. The proceeds are being used for working capital.

The Company issued the foregoing securities pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

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ITEM 16.	EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Plan and Agreement of Reorganization, dated April 23, 2018, between Management and Business Associates, LLC and Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on April 26, 2018 and incorporated by reference herein)
3.1	Articles of Incorporation, as amended (Filed as an exhibit to Registration Statement on Form S-1 filed on September 4, 2012 (File No: 333-183710) and incorporated by reference herein)
3.2	Certificate of Amendment to the Articles of Incorporation (Filed as an exhibit to Form 8-K filed on November 3, 2015 and incorporated by reference herein)
3.3	Amendment to the Certificate of Incorporation of Biotech Products Services and Research, Inc., filed with the Secretary of State of Nevada on July 22, 2017, effective July 10, 2017 (Filed as an exhibit to Form 10-K for the fiscal year ended October 31, 2017 filed on July 7, 2018 and incorporated by reference herein)
3.4	Series A Non-Convertible Preferred Stock Certificate of Designation, effective November 1, 2016 (Filed as an exhibit to the Registrant’s Form 8-K filed on November 3, 2016 and incorporated by reference herein)
3.5	Amendment to Certificate of Designation of Series A Non-Convertible Preferred Stock of Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
3.6	Series B Convertible Preferred Stock Certificate of Designation, effective November 1, 2016 (Filed as an exhibit to the Registrant’s Form 8-K filed on November 3, 2016 and incorporated by reference herein)
3.7	Amendment to the Certificate of Incorporation of Biotech Products Services and Research, Inc., filed with the Secretary of State of Nevada on May 21, 2018, effective June 20, 2018 (Filed as an exhibit to the Registrant’s Form 10-K filed on November 1, 2018 and incorporated by reference herein)
3.8	Certificate of Correction filed with the Secretary of State of Nevada on June 18, 2018 (Filed as an exhibit to the Registrant’s Form 10-K filed on November 1, 2018 and incorporated by reference herein)
3.9	Certificate of Withdrawal filed with the Secretary of State of Nevada on June 14, 2018 (Filed as an exhibit to the Registrant’s Form 10-K filed on November 1, 2018 and incorporated by reference herein)
3.10	Amended and Restated By-laws of Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
3.11	Second Amended and Restated By-laws of Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on December 18, 2017 and incorporated by reference herein)
3.12

Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of Nevada on June 24, 2020, effective June 24, 2020. (Filed as an exhibit to Form 8-K filed on July 14, 2020 and incorporated by reference herein)

3.13	Certificate of Designation of Series C Non-Convertible Preferred Stock (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
3.14	Second and Restated Bylaws (as amended effective August 19, 2021) (filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
5.1	Opinion of Gutiérrez Bergman Boulris, PLLC (Filed herewith)
10.1	Stock Purchase Agreement dated October 30, 2015 between Biotech Products Services and Research, Inc. and John Goodhew (Filed as an exhibit to Form 8-K filed on November 3, 2015 and incorporated by reference herein)
10.2	Series A Non-Convertible Preferred Stock Share Exchange Agreement, dated November 1, 2016, between Biotech Products Services and Research, Inc. and Albert Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on November 3, 2016 and incorporated by reference herein)
10.3	Series B Convertible Preferred Stock Share Exchange Agreement, dated November 1, 2016, between Biotech Products Services and Research, Inc. and Albert Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on November 3, 2016 and incorporated by reference herein)
10.4+	Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Albert Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.5+	Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Dr. Bruce Werber (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.6+	Amendment No.1, dated March 8, 2017, to Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Dr. Bruce Werber (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.7+	Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)

II-4

Exhibit Number	Description of Exhibit
10.8+	Amendment No.1, dated March 8, 2017, to Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.9+	Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Dr. Maria Ines Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.10+	Amendment No.1, dated March 8, 2017, to Employment Agreement, dated November 4, 2016, between Biotech Products Services and Research, Inc. and Dr. Maria Ines Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.11+	Employment Agreement, dated March 8, 2017, between Biotech Products Services and Research, Inc. and Terrell Suddarth (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.12+	Warrant, dated November 4, 2016, issued to Dr. Bruce Werber (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.13+	Warrant, dated November 4, 2016, issued to Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.14+	Warrant, dated November 4, 2016, issued to Dr. Maria Ines Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on November 14, 2016 and incorporated by reference herein)
10.15+	Warrant, dated March 8, 2017, from Biotech Products Services and Research, Inc. to Dr. Bruce Werber (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.16+	Warrant, dated March 8, 2017, from Biotech Products Services and Research, Inc. to Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.17+	Warrant, dated March 8, 2017, from Biotech Products Services and Research, Inc. to Dr. Maria Ines Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.18+	Warrant, dated March 8, 2017, from Biotech Products Services and Research, Inc. to Terrell Suddarth (Filed as an exhibit to the Registrant’s Form 8-K filed on March 15, 2017 and incorporated by reference herein)
10.19	Form of the Securities Purchase Agreement, dated March 29, 2017, by and among Biotech Products Services and Research, Inc., each of its Subsidiaries, the Agent, LLC, Dr. Bruce Werber and Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on April 3, 2017 and incorporated by reference herein)
10.20	Form of the 10% Original Issue Discount Convertible Secured Promissory Note and Guarantee, dated March 29, 2017, of Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on April 3, 2017 and incorporated by reference herein)
10.21	Form of the Security Agreement, dated March 29, 2017, by and among Biotech Products Services and Research, Inc., each of its Subsidiaries, and the Agent (Filed as an exhibit to the Registrant’s Form 8-K filed on April 3, 2017 and incorporated by reference herein)
10.22	Form of the Intellectual Property Security Agreement, dated March 29, 2017, by and among Biotech Products Services and Research, Inc., and each of its, Subsidiaries, and the Agent (Filed as an exhibit to the Registrant’s Form 8-K filed on April 3, 2017 and incorporated by reference herein)
10.23	Form of the Subsidiary Guarantee, dated March 29, 2017, by and among Biotech Products Services and Research, Inc. and each of its Subsidiaries (Filed as an exhibit to the Registrant’s Form 8-K filed on April 3, 2017 and incorporated by reference herein)
10.24+	Employment Agreement, dated as of May 1, 2017, by and between Peter Taddeo and Mint Organics Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on May 24, 2017 and incorporated by reference herein)
10.25	Lease Agreement, dated May 23, 2017, by and between Sunwest Office Park, LLC and Anu Life Sciences, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on May 24, 2017 and incorporated by reference herein)
10.26	Asset Purchase Agreement, dated February 5, 2018, by and among Vera Acquisition, LLC, Anu Life Sciences, Inc., Biotech Products Services and Research, Inc. and Controlling Stockholders, and General Surgical Florida, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on February 9, 2018 and incorporated by reference herein)
10.27	Distribution Agreement, dated February 5, 2018, by and between Vera Acquisition, LLC, and Biotech Products Services and Research, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on February 9, 2018 and incorporated by reference herein)

II-5

Exhibit Number	Description of Exhibit
10.28	Separation and General Release Agreement, dated April 6, 2018, by and between Peter Taddeo, and Mint Organics, Inc., Mint Organics Florida, Inc., Biotech Products Services and Research, Inc. and Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on April 12, 2018 and incorporated by reference herein)
10.29	Share Purchase and General Release Agreement, dated April 6, 2018, by and between Peter Taddeo and Biotech Products Services and Research, Inc. and Mint Organics, Inc. (Filed as an exhibit to the Registrant’s Form 8-K filed on April 12, 2018 and incorporated by reference herein)
10.30+	Amendment No. 2, dated April 6, 2018, to Employment Agreement between Biotech Products Services and Research, Inc. and Ian T. Bothwell (Filed as an exhibit to the Registrant’s Form 8-K filed on April 12, 2018 and incorporated by reference herein)
10.31+	Amendment No. 2, dated April 6, 2018, to Employment Agreement between Biotech Products Services and Research, Inc. and Maria I. Mitrani (Filed as an exhibit to the Registrant’s Form 8-K filed on April 12, 2018 and incorporated by reference herein)
10.32	Form of Employment Agreement (Filed as an exhibit to the Registrant’s Form 8-K filed on April 26, 2018 and incorporated by reference herein)
10.33	Form of 2018 6% Convertible Debenture Issued by Biotech Products Services And Research, Inc., a Nevada corporation (Filed as an exhibit to the Registrant’s Form 10-K filed on November 1, 2018 and incorporated by reference herein)
10.34	Consulting Services Agreement effective as of March 30, 2020 between Assure Immune L.L.C and the Company (Filed as an exhibit to the Registrant’s Form 8-K filed on April 30, 2020 and incorporated by reference herein)
10.35+	Amended and Restated Employment Agreement between Organicell Regenerative Medicine Inc. and Albert Mitrani dated June 29, 2020 (Filed as an exhibit to the Registrant’s Form 10-K filed on October 16, 2020 and incorporated by reference herein)
10.36+	Amended and Restated Employment Agreement between Organicell Regenerative Medicine Inc. and Dr. Maria Mitrani dated June 29, 2020 (Filed as an exhibit to the Registrant’s Form 10-K filed on October 16, 2020 and incorporated by reference herein)
10.37+	Amended and Restated Employment Agreement between Organicell Regenerative Medicine Inc. and Ian T. Bothwell dated June 29, 2020 (Filed as an exhibit to the Registrant’s Form 10-K filed on October 16, 2020 and incorporated by reference herein)
10.38+	Warrant for the purchase of shares of common stock of Organicell Regenerative Medicine Inc. issued to Ian Bothwell dated February 26, 2020 (Filed as an exhibit to the Registrant’s Form 10-K filed on October 16, 2020 and incorporated by reference herein)
10.39	Warrant for the purchase of shares of common stock of Organicell Regenerative Medicine Inc. issued to Raymond Zoeller dated May 15, 2020 (Filed as an exhibit to the Registrant’s Form 10-K filed on October 16, 2020 and incorporated by reference herein)
10.40+	2021 Equity Incentive Plan (Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-26062) and incorporated by reference therein)
10.41+	Exchange Agreement (Filed as an exhibit to the Registrant’s Form 8-K filed on November 2, 2021 and incorporated by reference herein)
10.42	Securities Purchase Agreement dated January 11, 2022 with AJB Capital Investment (Filed as an exhibit to the Registrant’s Form 10-K filed on February 14, 2022 and incorporated by reference herein)
10.43	Promissory Note dated January 11, 2022 made in favor of AJB Capital Investment (Filed as an exhibit to the Registrant’s Form 10-K filed on February 14, 2022 and incorporated by reference herein)
10.44	Stock Purchase Agreement with Skycrest Holdings, LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.45	Stock Purchase Agreement with Greyt Ventures LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.46	Stock Purchase Agreement with Beyond 100 FZE (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.47	Stock Purchase Agreement with Smart Co. Holding Pte, Ltd. (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.48	Consulting Agreement with Skycrest Holdings, LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.49	Consulting Agreement with Greyt Ventures LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.50	Warrant issued to Skycrest Holdings, LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)

II-6

Exhibit Number	Description of Exhibit
10.51	Warrant issued to Greyt Ventures LLC (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.52+	Amendment to Albert Mitrani Employment Agreement (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.53+	Amendment to Dr. Maria Ines Mitrani Employment Agreement (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.54+	Amendment to Ian Bothwell Employment Agreement (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.55+	Termination of Consulting Arrangement with Dr. George Shapiro (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.56+	Form of Warrant to be issued to Ian Bothwell and Dr. George Shapiro (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.57+	Termination of Management and Consulting Performance Plan Awards (Filed as an exhibit to the Registrant’s Form 8-K filed on August 23, 2022 and incorporated by reference herein)
10.58	Purchase Agreement between Organicell and Tysadco, dated September 1, 2022 (Filed as an exhibit to the Registrant’s Form 8-K filed on September 6, 2022 and incorporated by reference herein)
10.59	Registration Rights Agreement between Organicell and Tysadco, dated September 1, 2022 (Filed as an exhibit to the Registrant’s Form 8-K filed on September 6, 2022 and incorporated by reference herein)
10.60	Form of Director Services Agreement (Filed as exhibit to the Registrant’s Form 8-K filed on September 27, 2022 and incorporated by reference herein)
21.1	Subsidiaries of the Registrant (Filed herewith)
23.1	Consent of Marcum LLP (Filed herewith)
23.2	Consent of Gutiérrez Bergman Boulris, PLLC (Included in Exhibit 5.1 filed herewith)
24	Power of Attorney (Included in the signature page hereto)
107	Filing Fee Table (Filed herewith)
101.INS **	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

+	Management compensation plan or arrangement.
**	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability under those sections.

II-7

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-8

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized to this registration statement to be signed on its behalf by the undersigned, in Davie, Florida, on October 20, 2022.

ORGANICELL REGENERATIVE MEDICINE, INC.

By:	/s/ Matthew Sinnreich
Matthew Sinnreich
President and Acting Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Ian T. Bothwell
Ian T. Bothwell
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Sinnreich and Ian T. Bothwell, and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signature	Title	Date

/s/ Matthew Sinnreich	President, Acting Chief Executive Officer, Director	October 20, 2022
Matthew Sinnreich	(Principal Executive Officer)

/s/ Ian T. Bothwell	Chief Financial Officer, Director	October 20, 2022
Ian T. Bothwell	(Principal Financial and Accounting Officer)

/s/ Maria Ines Mitrani	Chief Science Officer, Director	October 20, 2022
Maria Ines Mitrani

/s/ George Shapiro	Chief Medical Officer, Director	October 20, 2022
George Shapiro

/s/ Bhupendra Kumar Modi	Director and Chairman of the Board	October 20, 2022
Bhupendra Kumar Modi

/s/ Chuck Bretz	Director and Vice Chairman of the Board	October 20, 2022
Chuck Bretz

/s/ Guvinder Pal Singh	Director	October 20, 2022
Guvinder Pal Singh

/s/ John Chiste	Director	October 20, 2022
John Chiste

/s/ S. Jerry Glauser	Director	October 20, 2022
S. Jerry Glauser

/s/ Leathem Stearn	Director	October 20, 2022
/s/ Leathem Stearn

II-9